UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARK GROUP INC.
(Exact name of registrant as specified in its charter)

NEVADA	7310	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark
+45 7026 9926
Fax +45 3332 0078
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Bent Helvang, Chairman
Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark
+45 7026 9926
Fax +45 3332 0078
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael H. Taylor, Esq.
Lang Michener LLP
Suite 2500, 181 Bay Street
Toronto, Ontario M5J 2T7 Tel: 604-689-9111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

[ ]	Large accelerated filer	[ ]	Accelerated filer
[ ]	Non-accelerated filer	[ ]	Smaller reporting company

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Shares of Common Stock, par value $0.001 per share	4,642,151 shares	$2.50 per share	$11,605,377.50	$456.09

(1)	Total represents:

200,000 shares of common stock issued in connection with a private placement of shares completed by the Registrant on July 8, 2005,

1,750,000 shares of common stock issued in connection with a private placement of shares completed by the Registrant on March 31, 2006,

233,744 shares of common stock issued in connection with a private placement of shares completed by the Registrant on November 1, 2006, and

2,458,407 shares of common stock issued in connection with our acquisition of Bark Corporation A/S on February 29, 2008.

(2)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457 of the Securities Act based upon the offering price of the shares of Common Stock to be registered. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457 under Securities Act.

(4)	Based on the registration fee of $39.30 per $1,000,000 of securities registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED <>

PROSPECTUS

BARK GROUP INC.

4,642,151 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 4,642,151 shares of common stock of Bark Group Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in four separate private transactions, as follows:

200,000 shares of common stock issued in connection with a private placement of shares completed on July 8, 2005,

1,750,000 shares of common stock issued in connection with a private placement of shares completed on March 31, 2006,

233,744 shares of common stock issued in connection with a private placement of shares completed by on November 1, 2006,

2,458,407 shares of common stock issued in connection with our acquisition of Bark Corporation A/S.

These transactions are described in this prospectus under “Selling Stockholders”.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $2.50 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices, prices related to such prevailing market prices, privately negotiated prices or otherwise as disclosed below under “Plan of Distribution”.

We will not receive any proceeds from this offering. We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this Prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 11 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is:<>

TABLE OF CONTENTS

PAGE

REFERENCES	4

FOREIGN EXCHANGE	4

SUMMARY	5

SUMMARY OF THE OFFERING	8

SUMMARY OF FINANCIAL DATA	9

RISK FACTORS	11

Our competitors may be successful in attracting the clients that we are targeting for our advertising and media services, with the result that our revenues and ability to generate profit from our operations may be reduced	11

The present size of our business may impede or limit our ability to secure new advertising and marketing engagements from the customers that we target for our professional service	11

Our location in Denmark may impede our ability to secure internationally based customers who believe that they require a more globally based advertising and media professional service provider in order to address their business and marketing requirements	12

The loss of our key customers could cause significant reduction in our business.	12

Our inability to retain our existing customers will restrict our ability to sustain or increase our revenues.	12

We rely heavily on our key executive officers and their experience and knowledge of our business would be difficult to replace in the event any of them left our company.	12

Unfavourable economic conditions, including recessionary economic cycles, may adversely affect our operations if our customers reduce their budgets for advertising and communications.	13

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business could fail.	13

If we are unable to collect balances from our customers that are experiencing financial distress, then we may not be able to realize on our accounts receivable and our corresponding cash flows will be reduced	13

Our business is highly dependent on the services of our management and our employees who are specialized advertising and marketing professionals. If we cannot retain our key personnel, our business may fail	13

Our business strategy of development through acquisitions and investments can be risky.	14

We may be unsuccessful in evaluating material risks involved in completed and future acquisitions.	14

If we do not raise the necessary capital to fully develop our business, our business may not be able to continue its growth.	14

If we do not successfully integrated advertising and marketing agencies that we acquire into our business model, our business may not be able to continue its growth and we may not be able to achieved planned revenues or cash flows	14

There is no assurance that we will secure any financing through our engagement agreement with PacificWave Partners Limited.	15

Government regulations and consumer advocates may limit the services that we are able to provide, which could affect our ability to meet our customers’ needs, which could reduce the revenues that we are able to achieve in the future	15

There is no assurance that we will acquire any interest in Anaconda.tv	15

We may be exposed to liabilities from allegations that certain of our customers’ advertising claims may be false or misleading or that our customers’ products may be defective.	15

U.S. investors who obtain judgments against our officers or directors for breaches of U.S. securities laws may have difficulty in enforcing such judgments against our officers and directors	16

We have identified a material weakness in our internal controls over financial reporting that, if not corrected, could result in material misstatements in our financial statements.	16

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed	17

ii

We are incurring a significant portion of our operation expenses in Europe and we are therefore subject to currency risks	18

Our principal shareholders will be able to exert significant control over the election of our directors and the management of our business and their interests may differ from those of our other shareholders	18

We have not paid any dividends and there is no assurance that we will pay dividends in the future.	18

We may issue additional shares in the future and these sales will result in dilution to our existing shareholders and may reduce the market price of our shares	18

For reasons outside our control, our stock price can be volatile	18

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares	19

Sales of a substantial number of shares of our common stock into the public market by the selling shareholders named in this prospectus may result in significant downward pressure on the price of our common stock	19

If our shares become quoted on the OTC Bulletin Boards, our common stock will be subject to the “Penny Stock” rules of the SEC, which make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.	20

FORWARD-LOOKING STATEMENTS	21

USE OF PROCEEDS	21

DILUTION	21

SELLING STOCKHOLDERS	22

PLAN OF DISTRIBUTION	26

LEGAL PROCEEDINGS	28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	29

DESCRIPTION OF SECURITIES	34

LEGAL MATTERS	36

EXPERTS	36

INTERESTS OF NAMED EXPERTS AND COUNSEL	36

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36

ORGANIZATION SINCE INCORPORATION	37

DESCRIPTION OF BUSINESS	44

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION	55

MANAGEMENT’S DISCUSSION AND ANALYSIS	60

DESCRIPTION OF PROPERTIES	70

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	71

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	74

EXECUTIVE COMPENSATION	75

FINANCIAL STATEMENTS	79

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	80

WHERE YOU CAN FIND MORE INFORMATION	80

REPORTS TO SECURITYHOLDERS	80

DEALER PROSPECTUS DELIVERY OBLIGATION	80

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Bark Group Inc. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission’s website (located at www.sec.gov) or at the Securities and Exchange Commission’s Public Reference Room mentioned under the heading “Where You Can Find More Information” of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus:

“we”, “us”, “our”, the “Company” or “Bark” refers to Bark Group Inc. and its subsidiaries, unless the context otherwise requires,

“SEC” refers to the Securities and Exchange Commission,

“Securities Act” refers to the Securities Act of 1933, as amended,

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended,

all dollar amounts refer to US dollars, unless otherwise indicated, and

DKK refers to Danish Crowns, the lawful currency of Denmark.

FOREIGN EXCHANGE

Amounts presented below in Danish Crowns (DKK) have been converted into U.S. Dollars as at December 31, 2007, as reflected in the audited financial statements for Bark Corporation, unless otherwise specified. The Danish Crown (DKK) was convertible into U.S. dollars on the basis of 4.8116 DKK per $1.00 as of 12 pm (noon) on March 12, 2008 according to foreign exchange information published by the Federal Reserve Bank of New York.

SUMMARY

The following summary highlights certain aspects of our business and the prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, including our consolidated financial statements and the related notes set out elsewhere herein, and carefully consider the risks associated with purchasing our securities, including the risks set out under “Risk Factors”, before making an investment decision relating to the purchase of our shares of common stock.

Our Business

We are a commercial communication services company that provides integrated traditional and new media advertising and marketing consulting services to our clients. We conduct our business through various subsidiaries which enables us to merge various communication expertise including traditional advertising (creativity and strategy), media consulting, digital know-how and television production. We believe this mix of skills allows us to customize advertising and marketing communication services to create the most value for our clients and their businesses.

Our clients are comprised primarily of European businesses that range in size from small local businesses to larger trans-national and multi-national corporations. These clients include a range of businesses including financial institutions and banks, consumer products companies and luxury goods companies. Examples of the clients and brands for which we have designed and implemented marketing programs include the following:

Statoil, a Norwegian oil and gasoline corporation,

Totempo, a Danish automotive company selling and repairing cars,

Grand Marnier, an alcoholic beverage,

Fionia Bank, a consumer bank,

Jaegermeister, an alcoholic beverage,

Nordax, a financial services business,

EVA, a kitchenware brand,

RO’sTorv, a retail outlet, and

Tulip, a fast moving consumer goods business.

We work with our clients to create and implement full advertising and marketing campaigns from start to finish. The professional services that we provide encompass the following:

Strategic counselling,

Creating business and brand strategies,

Advising on product development,

Providing workshops for management, board of directors and marketing departments ,

Research and analysis,

Recommending of needs and methods to test different marketing challenges,

Conducting focus groups, hall tests and interviews with the public,

Use of our own in house internet based analysis techniques,

Conducting brain science research projects focusing on human perception and giving seminars to clients and new business targets on our findings and offering our clients the opportunity to become active partners in these projects,

Creative development of advertising campaigns,

Definition and formulation of advertising and marketing concepts,

Creative development, art direction and copy writing,

Recommending creative and strategic of use of media channels,

Coordination and production of advertising campaigns,

Coordination of the chosen campaign idea being finalised in accordance with approved layout, including copy writing, proof reading, programming and final artwork,

Coordination of collaboration with external partners such as photographers, sound studios, specialist programming, TV production companies, and printing houses,

Media strategy and counselling,

Development of media strategy in accordance with brand position, campaign objectives, chosen target group(s), and size of investment,

Advising on the optimum means of using media to reach our clients’ customers and potential customers most effective and cost efficient manner as possible,

Price negotiations for media costs,

Negotiating cost of media for our clients. We negotiate annual agreements as well as ad hoc campaigns,

Coordination of campaign execution,

Dialogue with media partners within the chosen campaign media channels, such as television advertisements, radio, outdoor commercials, internet web sites, newspaper, magazine advertisements and mobile media.

We earn revenues from the advertising and marketing services that we provide based on various different fee arrangements, including:

fees for advertising services,

fees for strategic counselling,

commissions on media placements,

performance based revenue, and

a combination of all of the above.

Our strategic plan is to combine traditional advertising agency skills with the media agency and relevant digital know-how in order to create a communications company that is able to deliver effective integrated advertising and marketing campaigns and activities. We believe that this transformation from a traditional advertising agency to an integrated communications company has only been done on a limited scale to date. We believe this presents us with a market opportunity to expand our business and compete with much larger competitors in the marketplace.

Corporation Organization

We are a Nevada corporation that was incorporated as “Exwal Inc.” on July 5, 2005.

We provide our marketing and advertising services in Europe through our wholly owned subsidiary, Bark Corporation A/S (“Bark Corporation”). Bark Corporation is a Danish corporation that was incorporated on October 9, 2006. We acquired Bark Corporation on February 29, 2008 in a transaction whereby we issued 12,964,548 shares of our common stock to the shareholders of Bark Corporation for all of the outstanding share capital of Bark Corporation. We were a shell company with minimal assets and operations prior to the completion of this acquisition. We completed the change of our corporate name to “Bark Group Inc.” on February 28, 2008 as a condition to the completion of closing of the acquisition. Our original sole executive officer and director was replaced by the management team of Bark Corporation concurrent with the closing of this acquisition.

Bark Corporation is the owner of 87.3% of the share capital of Bark Advertising A/S (“Bark Advertising”), which in turn is the owner of 100% of each of Bark Copenhagen A/S (“Bark Copenhagen”) and Bark Media ApS (“Bark Media”). Each of Bark Advertising, Bark Copenhagen and Bark Media are Danish corporations. Bark Corporation completed the acquisition of Bark Copenhagen and Bark Media on May 14, 2007. Bark Copenhagen has been engaged in the business of media and advertising since its incorporation as “Living Brands A/S” in 2002.

Bark Corporation is the owner of 100% of the share capital of Bark Property ApS (“Bark Property”) which owns Bark Corporation’s office premises in Copenhagen, Denmark.

Our Offices

Our principal executive and head office is located in Copenhagen, Denmark where the majority of management and professional staff are employed. We also have a representative office in Lugano, Switzerland. The address of our principal executive office is Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark. Our telephone number is +45 7026 9926 and our fax number is +45 3332 0078

SUMMARY OF THE OFFERING

Issuer:	Bark Group Inc.
Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus under “Selling Stockholders”.
Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 4,642,151 shares of our common stock having a par value of $0.001 per share. See “Selling Stockholders”.
Offering Price:	The selling stockholders will sell their shares of our common stock at a price of $2.50 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices, prices related to prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the most recent sales price of shares of Bark Corporation completed prior to our acquisition of Bark Corporation.
Terms of the Offering:	The selling stockholders will determine when and how they will sell the common stock offered by this prospectus. We will cover substantially all of the expenses associated with this offering which we estimate to be approximately $333,433.82. See “Plan of Distribution”.
Termination of the Offering:	The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.
Use of Proceeds:	We will not receive any proceeds from this offering. We will incur substantially all of the costs associated with the filing of the registration statement of which this prospectus forms a part.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 16,205,686 shares of our common stock issued and outstanding as at March 12, 2008.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.

SUMMARY OF FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with the audited consolidated financial statements for Bark Corporation as at December 31, 2006 and 2007 and for the period from inception (October 9, 2006) to December 31, 2006 and for the year ended December 31, 2007, including the notes to those financial statements.

These financial statements are included elsewhere in this prospectus. The following summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis”.

Bark Corporation was incorporated on October 9, 2006. Bark Corporation acquired Bark Copenhagen and Bark Media on May 14, 2007. For financial statements purposes, we consolidated the results of operations of Bark Copenhagen and Bark Media effective May 15, 2007. Accordingly, the financial data as at December 31, 2007 and for the period from May 15, 2007 to December 31, 2007 include the assets and results of operations of Bark Copenhagen and Bark Media.

We completed the acquisition of Bark Corporation on February 29, 2008 in an acquisition transaction that was completed as a share exchange with the former shareholders of Bark Corporation. This transaction involved the issuance of equity of Bark Group Inc. to the shareholders of Bark Corporation, resulting in the former shareholders of Bark Corporation controlling the majority of the shares of Bark Group Inc. This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company, namely Bark Corporation, for the net monetary assets of the shell corporation, namely Bark Group Inc., accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangible should be recorded. As such, Bark Corporation is considered the acquirer for accounting purposes and Bark Group Inc. is treated as the acquiree for accounting purposes, each notwithstanding the legal form of the acquisition. Accordingly, the financial statements presented are those of Bark Corporation. As Bark Group Inc. was a shell company with minimal assets and operations prior to the completion of the business combination, no separate financial statements of Bark Group Inc. have been presented.

BARK CORPORATION

Balance Sheet Data

	As at December 31, 2007	As at December 31, 2006
	(in thousands USD)	(in thousands USD)
Cash	768	120
Accounts Receivable	851	0
Total Current Assets	2,064	302
Property Plant and Equipment	4,808	0
Goodwill	3,363	0
Total Assets	11,025	302
Short-term debt and current portion of long-term debt	2,982	0
Deferred revenue	444	139
Accounts payable	122	0
Accrued Liabilities	721	41
Total Current Liabilities	4,648	221
Long Term Portion of Bank Debt	3,152	0
Total Liabilities	7,828	221
Minority interest	1,847	0
Total Shareholders Equity	1,350	81

Income Statement Data

	Year Ended December 31, 2007 (in thousands USD, except per share amounts)	Period from Inception (October 9, 2006) to December 31, 2006 (in thousands USD, except per share amounts)
Net Revenue	4,792	70
Cost of Revenues	(2,835)	(14)
Selling, General and Administrative Expenses	(1,725)	(67)
Operating Income / (Loss)	114	(11)
Interest (expense)/income, net	(514)	-
(Provision) / Benefit for income taxes	(30)	3
Net loss	(398)	(8)
Earnings per share, basic and diluted	$ (0.04)	$ (0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our consolidated financial statements and accompanying notes and the sections of this prospectus entitled “Description of Business” and “Management’s Discussion and Analysis” before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when our shares are listed for trading, could decline due to any of these risks, and you could lose all or part of your investment.

Risks Relating To Our Business And Financial Condition

Our competitors may be successful in attracting the clients that we are targeting for our advertising and media services, with the result that our revenues and ability to generate profit from our operations may be reduced.

We compete in the advertising and communications industry which is highly competitive and which we believe will become more competitive as the business of commercial communication and advertising advances. Our competitors range from large multinational companies to smaller agencies that operate in our target markets. These potential competitors also range from traditional advertising agencies to new media companies that are integrating traditional advertising services with new media advertising services, such as digital media counselling. In addition, new competitors are emerging who will compete with our business strategy of providing integrated media and advertising professional services. Both existing and new competitors will likely seek to target the same customers that we are targeting, both using traditional advertising models and the integrated media services business model that we are pursuing. In addition, many of these new competitors will have greater financial and operational resources than we do. The ability of our existing and potential competitors to attract the customers and advertising and media service work that we are targeting will reduce the revenues that we are able to achieve from our business activities, will reduce our market share and decrease our ability to generate profit from our operations.

The present size of our business may impede or limit our ability to secure new advertising and marketing engagements from the customers that we target for our professional service.

We presently have approximately twenty-six (26) employees, all but one of whom are professional services personnel. Our relatively small size will limit the scope of the projects that we are able to undertake for our existing and potential customers. As a result of our limited capacity, there is a limit both to the number of new customers that we can take on. Existing and potential customers may view our size as a limiting factor when assessing whether to engage us to undertake marketing and advertising campaigns. These customers may view their requirements as being beyond the scope or ability of our firm due to the limited number of professional personnel that employ. The determinations of our existing and potential customers not to engage us or to limit our engagement on a project may result in us losing business and corresponding revenues to our competitors with the result that our ability to achieve revenues and to expand our business may be limited.

Our location in Denmark may impede our ability to secure internationally based customers who believe that they require a more globally based advertising and media professional service provider in order to address their business and marketing requirements.

We are headquartered in Copenhagen, Denmark where our principal business operations are conducted from. Our location in Denmark, while providing access to the European Union, may be an impediment for competing in international markets, including the United States. Existing and potential customers may view our location in Denmark and our lack of international and North American offices as a limiting factor in our ability to implement their advertising and marketing campaigns. Such determinations by existing and potential customers may result in their decisions not to engage us to undertake advertising and marketing campaigns or to only engage us for a local portion of an advertising or marketing campaign, which would limit our ability to earn revenues and to expand our business.

The loss of our key customers could cause significant reduction in our business.

As at December 31, 2007, three customers accounted for approximately 36%, 14% and 11% of our accounts receivables, representing 61% of our accounts receivables in aggregate. There can be no assurance that we will be able to continue to retain our relationships with these key customers or that these key customers will engage us for future advertising and marketing programs. Any negative changes involving our key customers, including any adverse changes in the customer’s financial condition or desire or ability to continue to engage us for future advertising and marketing programs, could result in a significant reduction in our business which would impair our ability to sustain or increase our revenues.

Our inability to retain our existing customers will restrict our ability to sustain or increase our revenues.

We rely significantly on new advertising and media engagements from our existing customers in order to generate future revenues. The preservation of these relationships are subject to many intangible factors, including the perceived success of our business in the market-place, the relationships between our professional personnel and individual employees of our customers and our client’s perception of the benefit and success of past services that we have provided for our customers. Further, we will have to be careful to work to preserve these relationships at the same time as we attempt to expand our business and secure new customers. There is no assurance that our existing customers will continue their relationships with us or engage us for new advertising and marketing programs or services. Our inability to preserve these customers relationships and secure new engagements from existing customers will restrict our ability to sustain or increase our revenues.

We rely heavily on our key executive officers and their experience and knowledge of our business would be difficult to replace in the event any of them left our company.

We are highly dependent on Mr. Bent Helvang, our chairman, and Mr. Anders Hageskov, our chief executive officer, for the management of our business and the implementation of our business strategy. While each of Mr. Helvang and Mr. Hageskov provides their services to us pursuant to written agreements and we are not aware of either Mr. Helvang or Mr. Hageskov intention to leave us, there is no assurance that we will not lose the services of Mr. Helvang or Mr. Hageskov. We do not have “key person” life insurance policies for any of our officers and key employees, including either Mr. Helvang or Mr. Hageskov. The loss of the technical knowledge and management and industry expertise that would result in the event that either Mr. Helvang or Mr. Hageskov left us could result in the disruption to our business operations and our inability to successfully implement our business strategy.

Unfavourable economic conditions, including recessionary economic cycles, may adversely affect our operations if our customers reduce their budgets for advertising and communications.

We depend upon the business activities of our existing and potential customers in order to generate revenues from operations. The advertising and communications industry and our ability to generate revenues are subject to downturns in general economic conditions, changes in customers’ underlying businesses and decreases in marketing budgets. Downturns in general economic conditions can have a more severe impact on the advertising and communications industry than on other industries, in part because customers may respond to economic downturns by reducing their advertising and communications budgets in order to meet their earnings goals. If our existing and potential customers determine not to proceed with advertising and marketing campaigns as a result of downturns in general economic conditions, decreased revenues from operations or decreases in marketing budgets, then our ability to generate revenues from providing our professional services will be reduced. As a result, our development, prospects, business, financial condition and consolidated results of operations may be materially adversely affected by a downturn in general economic conditions in one or more markets.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business could fail.

Our audited financial statements for the year ended December 31, 2007 include a note expressing doubt about our ability to continue as a going concern. The inclusion of this note was due to the fact that we have negative working capital, which is caused by a delay in obtaining a confirmed long-term financing to improve the otherwise limited financial resources available to pay ongoing financial obligations as they become due. We intend to fund our operations and expansion through future sales and equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the current fiscal year. Thereafter, we will be required to seek additional funds, either through sales and/ or equity financing, to finance our long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors could raise substantial doubt about our ability to continue as a going concern. As a result, we caution investors that there is a risk that our business could fail.

If we are unable to collect balances from our customers that are experiencing financial distress, then we may not be able to realize on our accounts receivable and our corresponding cash flows will be reduced.

We will generate account receivables that will be payable by our customers for the professional advertising and media services that we provide to them. Our ability to generate cash flows from operations is contingent upon the ability of our customers to pay these accounts. If our customers experience financial distress as a result of downturns in their businesses or downturns in general economic conditions, then we may not be able to realize on our accounts receivable and our corresponding cash flows will be reduced.

Our business is highly dependent on the services of our management and our employees who are specialized advertising and marketing professionals. If we cannot retain our key personnel, our business may fail.

Our business is highly dependent on the talent, creative abilities and technical skills of our specialized advertising and marketing professionals, as well as on the relationships between our professional personnel and our customers. The industry is also known for high mobility among its professionals. If we lose the services of certain management members or our other professional personnel, our ability to continue to provide professional advertising and marketing services and to maintain our client relationships could be harmed. If we are unable to continue to attract and retain additional key professional personnel, or if we were unable to retain and motivate our existing key professional personnel, we may not be able to sustain our business or execute our business expansion strategy with the result that our business may fail.

Our business strategy of development through acquisitions and investments can be risky.

Our business growth strategy includes, among other things, acquiring established advertising and communication boutique firms. We acquired Bark Copenhagen and Bark Media during fiscal 2007 and we have entered into an option agreement pursuant to which we may acquire an interest in a Munich, Germany based advertising firm known as Anaconda.tv. In addition, we anticipate making several additional acquisitions and investments in the future. The identification of acquisition candidates is difficult and we may not correctly assess the risks related to such acquisitions and investments. In particular, our determinations and assessments of acquisition candidates involve assessments of the financial performance of the acquisition candidates and past financial performance that we observe may not be indicative of future financial performance. In addition, acquisitions could be effected on terms less satisfactory to us than expected and the newly acquired companies may not be successfully integrated into our cohesive operations or in a way that produces the synergies or other benefits we hope to achieve. This could adversely affect our earnings.

We may be unsuccessful in evaluating material risks involved in completed and future acquisitions.

As part of our business strategy we will be regularly reviewing potential acquisitions of businesses to add to our Bark network of advertising and media agencies. As part of these reviews, we will conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in any particular transaction. Despite our efforts, we may be unsuccessful in ascertaining or evaluating all such risks. As a result, we might not realize the intended advantages of any given acquisition. If we fail to realize the expected benefits from one or more acquisitions, our results of operations and financial condition could be adversely affected.

If we do not raise the necessary capital to fully develop our business, our business may not be able to continue its growth.

Our business concept involves the creation and expansion of a network of affiliated advertising and marketing agencies under the “Bark” brand name which will require us to obtain additional capital that we presently do not have. Our ability to create this network will be contingent upon our ability to raise the necessary capital to fund contemplated and future acquisitions. In addition, even if we are successful in acquiring new advertising and marketing agencies, there is no assurance that we will be able to generate sufficient cash flows to continue to fund the operations of these acquired businesses or to generate a positive return on our investment. If we are not able to raise the necessary capital, we may not be able to acquire new businesses in accordance with our strategic plan or to adequately fund the new businesses that we acquire.

If we do not successfully integrated advertising and marketing agencies that we acquire into our business model, our business may not be able to continue its growth and we may not be able to achieved planned revenues or cash flows.

Our business concept involves the creation and expansion of a network of affiliated advertising and marketing agencies under the “Bark” brand name, and the integration and creation of consistency of our brand values throughout all of our agencies. Our ability to create this network will be contingent upon our ability to successfully integrate acquired advertising and marketing agencies into our business model in order that we can expand our client base and increase our revenues. In particular, if we are unable to ensure the continuity of the professional employees at the advertising and marketing agencies that we acquire, our ability to expand our business through acquisitions and continue our growth will be impaired. In addition, there is no assurance that customers of the advertising and marketing agencies that we acquire will continue their association with the agency as a Bark affiliated agency. Our inability to retain the customers of the advertising and marketing agencies that are acquired or implement our business plan to use these acquired agencies to expand our business and revenues, will impair our ability to grow in accordance with our business strategy and we may not be able to achieve anticipated revenues or cash flows.

There is no assurance that we will secure any financing through our engagement agreement with PacificWave Partners Limited.

Bark Corporation entered into an engagement agreement with PacificWave Partners Limited on August 17, 2007 wherein Bark Corporation engaged PacificWave to act as financial advisor to Bark Corporation in connection with the potential financing of Bark Corporation. The engagement agreement contemplates that PacificWave will assist us in raising $10 million through the sale of equity securities. There are presently no agreements in place with any investors for this financing and there is no assurance that our engagement agreement with PacificWave will result in us securing any financing. Our inability to secure financing through this engagement agreement will mean that we will have less financial resources with which to pursue our acquisition strategy.

Government regulations and consumer advocates may limit the services that we are able to provide, which could affect our ability to meet our customers’ needs, which could reduce the revenues that we are able to achieve in the future.

Government agencies and consumer groups have directly or indirectly from time to time affected or attempted to affect the scope, content and manner of presentation of advertising, marketing and corporate communications services, whether through regulations or other governmental actions. Any such limitations on the scope of the content of our services could affect our ability to meet our customers’ needs, which could reduce the revenues that we are able to earn from client revenues and have a material adverse effect on our results of operations and financial condition. In addition, there has been an increasing tendency on the part of businesses to resort to the judicial system to challenge advertising practices. We cannot assure investors that such claims by businesses or governmental agencies will not reduce the revenues that we are able to achieve in the future.

There is no assurance that we will acquire any interest in Anaconda.tv.

We have entered into two option agreements to acquire up to an aggregate 51% interest in Anaconda.tv, a Munich, Germany based boutique advertising and media firm. To date, we have not determined to exercise this option to complete the acquisition of any interest in Anaconda.tv and there is no assurance that we will ever acquire any interest in Anaconda.tv.

We may be exposed to liabilities from allegations that certain of our customers’ advertising claims may be false or misleading or that our customers’ products may be defective.

We may be, or may be joined as, a defendant in litigation brought against our customers by third parties, our customers’ competitors, governmental or regulatory authorities or consumers. These actions could involve claims alleging, among other things, that:

  advertising claims made with respect to our customers’ products or services are false, deceptive or misleading;

  our customers’ products are defective or injurious and may be harmful to the others; or

  marketing, communications or advertising materials created for our customers infringe on the proprietary rights of third parties since client-agency contracts generally provide that the agency agrees to indemnify the client against claims for infringement of intellectual or industrial property rights.

The damages, costs, expenses or attorneys’ fees arising from any of these claims could have an adverse effect on our prospects, business, results of operations and financial condition to the extent that we are not adequately insured against such risks or indemnified by our customers. In any case, the reputation of our agencies may be negatively affected by such allegations.

U.S. investors who obtain judgments against our officers or directors for breaches of U.S. securities laws may have difficulty in enforcing such judgments against our officers and directors.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. All of our directors and officers are residents of Denmark or Switzerland and all or a substantial portion of their assets are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon our directors and officers or to enforce, inside or outside of the United States, any judgments of United States courts predicated upon civil liabilities under the United States Securities Exchange Act of 1934, as amended. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Denmark by a Danish court if the U.S. court in which the judgment was obtained is determined by the Danish court not to have had jurisdiction in the matter. Even if the Danish court was to find jurisdiction, the judgement as a rule would not be enforceable against any director or officer in Denmark. Furthermore, an original action might not be able to be brought successfully in Denmark against any of such persons predicated solely upon such civil liabilities. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our directors and officers.

We have identified a material weakness in our internal controls over financial reporting that, if not corrected, could result in material misstatements in our financial statements.

We are not currently required to comply with Section 404 of the Sarbanes Oxley Act of 2002, and are therefore not required to make an assessment of the effectiveness of our internal controls over financial reporting for that purpose. However, in connection with the audit of our financial statements as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and the period from incorporation (October 9, 2006) to December 31, 2006, our auditors and we have identified certain matters involving our internal control over financial reporting that constitute a material weakness under standards established by the Public Company Accounting Oversight Board ("PCAOB").

The PCAOB defines a material weakness as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of our annual or interim financial statement will not be presented or detected by our employees. A significant deficiency is defined as a control deficiency, or a combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A deficiency in design exists when:

  a control necessary to meet the control objective is missing; or

  an existing control is not properly designed so that, even if the control operates as designed, the control objective is not always met.

A deficiency in operation exists when a properly designed control does not operate as designed, or when the person performing the control does not possess the necessary authority or qualifications to perform the control effectively.

The material weakness identified results from currently inadequate external reporting, technical accounting and tax staff, inadequate integrated financial systems and financial reporting and closing processes, and inadequate written policies and procedures. Specifically, the following items were identified:

  we do not currently have a sufficient complement of external reporting, technical accounting or tax staff commensurate to support standalone external financial reporting under public company or SEC requirements;

  we do not have a fully integrated financial consolidation and reporting system and as a result, extensive manual analysis, reconciliation and adjustments are required in order to produce financial statements for external reporting purposes; and

  we have not commenced design, implementation and documentation of the policies and procedures used for external financial reporting, accounting and income tax purposes.

We are in the process of implementing changes to strengthen our internal controls. Additional measures may be necessary and the measures we expect to take to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that such material weakness or other material weaknesses would not result in a material misstatement of our annual or interim financial statements. In addition, other material weaknesses or significant deficiencies may be identified in the future. If we are unable to correct deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC will be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed.

As a public company, we will be required to document and test our internal controls and procedures for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes Oxley Act, which requires annual management assessment of the effectiveness of our internal controls over financial reporting and a report by our independent auditors on our internal control over financial reporting. Our first report on compliance with Section 404 is expected to be in connection with the audit of our financial statements for the year ending December 31, 2009.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the United States.

During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and any trading price of our stock could drop significantly.

We are incurring a significant portion of our operation expenses in Europe and we are therefore subject to currency risks.

Our consolidated financial statements are reported in United States Dollars. Our main operations are currently based in Europe and the majority of the operating expenses are incurred in Danish Crowns (DKK) or the Euro, while investments into the Company will be in United States Dollars. Therefore, our expenses and any future investments or income may be vulnerable to fluctuations in exchange rates. We currently do not enter into foreign exchange contracts to cover our exposure to exchange rate fluctuations. Any failure to adequately manage foreign exchange risk may adversely affect our business.

Risks Relating To Our Common Stock

Our principal shareholders will be able to exert significant control over the election of our directors and the management of our business and their interests may differ from those of our other shareholders

Our principal shareholders include our directors, Mr. Bent Helvang, Mr. Klaus Aamann and Mr. Jesper Svane, Mr. Anders Hageskov, our chief executive officer, and Sapiens Alliance Ltd., a private company controlled by Mr. Rene Lauritsen. These shares are held both directly and indirectly through privately controlled corporations. As of March 12, 2008, these principal shareholders owned or controlled 11,481,034 shares of common stock, representing 70.8% of our outstanding shares of common stock. By virtue of their shareholdings, our principal shareholders will be able to elect members of our board of directors, control our management and affairs and cause or prevent corporate transactions such as mergers, consolidation or the sale of all or substantially all of our assets. The interests of our principal shareholders may differ from that of other shareholders, with the result that our principal shareholder may cause us to enter into transactions that may be not be viewed as favourable by our other shareholders.

We have not paid any dividends and there is no assurance that we will pay dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. There is no assurance that we will pay dividends in the future.

We may issue additional shares in the future and these sales will result in dilution to our existing shareholders and may reduce the market price of our shares

We will require additional financing in order to achieve our acquisition strategy and to expand our business operations. We may determine to offer additional shares in the future in order to achieve this financing. Any additional offering of shares will result in dilution of the proportionate interests of our existing shareholders in the Company. Further, any sales of additional shares by us or a public perception that such an offering or such sales may occur, could have an adverse effect on the market price of our shares.

For reasons outside our control, our stock price can be volatile.

The market price of our common stock can be highly volatile and fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  the success of our competitors in attracting the customers and business that we are targeting;

  additions or departures of key personnel;

  sales of our common stock;

  our ability to integrate operations, technology, products and services;

  our ability to execute our business plan;

  operating results below expectations;

  loss of any strategic partner or relationship;

  industry developments;

  economic and other external factors; and

  period-to-period fluctuations in our financial results.

Because we have a limited operating history and have earned minimal revenues to date, any one of these factors may have a material adverse effect on our business, results of operations and financial condition. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the Financial Industry Regulatory Authority Inc.’s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. Further, there is no assurance that we will graduate to a national securities exchange, such as the American Stock Exchange, if our shares are traded on the OTC Bulletin Board.

Sales of a substantial number of shares of our common stock into the public market by the selling shareholders named in this prospectus may result in significant downward pressure on the price of our common stock.

We are registering the resale by the selling shareholders named in this prospectus of 4,642,151 shares of our common stock, representing approximately 28.6% of our current issued and outstanding shares of common stock. Sales of a substantial number of shares of our common stock into the public market by the selling shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock. This downward pressure could result in the market price of our common stock being depressed.

If our shares become quoted on the OTC Bulletin Boards, our common stock will be subject to the “Penny Stock” rules of the SEC, which make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our plan is for our common stock to be quoted on the Financial Industry Regulatory Authority Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, customer acceptance of our business model and software solutions and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under “Risk Factors”. These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution”. We will, however, incur substantially all of the costs associated with the preparation and filing of the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

Our common stock is not presently traded on any securities exchange or other market, and we have not applied for listing or quotation on any public market. Accordingly, we have arbitrarily fixed the benchmark offering price at $2.50 per share based upon the most recent sales price of shares of Bark Corporation completed prior to our acquisition of Bark Corporation. See “Organization Since Incorporation” below under the heading “Incorporation of Bark Corporation”. The selling stockholders will sell their common stock at the price of $2.50 per share until our common stock is quoted on the OTC Bulletin Board or other market and, thereafter, at prevailing market prices or at privately negotiated prices or as otherwise provided under “Plan of Distribution”. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 4,642,151 shares of our common stock offered by this prospectus. The selling stockholders acquired these shares of common stock in the following transactions:

  Maria Peceli, a former director and officer, acquired 200,000 shares of our common stock at a price of $0.0025 per share in a private placement offering that was completed in accordance with Section 4(2) of the Securities Act on July 8, 2005,

  Certain selling stockholders acquired shares of our common stock from us at a price of $0.0125 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on March 31, 2006, of which 1,750,000 shares are offered by this prospectus,

  Certain selling stockholders acquired shares of our common stock from us at a price of $0.125 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on November 1, 2006, of which 233,744 shares are offered by this prospectus, and

  Certain selling stockholders are former shareholders of Bark Corporation who acquired shares of our common stock from us in exchange for their shares of Bark Corporation in accordance with Rule 903 of Regulation S of the Securities Act on February 29, 2008, of which acquired 2,458,407 shares are offered by this prospectus.

The following table provides, as of March 12, 2008, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

  the number of shares owned by each selling stockholder prior to this offering;

  the total number of shares that are to be offered by each selling stockholder;

  the total number of shares that will be owned by each selling stockholder upon completion of this offering; and

  the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to the total number of shares owned upon completion of the offering assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our shares of common stock by the selling stockholders. Except as described below, to our knowledge, the named selling stockholders beneficially own and have sole voting and investment power over all shares offered by them. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

	Name of Selling Stockholder	Shares owned prior to this offering	Total number of shares to be offered for Selling Stockholders account	Total number of shares owned upon completion of this offering (2)	Percent owned upon completion of this offering(1) (2)
1.	Maria Peceli (3)	200,000	200,000	0	0
2.	Frouwine van den Berg (4)	440,000	250,000	190,000	1.2%
3.	Ian Lorenzen (4)	380,000	250,000	130,000	0.8%
4.	Claire Shellim (4)	480,000	250,000	230,000	1.4%
5.	Claus D. Nielsen (4)	360,000	250,000	110,000	0.7%
6.	Ryan John de Goede (4)	340,000	250,000	90,000	0.6%
7.	Jens Adamsen (4)	400,000	250,000	150,000	0.9%
8.	Stewart Smith (4), (5) (20)	407,394	250,000	157,394	0.9%
9.	Naoimh Harrington (5)	4,000	4,000	0	0
10.	Rory Oliver (5)	400	400	0	0
11.	Michael Wilson (5)	1,760	1,760	0	0
12.	Victoria Loveday (5)	1,760	1,760	0	0
13.	Ryan Arde (5)	800	800	0	0
14.	J C Dodds (5)	1,600	1,600	0	0
15.	P Zagaretos (5)	29,608	29,608	0	0
16.	Michelle Cachucho (5)	4,499	4,499	0	0
17.	Ligia de Gouveia (5)	1,478	1,478	0	0
18.	Vaughn Graham (5)	800	800	0	0
19.	Gail Shepherd (5)	800	800	0	0
20.	Richard Johnson (5)	800	800	0	0
21.	Gulshan Kaur Dhanda (5)	742	742	0	0
22.	Brett Duncan (5)	740	740	0	0
23.	Catherine Williams (5)	739	739	0	0
24.	Robert Burden (5)	400	400	0	0
25.	Terrence Hooper (5)	80,000	80,000	0	0
26.	David Nurcombe-Thorne (5)	1,200	1,200	0	0
27.	Kelly Stephenson (5)	742	742	0	0
28.	Monique Vally (5)	739	739	0	0
29.	Lauren Terblanche (5)	739	739	0	0
30.	Michael Wright (5)	40,000	40,000	0	0
31.	Wayne de Canha (5)	14,400	14,400	0	0
32.	Mark Keaveney (5)	738	738	0	0
33.	Petra Spies (5)	738	738	0	0

	Name of Selling Stockholder	Shares owned prior to this offering	Total number of shares to be offered for Selling Stockholders account	Total number of shares owned upon completion of this offering (2)	Percent owned upon completion of this offering(1) (2)
34.	Desmond Baard (5)	722	722	0	0
35.	Daniel Feane (5)	400	400	0	0
36.	Martin Pilcher (5)	22,400	22,400	0	0
37.	Paul de Canha (5)	20,000	20,000	0	0
38.	Svaneco Ltd. (6) (7)	2,262,902	250,000	2,012,902	12.4%
39.	Sapiens Alliance Ltd. (6) (8)	2,262,902	250,000	2,012,902	12.4%
40.	Bent Helvang Media ApS (6) (9)	2,262,902	250,000	2,012,902	12.4%
41.	Bristol Worldwide Limited (BVI) (6) (21)	2,262,902	250,000	2,012,902	12.4%
42.	Klaus Aamann (6)	2,262,902	250,000	2,012,902	12.4%
43.	Venture Alliance Partners A/S (6) (10)	486,171	150,000	336,171	2.0%
44.	Bark Holding Ltd. (6) (11)	166,524	150,000	16,524	0.1%
45.	Daniel Soren (6)	194,468	150,000	44,468	0.3%
46.	Peter Brockdorff (6)	194,468	150,000	44,468	0.3%
47.	Riis Cycling A/S (6) (12)	152,501	152,501	0	0
48.	Bjarne Riis (6)	74,064	74,064	0	0
49.	Finn Balleby (6)	46,269	46,269	0	0
50.	Camilla Nordquist (6)	19,689	19,689	0	0
51.	Red and White ApS (6) (13)	19,447	19,447	0	0
52.	Esben Hansen (6)	9,883	9,883	0	0
53.	Philip Grønholt (6)	9,775	9,775	0	0
54.	Maria Sun Øberg (6)	7,840	7,840	0	0
55.	FFF Holding ApS (6) (14)	7,383	7,383	0	0
56.	Mari Team Herlev A/S (6) (15)	5,098	5,098	0	0
57.	Carsten Jeppesen (6)	5,006	5,006	0	0
58.	Nicolas Rafn (6)	4,923	4,923	0	0
59.	Jerichau Invest ApS (6) (16)	3,938	3,938	0	0
60.	Leonardo Monopoli (6)	2,593	2,593	0	0
61.	Mathilde Møberg (6)	1,969	1,969	0	0
62.	Espen Baldorf (6)	1,969	1,969	0	0
63.	Trine Jacobsen (6)	976	976	0	0
64.	Tore Hageskov (6) (17)	976	976	0	0
65.	Lis Machholdt (6)	50,011	50,011	0	0
66.	FINCH SA (6) (18)	176,318	176,318	0	0
67.	Polyrama SA (6) (19)	7,779	7,779	0	0
	TOTAL	16,205,686	4,642,151	11,563,535

(1)	Based on 16,205,686 shares of our common stock issued and outstanding as of March 12, 2008.

(2)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of shares of common stock actually to be offered for sale by a selling stockholder or as to the number of shares of common stock that will be held by a selling stockholder upon the termination of such offering.

(3)	Founder’s shares issued at a price of $0.0025 per share on July 8, 2005.

(4)	Issued as part of our private placement of common stock at a price of $0.0125 per share on March 31, 2006.

(5)	Issued as part of our private placement of common stock at a price of $0.125 per share on November 1, 2006.

(6)	Issued as part of our acquisition of Bark Corporation on February 29, 2008.

(7)	A private company controlled by Jesper Svane, one of our directors.

(8)	A private company controlled by Rene Lauritsen.

(9)	A private company controlled by Bent Helvang, our chairman and one of our directors.

(10)	A private company controlled by Mr. Christian Machholdt.

(11)	A private company controlled by Jesper Svane, one of our directors, and Rene Lauritsen.

(12)	A private company controlled by Bjarne Riis.

(13)	A private company controlled by Peter Graae.

(14)	A private company controlled by Finn Balleby.

(15)	A private company controlled by Per Michelsen.

(16)	A private company controlled by Morten Jerichau.

(17)	Tore Hageskov is the brother of Anders Hageskov, our chief executive officer.

(18)	A private company controlled by Massimo Peruzzi.

(19)	A private company controlled by Marco Vella.

(20)	Purchased 400,000 shares at $0.0125 per share on March 31, 2006 and 7,394 shares at $0.125 per share on November 1, 2006.

(21)	A private company controlled by Anders Hageskov, our chief executive officer and president.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their common stock at the price of $2.50 per share until our common stock is quoted or listed for trading on the OTC Bulletin Board or other securities market.

Once quoted or listed for trading, the sales price offered by the selling stockholders to the public may be:

  The market price prevailing at the time of sale;

  A price related to such prevailing market price; or

  Such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

  ordinary brokerage transactions in which the broker solicits purchasers;

  through options, swaps or derivatives;

  privately negotiated transactions; or

  in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Presently, there are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, provided that a company is subject to the reporting requirements of the Exchange Act, a person who has beneficially owned shares of such company’s common stock for at least six months is entitled to sell those shares under Rule 144 provided that such person is not an affiliate of the company and has not been an affiliate of the company during the prior three months and provided that current public information about the company is available. After a one-year holding period, non-affiliates can resell without satisfying any of the conditions under Rule 144.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

  may not engage in any stabilization activities in connection with our common stock;

  may not cover short sales by purchasing shares while the distribution is taking place; and

  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors”. The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $333,433.82, including, but not limited to, legal, accounting, auditing, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 12, 2008 are as follows:

Directors:

Name of Director	Age
Bent Helvang	56
Klaus Aamann	41
Jesper Svane	35

Executive Officers:

Name of Executive Officer	Age	Office
Bent Helvang	56	Chairman
Anders Peter Hageskov	40	Chief Executive Officer and President
Ole Bjerre	44	Chief Financial Officer
Peter Brockdorff	43	Chief Executive Officer of Bark Copenhagen

The following describes the business experience of our directors and executive officers. None of our directors or executive officer have been or are presently a director of any reporting company under the Exchange Act or any other publicly traded company.

Bent Helvang is one of the co-founders of Bark Corporation and has been the chairman of the board of directors of Bark Corporation since October 9, 2006. Mr. Helvang was appointed as one of our directors and as our Chairman on February 29, 2008 upon the completion of our acquisition of Bark Corporation. Mr. Helvang has over 17 years of experience in the advertising industry. From 2003 to 2005, Mr. Helvang was the general manager of TV2 ØST FILM | TV, a film and television production company under the direction of TV2 ØST Denmark. From 1989 to 2003, Mr. Helvang was general manager and part-owner of Kanal 2 Prime Time A/S and the Danish national television network, TvDanmark|Kanal 60 A/S, owned by the international television and radio network SBS, in which he was a board member in the earlier 1990’s. In 2002, Mr. Helvang was elected chairman of the entrepreneur company, INKO Windows. He has also acted as chairman of KOMM, a radio and television organization in Denmark, is a member of the board of directors of a local conservative party, was a member of the prime ministers media commission and was participating as a member of the board of directors of The Association of European Radios (AER), a European trade body representing the interests of over 4,500 private and commercial radio stations in nine European Member States and Switzerland. Mr. Helvang is an entrepreneur, and is particularly skilled in developing strategies and acquisition of media companies.

Mr. Helvang presently devotes his full business time to our business.

Klaus Aamann is one of the founders of Bark Corporation and was appointed as a director and as the chief executive officer of Bark Corporation at the start-up of Bark Corporation. Mr. Aamann was appointed as one of our directors on February 29, 2008 upon the completion of our acquisition of Bark Corporation. Mr. Aamann left the position of chief executive officer of Bark Corporation in September 2007 and is now holding a position as board member. Mr. Aamann has an established network inside the media industry, and he has used this network to assist in the establishment of Bark Corporation and its subsidiary companies. Also Mr. Aamann is presently involved in the funding of Bark. Mr. Aamann has worked in the media industry for approximately seven years, working with broadcasters and production companies all over Europe. As Sales Manager for ITE (Interactive Television Entertainment), Mr. Aamann was responsible for sales and marketing in EMEA between January 1995 - December 1998.

During his four successful years with ITE, Mr. Aamann brought ITE's most famous character, "Hugo the Troll" on air in several countries. In Germany the show became the most successful childrens’ program ever where it was on air for more than 5 years. From January 1999 to December 2000, Mr. Aamann worked for Danware as sales manager for resellers in Italy, France and Belgium. Subsequently, Mr. Aamann joined Compaq Computers where he was responsible for sales and marketing during the period from January 2001 to December 2003, working directly with the larger resellers such as GE Capital, Eterra, and TopNordic. Later, Mr. Aamann worked as sales manager for Avalanche Mobile, a developer of network-based SMS management technologies, from January 2004 to June 2005. While with Avalanche Mobile, Mr. Aamann worked with broadcasters and mobile carriers. Mr. Aamann co-founded Bark Corporation subsequent to his departure from Avalanche Mobile.

Jesper Svane was appointed a director of Bark Corporation on October 9, 2007. Mr. Svane was appointed as one of our directors on February 29, 2008 upon the completion of our acquisition of Bark Corporation. Mr. Svane is one of the founders of the Bark Corporation. Mr. Svane has specialized experience in the private funding and investments of companies in Denmark and in the European Union, and has invested into a number of success full start-ups during the past 5 years. During 2003 to 2004, Mr. Svane was involved in the private funding of DK Group NA NV, a company which holds worldwide patents within the fields of marine fuel saving technologies. During 2004 to 2005, Mr. Svane invested into the VOIP phone company Vopium A/S, a company which had developed the technology to talk via VOIP over the mobile phone. In 2006, Mr. Svane invested the necessary seed capital into Bark Corporation. During 2006 and 2007, Mr. Svane invested into DFL Europe, a Copenhagen based company which holds several patents within the fire protections systems. During 2007, Mr. Svane invested into and founded IQ Invest GmbH, which invests into real estate in the German market. During 2007, Mr. Svane also founded and invested into IQ Division and its subsidiaries which operate within the online marketing industry. During 2008, Mr. Svane is currently involved in founding “LookOfTheYear” – an online beauty contest and television show.

Anders Peter Hageskov is one of the founders of Bark Corporation. Mr. Hageskov has been the chief executive officer and managing director of Bark Corporation since September 2007. Mr. Hageskov was appointed as our chief executive officer on February 29, 2008 upon the completion of our acquisition of Bark Corporation. Mr. Hageskov has been the chief executive officer of Bark Advertising since October 2006. Mr. Hageskov has over 18 years of hands on experience in the international marketing and advertising industry. From 2005 to 2007, Mr. Hageskov was a client service director of BBDO Denmark which is one of the worlds leading creative agencies, and which forms a part of the specialist advertising and communication company, Omnicom Group. From 2002 to 2005 Mr. Hageskov was director of business development at Young & Rubicam Brands, a company of the communications services group, WPP Group. Mr. Hageskov was director of new business and country manager for the Scandinavian advertising company Republica, the largest advertising agency in Denmark that specializes in retail and fast moving consumer goods communication from 2000 to 2003. Mr. Hageskov is frequently asked to lecture at various business schools and in creative competitions, he has won numerous international creative awards and he is the former vice-president of the Danish Creative Association. He has lived and worked in Denmark, England, Norway and Switzerland building brands for a large number of international and regional brands.

Mr. Hageskov presently devotes his full business time to our business.

Ole Bjerre has been the chief financial officer of Bark Corporation since October 2007. Mr. Bjerre was appointed as our chief financial officer on February 29, 2008 upon the completion of our acquisition of Bark Corporation. Mr. Bjerre has over 14 years of hands on experience working as a chief financial officer and financial controller in international sales for a variety of industrial companies. Mr. Bjerre graduated with a bachelor of Commerce from Copenhagen Business University in 1987 and graduated with a master of Science degree in Business Economics and Auditing in 1990. From 2006 to 2007, Mr. Bjerre was chairman of the Danish Investment Foundation (known as Difko), and the chief executive officer for six months while the company sought to permanently fill the position, where he was responsible for coaching the management team, corresponding with investment companies which Difko was responsible for managing, developing Difko Invest and engaging in acquisitions.

From 2006 to 2007 Mr. Bjerre was also chief financial officer for ACO Plastmo A/S, a production company in the building sector that is a sub-group of the ACO Group of Companies, where he was responsible for the finance department, information technology, human resources and customer services. Previously, from 2004 to 2006, Mr. Bjerre was group controller for ACO Plastmo A/S where he was responsible for financial reporting to management, the board of directors and the parent company, management of cash-flow and transfer pricing and corporate taxations including national joint taxation for ACO Group of Companies in Denmark.

From 2002 to 2004 Mr. Bjerre was director of Fountain Scandinavia A/S a company that produces and sells vending machines for hot beverages. In this position Mr. Bjerre was responsible for sales, marketing and administrative activities. Mr. Bjerre was also chief financial officer for Fountain Scandinavia A/S from 1994 to 2002.

Mr. Bjerre currently acts as chairman of the board of directors for the investment company Difko A/S, and for Difko Group.

Mr. Bjerre presently devotes his full business time to our business.

Peter Brockdorff has been the chief operating officer of Bark Copenhagen since January 2002. Mr. Brockdorff was appointed chief executive officer of Bark Copenhagen on January 1, 2008. Mr. Brockdorff has 18 years of experience in the advertising and media industry. Mr. Brockdorff initially worked as a sales executive at SBS, a Danish television station, from 1992 to 1996. He then worked for six years as managing director for Starcom, a media company owned by the advertising firm of Leo Burnett, from 1996 to 2001. Following Leo Burnett, Mr. Brockdorff founded Bark Copenhagen, then Living Brands, in 2002 with Daniel Soren. Mr. Brockdorff has also been the chief operating officer for Bark Media since June 2007.

Mr. Brockdorff presently devotes his full business time to our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

In addition to the above members of management, we have the following significant employees:

  Mr. Henrik Sorensen, strategic director

  Mr. Daniel Soren, client service director.

Henrik Sorensen has been a strategic director of Bark Copenhagen since 2006. Mr. Sorensen has spent the last 16 years working as a marketing manager in Danish and International FMCG (fast moving consumer goods) corporations. He is a respected analyst and strategist and is known and recognized for his expertise in identifying profit routes and strategic positions for companies in their particular markets. From 2000 until 2005, Mr. Sorenson was employed at Dyrup A/S where he started as marketing manager but was promoted to vice president in 2002. In 2002, Mr. Sorensen set up his own consultancy company aimed at improving sales and marketing strategies. Mr. Sorensen has also been a teacher at Copenhagen

Business School since 2003. Mr. Sorenson holds a Masters of Science degree in Economics from the Copenhagen Business School in Denmark.

Daniel Soren has been the client service director of Bark Copenhagen since 2002. Mr. Soren was appointed as chief operating officer of Bark Copenhagen on January 1, 2008 concurrent with Mr. Brockdorff’s appointment as chief executive officer of Bark Copenhagen. Mr. Soren was a co-founder of both Bark Copenhagen and Bark Media. Mr. Soren is part of our management group and is involved in the strategic planning both for Bark Copenhagen and key clients. Mr. Soren serves as client service director for a number of our larger client accounts. Mr. Soren started his career in Boston, Massachusetts at Arnold Communications, a U.S. based advertising agency. He subsequently relocated to Copenhagen and worked at the firm of Leo Burnett Denmark where he was functioned in multiple roles, having been involved in brand management, strategic planning and account management. Mr. Soren holds a Masters in Science in Economics from the Copenhagen Business School in Denmark (1994) and a Masters in Business Administration from Monterey Institute of International Studies (1993).

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee. However, we plan to establish various committees during the current fiscal year.

Family Relationships

Anders Hageskov is the brother-in-law to Klaus Aamann.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, control persons or promoters have been involved in any of the events set out in Rule 401(f) of Regulation S-K during the past five years, including:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 12, 2008 by:

  each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

  each of our directors,

  each of our officers and certain key employees, and

  our officers and directors and certain key employees as a group.

Each shareholder listed below possesses sole voting and investment power with respect to the shares shown. The address of our directors and officers is Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark.

Name and address of beneficial owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Directors and Officers:
Bent Helvang Director and Chairman	2,262,902 Shares (3)	14.0%
Anders Hageskov President and Chief Executive Officer	2,262,902 Shares (4)	14.0%
Klaus Aamann Director	2,262,902 Shares	14.0%
Jesper Svane Director	2,429,426 Shares (5)	15.0%
Ole Bjerre Chief Financial Officer	Nil Shares	0.0%
Peter Brockdorff Chief Executive Officer of Bark Copenhagen	194,468 Shares	1.2%
Directors and Officers as a group	9,412,600 Shares	58.1%
Major Shareholders:
Sapiens Alliance Ltd. Streccia Di Rossi 2p CH-6922 Morcote Switzerland	2,429,426 Shares (6)	15.0%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 16,205,686 shares of common stock issued and outstanding as of March 12, 2008.

(3)	These shares are held indirectly by Mr. Helvang through Bent Helvang Media ApS, a private company controlled by Mr. Helvang.

(4)	These shares are held indirectly by Mr. Hageskov through Bristol Worldwide Limited (BVI), a private company controlled by Mr. Hageskov.

(5)

Includes (i) 2,262,902 shares held directly by Svaneco Ltd., a private company controlled by Mr. Svane, and (ii) 166,524 shares held directly by Bark Holding Ltd., a private company controlled by Mr. Svane and Mr. Lauritsen.

(6)

Includes (i) 2,262,902 shares held directly by Sapiens Alliance Ltd. is a private company that is controlled by Rene Lauritsen, and (ii) 166,524 shares held directly by Bark Holding Ltd., a private company controlled by Mr. Svane and Mr. Lauritsen.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 12, 2008, there were 16,205,686 shares of our common stock issued and outstanding held by sixty-seven (67) shareholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing thirty-three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy”.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

  the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

  whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

  the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

  sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

  the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

  voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

  subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. Our board of directors will evaluate the payment of dividends from time to time based upon our financial condition, our operating plans, our capital requirements and the amount of funds legally available for the payment of dividends. Our loan agreements with Danske Bank presently prohibit the payment of dividends without the prior consent of Danske Bank.

Warrants

As of the date of this prospectus, we do not have outstanding any warrants to purchase our shares of common stock.

Options

As of the date of this prospectus, we do not have outstanding any options to purchase our shares of common stock. Our board of directors plans to evaluate and adopt a stock option or other form of equity compensation plan during the current fiscal year that will provide for stock options or other forms of equity compensation for our directors, officers, employees and eligible consultants. No stock option plan or other form of equity compensation plan has been adopted to date.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The consolidated financial statements of Bark Corporation A/S as at December 31, 2007 and 2006 and for the year ended December 31, 2007 and the period from October 9, 2006 (inception) to December 31, 2006 included in this registration statement have been audited by Deloitte Statsautoriseret Revisionsaktieselskab, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a substantial doubt about the Company’s ability to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Bark Copenhagen A/S and Bark Media ApS as at 14 May 2007 and 31 December 2006 and for the period from 1 January 2007 to 14 May 2007 and the year ended December 31, 2006 included in this prospectus have been audited by Deloitte Statsautoriseret Revisionsaktieselskab, independent auditors, as stated in their reports appear herein (which reports express an unqualified opinion and include an explanatory paragraph relating to differences between accounting principles generally accepted in Denmark and accounting principles generally accepted in the United States), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCORPORATION

Our corporate organization is reflected in the following chart:

Incorporation of Bark Corporation

Bark Corporation A/S (“Bark Corporation”) was incorporated on October 9, 2006 in Denmark under the name “K2MEDIAGROUP A/S”. Bark Corporation changed its corporate name from “K2MEDIAGROUP A/S” to “Bark Corporation A/S” on September 14, 2007 Bark Corporation is the Danish holding company for the various operating entities which comprise the Bark group of companies.

The founding shareholders of Bark Corporation were:

  Bent Helvang, our chairman and one of our directors, through Bent Helvang Media ApS, a private company controlled by Mr. Helvang,

  Klaus Aamann, one of our directors,

  Jesper Svane, one of our directors, through Svaneco Ltd., a private company controlled by Mr. Svane,

  Anders Hageskov, our chief executive officer, and

  Sapiens Alliance, a private company controlled by Rene Lauritsen.

On October 9, 2006, Bark Corporation issued 9,090,909 shares of common stock to the founding shareholders of Bark for total proceeds of $88,700. This number of shares reflects a stock split completed by Bark Corporation prior to our acquisition of Bark Corporation.

Subsequent the organization of Bark Corporation, the founding shareholders entered into a funding agreement with Bark Corporation dated December 2007 pursuant to which the founding shareholders agreed to solicit new shareholders for Bark Corporation. The founding shareholders agreed that they would be paid a commission of 10% of the net proceeds received from new shareholders, other than Mr. Aamann who would receive a 20% commission and with the exception of sales of shares to employees, in respect of which no commission would be paid.

An additional twenty-two shareholders subscribed for and received shares in Bark Corporation. These shareholders and certain of their transferees subsequently exchanged their shares for shares of our common stock and are named as selling shareholders in this prospectus. These shares were issued as follows:

  On September 30, 2007, Bark Corporation converted an outstanding loan from Venture Alliance Partners A/S of DKK 3,000,000 ($591,100) into 375,000 shares.

  On September 30, 2007, Bark Corporation issued 300,000 non-vested share awards to two executives for proceeds of DKK 16,500 ($3,255).

  On September 30, 2007, Bark Corporation issued 113,952 new shares to fifteen purchasers for proceeds of $299,000. Costs of issuing these shares were $17,000.

  On December 28, 2007, Bark Corporation issued 120,139 shares to two purchasers for proceeds of $311,000. Costs of issuing these shares were $61,000.

As a result of the above issuances, the total number of shares issued by Bark Corporation was 10,000,000 shares. These shares were exchanged for 12,964,548 shares of our common stock upon completion of our acquisition of Bark Corporation, as described below under “Reverse Acquisition of Bark Corporation”.

Organization of Bark Advertising

Bark Corporation owns 87.3% of the outstanding share capital of Bark Advertising. Bark Advertising was incorporated on October 12, 2006 in Denmark by Bark Corporation as founder and subscriber. Bark Advertising was incorporated under the name “K2Advertising A/S”. Bark Advertising changed its name to “Bark Advertising A/S” on December 21, 2007. Bark Advertising is the holding company for the advertising branch of the Bark group of companies.

Acquisition of Bark Copenhagen

Bark Copenhagen was incorporated on January 8, 2002 under the laws of Denmark under the name “Living Brands A/S”. Bark Copenhagen has been engaged in the business of providing advertising and marketing services since its inception.

Bark Advertising acquired all the shares of Bark Copenhagen on May 14, 2007. This acquisition was completed pursuant to a share transfer agreement entered into between Bark Advertising and the shareholders of Bark Copenhagen, namely Peter Brockdorff, Daniel Soren, David Asmussen, Finn Balleby and Ole Parnam. Bark Advertising paid a purchase price of DKK 12,000,000 (equivalent to $2,191,300) which was paid by (i) the cash payment of DKK 3,594,000 (equivalent to $656,300), and (ii) the issue of 651 Class B shares of Bark Advertising to the shareholders of Bark Copenhagen with a value of DKK 8,406,000 (equivalent to $1,535,000). The Class B shares that were issued, including additional B shares that were issued on October 3, 2007, represent 12.7% of the issued share capital of Bark Advertising, with the result that Bark Corporation presently holds 87.3% of the share capital of Bark Advertising through its Class A shares and the former shareholders of Bark Copenhagen own 12.7% of the share capital of Bark Advertising through their Class B shares.

Bark Advertising entered into a shareholders agreement with the Class B shareholders concurrent with the closing of the acquisition of Bark Copenhagen. The shareholders agreement provides for the rights and restrictions of the shares held by Bark Corporation, as holder of the Class A shares, and the shares held by the Class B shares. The Class B shares of Bark Advertising have the following characteristics:

  the shares have no dividend nor liquidation preferences,

  the shares have the same rights to receive dividends as all other shares,

  the shares can be called on June 1, 2010 at the purchase price or at the proportional right of ownership of Bark Advertising times average profit before tax in Bark Advertising for the last three financial years times a multiple of five. Based on budgets for Bark Advertising, the latter calculation would give a much lower price than the purchase price. One of the shareholders can call his 92 Class B shares on December 31, 2008 if he chooses to retire from his job in Bark Copenhagen.

  all Class B shares have 1/10 of the voting rights of the Class A shares which are held by Bark Corporation,

  in order to be redeemed, the Class B shareholders must inform Bark Advertising of the election to redeem on January 1, 2010 at the latest,.

  if the Class B shareholders choose not to be redeemed, Bark Advertising starting from June 1, 2010 and on will have the right to redeem the Class B shares at the same terms as mentioned above. However, if a Class B shareholder renounces his rights to be redeemed on June 1, 2009 at the latest, Bark Advertising will lose the right to redeem the shareholder, and if the Class B shares are redeemed, Bark Advertising has the right to pay back the shares over a period of 24 months with an interest rate of the discount rate of the Danish National Bank (currently 4.25% per annum) plus 3% per annum.

The shareholders’ agreement provides that each party will have pre-emptive rights to subscribe for shares on a pro rata basis in connection with any increases in share capital of Bark Advertising and further provides Bark Copenhagen with pre-emptive rights with respect to any transfer of shares by the Class B shareholders (other than transfers to another Class B shareholder). If a third party submits an offer to acquire shares of Bark Advertising causing such third party to own or control 50% or more of Bark Advertising, the other parties to the shareholders’ agreement will be obligated to transfer their shares to such third party on the same terms.

Under the terms of the shareholders’ agreement, the parties agreed that the Board of Directors of Bark Advertising be comprised of five members, of whom one shall be the chief operating officer of Bark Copenhagen and further agreed that Bark Advertising would enter into employment contracts with Peter Brockdorff and Daniel Soren. These employment agreements were entered into in May 2007.

The parties agreed that Bark Advertising would pay Bark Corporation a management fee equal to 6% of the consolidated revenue of Bark Advertising after elimination of inter-company profit. This fee is payment for the overall management of Bark Advertising, group services, ongoing business development, transaction costs, stock exchange listing and price management and acquisitions. The parties further agreed that Bark Corporation would provide a subordinate loan to Bark Advertising of DKK 9 million (equivalent to $1,870,780 as at March 12, 2008), subject to the quarterly interest rate applicable to Bark Corporation’s lending rate for overdrafts.

Following this acquisition, Bark Copenhagen changed its corporate name from “Living Brands A/S” to “Bark Copenhagen A/S”on December 17, 2007.

Acquisition of Bark Media

Bark Media was incorporated in Denmark on August 15, 2004 as “Radar 360 ApS” by BrockSo Holding ApS, Maren Holding ApS and FFF Holding ApS as founders. BrockSo Holding ApS is a private company controlled by Peter Brockdorff and Daniel Soren. Maren Holding ApS is a private company controlled by David Asmussen. FFF Holding ApS is a private company controlled by Finn Balleby. These controlling shareholders were also shareholders of Bark Copenhagen prior to its acquisition by Bark Advertising

Bark Advertising acquired all the shares of Bark Media on May 14, 2007. This acquisition was completed pursuant to a share transfer agreement between Bark Advertising and the shareholders of Bark Media, namely BrockSo Holding ApS, Maren Holding ApS and FFF Holding ApS. Bark Advertising paid a purchase price of DKK 6,000,000 (equivalent to $1,095,000) for this acquisition. Of this purchase price, an initial payment of DKK 5,406,000 was paid on May 1, 2007 and DKK 594,000 is payable quarterly in arrears over the four quarters following May 1, 2007.

Following this acquisition, Bark Media changed its corporate name from “Radar 360 ApS” to “Bark Media ApS”on December 17, 2007.

Bark Property

We incorporated Bark Property ApS on September 28, 2007 under the laws of Denmark. Bark Property is 100% owned by Bark Corporation. Bark Property was incorporated for the purpose of acquiring the premises in which our principal executive offices are located at Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark.

Organization of Bark Group Inc.

Bark Group Inc. was originally incorporated on July 5, 2005 as “Exwal Inc.” under the laws of the State of Nevada. On the date of incorporation, Maria Peceli was appointed as our president, secretary, treasurer and sole director.

On January 15, 2006, we entered into a letter of intent with Columbiz Ltd. (“Columbiz”) and the shareholders and creditors of Columbiz Ltd. that contemplated the acquisition by us of all of the issued and outstanding shares of Columbiz Ltd., subject to certain conditions, including our raising of a minimum financing of $125,000.

In furtherance of our $125,000 financing requirement, we completed a private placement of 2,800,000 shares of common stock at a price of $0.0125 per share for proceeds of $35,000 on March 31, 2006. On November 1, 2006, we completed a private placement of 602,844 shares of common stock at a price of $0.05 per share for total proceeds of $30,142.

Due to the inability to complete the minimum financing of $125,000, we were not able to conclude a definitive share purchase agreement for the acquisition of Columbiz. Accordingly, we abandoned our planned acquisition of Columbiz. We and Columbiz executed a letter agreement effective November 30, 2006 confirming that no legally binding agreement was ever executed and that neither we nor Columbiz has any liability to the other arising out of the execution of the letter of intent.

Reverse Acquisition Transaction of Bark Corporation

We acquired all of the issued and outstanding share capital of Bark Corporation (the “Bark Acquisition”) on February 29, 2008 pursuant to a share exchange agreement dated February 29, 2008 between us and the principal shareholders of Bark Corporation, namely Svaneco Ltd., Sapiens Alliance Ltd., Bent Helvang Media ApS, Bristol Worldwide Ltd. BVI and Klaus Aamann. These principal shareholders represented 87.5% of the issued and outstanding shares of Bark Corporation. The remaining 12.5% interest in Bark Corporation was transferred to us by action of the board of directors of Bark Corporation in accordance with the articles of association of Bark Corporation that entitled the board to cause this transfer to be effected. Further to this transfer of the minority shares of Bark Corporation to us, we are pursuing the execution by each of the minority shareholders of a minority shareholder share purchase agreement that will confirm the terms and conditions on which these share transfers were effected. Our inability to secure execution by the minority shareholders of the minority shareholder share purchase agreements will not effect the legality or validity of the transfer of the shares held by the minority shareholders to us given that the board of directors was empowered to effect this transfer under the articles of association of Bark Corporation.

We issued an aggregate of 12,964,548 shares of our common stock to the shareholders of Bark Corporation to complete the acquisition of Bark Corporation. Upon the completion of this share exchange transaction:

  Ms. Peceli resigned as a director and officer of the Company,

  we changed our corporate name from “Exwal Inc.” to “Bark Group Inc.”,

  Bent Helvang, Klaus Aamann and Jesper Svane were appointed as our directors,

  Bent Helvang was appointed as the chairman of our board of directors,

  Anders Hageskov was appointed as our president and chief executive officer, and

  Ole Bjerre was appointed as our chief financial officer.

In addition, each principal shareholder of Bark Corporation agreed to a lock-up agreement pursuant to which the number of shares that the shareholder will be entitled to sell in any one month period for a period of one year following the date on which the shares of our common stock become eligible for trading on the OTC Bulletin Board has been restricted to the greater of:

  10% of the shares held by the shareholder, and

  12,500 shares of our common stock.

The minority shareholder share purchase agreements include an equivalent lock-up agreement which will be binding on the minority shareholders upon execution of their minority shareholder share purchase agreements.

In connection with the Bark Acquisition, we entered into Repurchase and Lock-Up Agreements with each of our shareholders who purchased shares of our common stock prior to the completion of our acquisition of Bark Corporation. Under these Repurchase and Lock-Up Agreements, each shareholder agreed as follows:

in the event that we do not complete a major financing transaction by June 30, 2008, we will be entitled to purchase all shares held by each shareholder for a price of $0.001 per share. A major financing transaction is a financing transaction whereby we will raise not less than $10 million by the issuance of not more than 2,857,143 shares of our common stock Exercise of this option would result in the former shareholders of Bark Corporation owning all of the shares of our common stock pro rata in accordance with their former shareholdings of Bark Corporation, each shareholder agreed to the change of our corporate name and to the two and one half to one consolidation of our outstanding shares of common stock, and each shareholder agreed to a lock-up agreement pursuant to which the number of shares that the shareholder will be entitled to sell in any one month period for a period of one year following the date on which the shares of our common stock become eligible for trading on the OTC Bulletin Board has been restricted to the greater of:

10% of the shares held by the shareholder, and

12,500 shares of our common stock.

These lock-up agreements are in effect and will limit the number of shares that these shareholders are eligible to sell, notwithstanding the number of shares that the shareholder is able to sell through this prospectus.

Share Consolidation

We completed a one for two and one-half consolidation of our issued and outstanding shares of common stock on February 26, 2008 prior to the completion of the Bark Acquisition. All information presented in this prospectus takes into consideration the consolidation of our shares of common stock, including all share amounts and per share prices.

Agreement with DeBondo Capital

Pursuant to an engagement letter from Debondo Capital Inc. (“Debondo”) to Bark Corporation dated March 6, 2008, Debondo proposed to provide the advisory services necessary to list our shares on the American Stock Exchange (“AMEX”) through a two stage process consisting of an initial quotation of the Company’s shares on the OTC Bulletin Board (the “OTCBB”) and a subsequent listing of our shares on AMEX. The advisory services proposed by Debondo included:

  consulting with us and all relevant professionals and regulatory bodies to structure and package our corporate organization for the most efficient listing on AMEX and market valuation post- listing on both the OTCBB and AMEX, provide and make available a U.S. incorporate holding company, which was Exwal Inc., to enable us to list on the OTCBB,

  introducing us to PacificWave Partners Limited and its institutional investors and securing additional funding of $10 million to be released to us in accordance with our agreement with PacificWave, as described below, and arranging road shows for the Company post-listing.

Under the terms of the engagement agreement, Bark Corporation agreed to pay Debondo a fee consisting of the following:

  an initial payment of $25,000 due and payable on submission of our initial Form S-1 registration statement (of which this prospectus forms a part) with the SEC,

  payment of $200,000 on final receipt and acceptance of the Company’s Form 211 with the Financial Industry Regulatory Authority Inc. and the issuance of a ticker symbol for Bark Group Inc., and payment of $25,000 upon our shares being registered on the American Stock Exchange.

Further to its engagement agreement, DeBondo introduced Bark Corporation to us. In order to facilitate our acquisition of Bark Corporation, DeBondo Capital Limited (Hong Kong) executed an indemnification agreement dated February 29, 2008 wherein DeBondo agreed to indemnify and save Bark Corporation and the shareholders of Bark Corporation harmless from any and all losses, liabilities, actions, costs, damages and expenses arising from the material breach by us or the material inaccuracy or untruth of our representations and warranties in the share purchase agreements. The indemnification agreement will terminate upon the fulfillment of the following conditions:

  delivery by us to Bark Corporation and the shareholders of Bark Corporation of our audited financial statements for the year ended September 30, 2007 which do not conflict with our representations and warranties set forth in the Share Purchase Agreements, and absence of any repurchase by us pursuant to the Repurchase and Lock-Up Agreements as of June 30 2008.

PacificWave Engagement Agreement

Bark Corporation entered into an engagement agreement with PacificWave Partners Limited on August 17, 2007 wherein Bark Corporation engaged PacificWave to act as financial advisor to Bark Corporation in connection with the potential financing of Bark Corporation. The term of this agreement is for a period of three years, during which time PacificWave is to be the exclusive financial advisor to Bark Corporation. The agreement can be terminated by Bark Corporation with six months notice during this term. Further if the financial target of raising $10 million for Bark Corporation is not met by June 1, 2008, the agreement is to be considered to be null and void. Bark Corporation agreed to pay to PacificWave a cash fee of 10% of the amount of all funds raised through investments resulting from the engagement and introductions made by PacifcWave. In addition, Bark Corporation agreed to pay to

PacificWave a fee equal to 5% of the value of any transaction where the investment is made for non-cash consideration. In addition, PacificWave would be issued warrants entitling it to purchase the number of shares of common stock equal to 10% of the gross value of any transaction resulting from the engagement, divided by the closing bid price of the common stock on the day of closing of the transaction. The warrants would be exercisable for a period of five years at an exercise price equal to (i) the lowest warrant exercise price of any warrants issued in connection with the transaction, and (ii) in the event no warrants are issued in the transaction, the closing bid price of the common stock on the day of closing of the transaction. Bark Corporation paid PacificWave a non-refundable cash engagement fee of $25,000 upon execution of the agreement.

Further to this engagement agreement, we plan to work with PacificWave in order to raise a minimum of $10 million in financing. We anticipate that this financing would be an equity financing completed through the issuance of shares of our common stock and share purchase warrants. There is no assurance that we will be able to achieve this financing or any other financing through our engagement agreement with PacificWave.

DESCRIPTION OF BUSINESS

Overview

We are a commercial communication services company that provides integrated traditional and new media advertising and consulting services to our clients. We conduct our business through various subsidiaries which enables us to merge various communication expertise including traditional advertising, media consulting, digital know-how and television production. This mix of skills allows us to customize advertising and marketing communication services to create the most value for our clients.

We conduct our business operations from our head office in Copenhagen, Denmark. Our operating subsidiary is Bark Corporation, which in turn carries on its operations through Bark Advertising, Bark Copenhagen and Bark Media. We also have a representative office in Lugano, Switzerland, from which Mr. Anders Hageskov, our chief executive officer, provides his services.

Our History and Business Development

We commenced our business operations in October 2006 when Bark Corporation was incorporated. We expanded our business in May 2007 with the acquisition of each of Bark Copenhagen and Bark Media.

Bark Copenhagen was founded in 2002 and has evolved into a business with strong management and a client portfolio that included several blue chip accounts and cross border projects. Bark Copenhagen expanded from two employees to twenty-three employees from 2002 to 2007 when it was acquired by us. During this period, Bark Copenhagen expanded its communication expertise beyond the traditional advertising agency model to incorporate new media and advertising skills and consulting services. This included adding a digital department, developing and implementing Internet design and programming, and adding creative as well as traditional media counselling. As a result of this development, Bark Copenhagen has been able to achieve industry recognition within the Danish advertising market. Bark Copenhagen has been recognized in Denmark as being within the top advertising and media firms for strategy, advertising and creative media counselling and has won national as well as international industry awards for its advertising and marketing programs, including:

  the Arnold Award in 2004 granted by Danish Cinema Commercial,

  the Gold Diploma awarded by Creative Circle in 2005,

  the Epica Bronze Award in 2006.

Bark Copenhagen’s revenues prior to our acquisition of Bark Copenhagen were comprised primarily from fees generated from advertising and marketing services provided to its clients. As discussed below, these revenues did not include certain revenues from media placement commissions which were recognized by Bark Media.

Bark Media was organized in 2004 as a media consulting company. The revenues earned by Bark Media prior to our acquisition of Bark Media were attributable solely to revenues from media placement commissions. Under an arrangement agreed to between the previous partners of Bark Copenhagen, media placement commissions on new business created by Bark Copenhagen were owned by Bark Media. This provided a means whereby profit of new business generated by Bark Copenhagen would be shared amongst the then current active partners of Bark Copenhagen. The active partners of Bark Copenhagen comprised the shareholders of Bark Media. This arrangement resulted in revenues and corresponding profits attributable to media placement commissions being stripped out of Bark Copenhagen and recognized in Bark Media. This resulted in a reduction to the revenues and corresponding profits realized by Bark Copenhagen during 2006 and the period ended May 14, 2007.

Since completing these acquisitions, we have focused on merging the synergies of their respective skills, expanding work opportunities from their existing clients and identifying new business for these integrated solutions. We have also implemented a digital department into the agency by hiring senior skilled personnel and focused on upgrading our creative department by hiring additional senior creative directors. We believe that this expansion in our capabilities will help us to attract more large national and international client accounts.

Principal Executive Offices

Our principal executive offices are located In Copenhagen, Denmark at Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark. Our telephone number is +45 7026 9926 and our fax number is +45 3332 0078

We own the premises in which our principal offices are situate. We acquired these premises in October 2007 from Ostergade 17-19 ApS, an unrelated party. We paid a total purchase price of DKK 23,900,000 (equivalent to $4,795,000) to acquire this property. As a result of this acquisition, we vacated our previous premises which we had occupied pursuant to a lease arrangement.

Web Site

Our web site is located at www.barkcorp.com. Our web site and the content of our web site are not incorporated as part of this prospectus.

Our Industry and Competition

We believe that the industry of commercial communication and advertising is going through a structural change. This structural change follows years with decentralisation of the core skills of advertising, namely strategy , creativity, research and media counselling. It also reflects the re-establishment of the digital and internet segment. Based on these perceived structural changes in the industry, we have identified characteristics that we believe the future optimal advertising agency must have merged, namely the skills of:

  advertising, including strategic, creative and production expertise,

  media counselling, including both on-line and off-line expertise, and digital know-how, including consulting and production expertise.

Our competitive experience is that local advertising agencies are incorporating digital skills and knowhow into their businesses. We also see international advertising agencies and networks beginning to expand and build their own brands by focusing on online skills. A very few have started to focus on media counselling, primarily on-line media counselling. The traditional and new media agencies are typically using external media partners.

Our objective is to focus on providing integrated media counselling services within both the traditional and new media advertising services. We believe the changes in technology and the growth in digital media present us with opportunities to compete against traditional media agencies. These opportunities include the opportunity to pursue new media possibilities that incorporate traditional advertising skills with relevant digital know-how. We believe that these changes represent a fundamental change in the media and advertising industry and that these changes represent a growth opportunity for companies that are able to acquire and combine these new media skills with the traditional advertising model.

Our competitors include:

  advertising agencies,

  media agencies, and

  digital agencies.

We believe the following companies to be relevant examples of our key competitors in the different competitor segments. Many of these companies are significantly larger international companies and have substantially greater financial and professional resources than we have. Further, many of these competitors will have global and regional offices from which they can provide services across a wide range of markets for prospective clients. Our location in Denmark, while providing access to the European Union, may be an impediment for international markets, including the United States. Further, our size may be an impediment with potential clients who believe that they need to engage a communications agency that has greater internal resources in order to address their business and marketing needs across a wide range of products and markets. We plan to compete against these larger clients using our business strategy outlined below, which generally involves delivering effective and strategic advertising and marketing campaigns by integrating traditional advertising agency skills with media agency and digital expertise. We believe, as is the experience with a number of our clients to date, that our approach to delivering professional communications services will enable us to compete against these larger competitors, notwithstanding their access to larger resources.

Traditional Advertising Agencies

Our definition of traditional advertising agencies and networks is companies who historically and presently have primarily branded themselves on providing strategic consulting, creative development and production. These competitors include

  BBDO

  Young & Rubicam

  Bates

  EuroRSCG

  J. Walter Thompson

  McCann

The market also includes agencies that combine traditional and new media advertising, such as the following competitors:

  Fallon

  180 Amsterdam,

  Saatchi & Saatchi,

  Forsmann & Bodenfors

In addition to the companies above who are all well established companies with a worldwide network and customer base, we also experience competition from local boutique advertising and media service companies that provide traditional advertising services.

Media Agencies

Competitors that are media agencies include:

  OMD

  MediaedgeCIA

In addition to these competitors who have a worldwide representation, we also experience some minor competition from local media agencies.

Our Strategic Plans

Our strategic plan is to integrate traditional advertising agency skills with the media agency and relevant digital know-how in order to create a communications company that is able to deliver effective advertising and marketing campaigns. We believe that this transformation from a traditional advertising agency to an integrated communications company has only been done on a limited scale to date. We believe this presents us with a market opportunity to expand our business and compete with much larger competitors in the marketplace.

Our strategy is to be able to develop and implement integrated marketing activities for our clients that are effective on a structural and strategic level as well as on an emotive and creative level. We believe this is the key to the creation of effective brand recognition in what has become an over-communicated world. Today’s consumers are continually targeted by ever increasing advertising and marketing. Accordingly, there is a need for intelligent and effective ways to reach the hearts and minds of consumers in a manner which differentiates a client’s products and services. Given the financial constraints of any marketing campaign, it is necessary to create marketing campaigns that break through the background of commercial noise in order to connect with prospective customers in an effective and efficient manner.

Traditional advertising campaigns are experiencing decreasing levels of efficiency when measured against industry standard metrics, such as “targeted rating points” and “gross rating points”. As a result of these decreased efficiencies, traditional advertising can only retain its effectiveness by increasing the volume of advertising, resulting in increased cost to the client. We believe that it is necessary to seek and to understand the consumer’s inner dialogue in order to design a program of effective communication with the consumer. If we can design marketing campaigns that dominate the customer’s inner dialogue, we can create a strong anchor in the consumer’s mind for our clients’ products and services. This strong anchoring creates an authoritative brand positioning. We believe that this anchoring is typically not dependent upon the size of investments in the advertising or marketing, but on the understanding of how to anchor the inner dialogue. Our strategy is to incorporate this objective into our marketing and advertising campaigns in order to create campaigns that are efficient in terms of creating brand awareness and connection with consumers while at the same time minimizing the cost of the campaign for the client.

Our strategy includes the incorporation of various distinct elements with the traditional advertising in order to create a cutting-edge creative platform and an insightful media set-up. This requires that we incorporate our core competencies into each Bark marketing and advertising campaign. The components of our Bark business concept are summarized as follows:

  Bark Advertising – cutting edge business strategy and creativity,

  Bark Media – traditional and new media consulting,

  Bark Digital – development and production of digital platforms and digital content for the Internet; implementing television and mobile solutions based on our marketing experiences; seed and tracking and analyzing the effectiveness and penetration of marketing campaigns, and

  Bark Production – production of television commercials, dissemination of viral films, product placement and development of commercial television formats.

Our objective is to expand our operations beyond our current base in Copenhagen. We believe that we have the opportunity to be a “first-mover” within the market by implementing our strategy on an international scale. This will involve expanding the expertise that we have developed and the experience that we have gained to new markets. We believe that this strategy will require that we complete acquisitions in order to build a critical mass and a brand image as a recognized player firstly in the European communications market. We believe that we have opportunities both within Western Europe, where markets are more established, and new European market countries, where expanding economies are triggering increased spending on media and advertising budgets.

We have begun the process of identifying potential acquisition targets. We will apply the following criteria in evaluating existing media and advertising firms that we think may qualify as strategic acquisitions that will enable us to expand our business in line with our overall strategy:

  proven profitability,

  well-established in the local market,

  strong professional skills,

  dynamic and effective management,

  strong ranking amongst local industry peers, and

  proven track record in the industry.

While we have begun to implement our search for prospective acquisition targets, we believe that there will be a limited number of media and advertising firms that will meet our qualifications for acquisition. Further, even if we identify firms for acquisition, there is no assurance that we will be able to negotiate and conclude acquisitions with the principals of these firms. Accordingly, there is no assurance that we will be able to successfully implement our acquisition strategy.

Anaconda

We are presently evaluating the acquisition of Anaconda TV GmbH, a television production company incorporated in Munich, Germany. The company was founded by Mr. Matthias Lange, and two of the present major shareholders of Bark Corporation, Mr. Jesper Svane and Mr. René Lauritsen. Mr. Svane and Mr. Lauritsen own 51% of Anaconda TV through the company Bark Holding Ltd., a private company controlled by Mr. Svane and Mr. Lauritsen. Bark Corporation has concluded two option agreements dated December 12, 2007 with Bark Holding Ltd. whereby Bark Corporation has the right but not the obligation to purchase up to an aggregate 51% ownership interest in anaconda .tv GmbH from Bark Holding Ltd. Under the terms of the first option, Bark Corporation may acquire a 19% interest for an option price equal to 1,800,000 DKK (equivalent to $374,100 as at March 12, 2008) at any time up to March 31, 2008. Under the terms of the second option, Bark Corporation may acquire a 32% interest for an option price equal to 3,000,000 DKK (equivalent to $623,500 as at March 12, 2008) at any time up to September 30, 2008. We are presently evaluating the ongoing financial performance of Anaconda TV in order to assess whether we will proceed with the acquisition of this interest in Anaconda TV through exercise of our option. We are contemplating exercising the option if the financing report of Anaconda TV demonstrates that Anaconda TV is a cash flow positive operation. To date, cash flow positive operations have not been demonstrated and we have not made any determination to exercise our option. Further, there is not assurance that we will exercise this option.

Bark Corporation has entered into an administration agreement with Anaconda TV GmbH whereby Bark Corporation has agreed to provide management services to Anaconda TV GmbH for a fee. This administration agreement is presently in effect.

Our Operations

Marketing Campaigns

We work with our clients to implement the full advertising and marketing campaigns from start to finish. We meet with our clients to discuss their brand and objectives and then work with them to devise an advertising and marketing strategy to achieve their objectives. This work will typically involve:

Definition of business and/or communication strategies:

Definition of market situation and trends,

Analysis and research work,

Definition of the future strategic brand platform,

Formulation of advertising and marketing concepts,

Creative development:

Development of the creative platform in accordance with the brand personality,

Development of creative campaign,

Media strategy and consulting:

Advising on the optimum means of using media to reach our clients’ customers and potential customers,

Coordination and production of the campaigns, for media implementation, such as television advertisements, radio commercials, Internet web sites and newspaper and magazine advertisements.

As part of our engagement, we will work with our partners in the media business in order to create and implement our clients’ marketing programs. Once we have agreed with our client on the ideas and concepts that will form the basis of a marketing campaign, we will then work to implement the campaign. We work with film producers and photographic studies in order to create the campaigns that will be distributed via media outlets to our clients’ desired customer base. This work will include, for example, arranging for the creation for the following media:

the filming and production of television advertisements,

the recording and production of radio commercials,

photography and illustrations

printing via printing houses

We work closely with these other media professionals in order to guide the creative development and implementation of the advertising and marketing campaign. We supervise the work of these professionals in order to ensure that our concept is achieved.

The marketing campaigns that we develop and implement for our clients typically range from about three months to twelve months in duration. This contrasts with the strategic part of our services which typically has a range of several years.

We are paid by our clients on a fee for services basis for this work. In addition, we may also be paid commissions for media placement and production commissions when working with external parters. Our clients will pay for the expense of the placement of the media in media outlets, such as television stations, radio stations, the Internet, newspapers and magazines.

Fee for Advertising Services

We earn the majority of our revenues in fees for services arrangements where we enter into contracts with our clients for our advertising and marketing services. The professional services that we provide encompass the following:

Strategic counselling:

Creating business and brand strategies,

Advising on product development,

Providing workshops for management, board of directors and marketing departments,

Research and analysis:

Recommending of need and methods to test different marketing challenges,

Conducting focus groups, hall tests and interviews with the public

Use of our own in house internet based analysis tool,

Conducting brain science research projects focusing on human perception and giving seminars to clients and new business targets on our findings and offering our clients the opportunity to become active partners in these projects,

Creative development of advertising campaigns:

Definition and formulation of advertising and marketing concepts,

Creative development, art direction and copy writing,

Recommending creative and strategic of use of media channels,

Coordination and production of advertising campaigns:

Coordination of the chosen campaign idea is being finalised in accordance with approved layout, including copy writing, proof reading, programming and final artwork,

Coordination of collaboration with external partners such as photographers, sound studios, specialist programming, TV production companies, and printing houses,

Media strategy and counselling:

Development of media strategy in accordance to brand position, campaign objectives, chosen target group(s), and size of investment,

Advising on the optimum means of using media to reach our clients’ customers and potential customers most effective and cost efficient manner as possible,

Price negotiations for media costs:

Negotiating cost of media for our clients. We negotiate annual agreements as well as ad hoc campaigns,

Coordination of campaign execution:

Dialogue with media partners within the chosen campaign media channels, such as television advertisements, radio, outdoor commercials, internet web sites, newspaper, magazine advertisements and mobile media.

Commissions on Media Placement

We earn commissions based on the placement of advertising on media for our clients. Under these arrangements, we are engaged by our clients to develop the ideas and the concept being behind an advertising and marketing program for our clients. We engage professionals for the creation of the advertising media which is created using outside partners, such as film and photographic studies. We then arrange with other media agencies to set up the advertising and marketing programs across a spectrum of media outlets, including television, radio, newspapers and magazines. The media agencies will arrange for the placement of the advertisements and deal directly with the media companies. We are compensated in these arrangements based on the total amount that the client ultimately spends on the marketing and advertising programs. We earn a commission in the range of 3% to 5% of the total advertising and marketing budget. These commissions are paid to us on a monthly basis. In certain circumstances, we may be paid a fee for our initial creative services, with an additional commission based on media placements.

Our Customer Base

We have a customer base comprising of a wide range of clients, including both large multi-national companies and smaller start-up business. We work with clients across a broad range of industries and brands. Our clients are presently primarily based in or connected to Denmark, however we have a number of international clients. We presently have a customer base of approximately 30 customers. Within this customer base, we have approximately 5 customers that account for approximately 50% of our overall revenues.

Our key customers and brands include the following:

  Statoil, a Norwegian oil and gasoline corporation,

  Totempo, a Danish automotive company selling and repairing cars,

  Grand Marnier, an alcoholic beverage,

  Fionia Bank, a consumer bank,

  Jaegermeister, an alcoholic beverage,

  Nordax, a financial services business,

  EVA, a kitchenware brand,

  RO’sTorv, a retail outlet,

  Tulip, a fast moving consumer goods business, and

  Gyldendal, a book publisher.

We feel that, initially, our strongest market opportunities for expansion are in Western and Eastern Europe. We feel that emerging Eastern European economies will provide significant opportunity for the commercial communication services that we provide. We are currently focused on expanding our business in the following markets: Copenhagen, Stockholm, Munich, Hamburg, Milan, Paris, Barcelona, Warsaw, Malmo, Prague, London, Budapest and Geneva. We are experiencing an interest for our concept outside Europe and plan to explore these opportunities.

We plan to expand our business through a combination of organic growth and through acquisition of strategic businesses.

Our Employees

We have a total of twenty-six (26) employees. All of our employees other than our receptionist are professional services personnel.

Our professional management team is comprised of:

Name	Professional Management Positions
Bent Helvang	Chairman of Bark Group Inc., Chairman of Bark Corporation, Bark Advertising, Bark Copenhagen, Bark Media; Chief executive officer of Bark Property

Anders Hageskov	President and chief executive officer of Bark Group Inc., Bark Corporation, Bark Advertising, Bark Copenhagen and Bark Media
Peter Brockdorff	Chief Executive Officer of Bark Copenhagen and Bark Media
Henrik Sorensen	Strategic Director of Bark Copenhagen
Daniel Soren	Chief Operating Officer of Bark Copenhagen and Bark Media

The biographical experience of each of the above persons is presented in this prospectus above under the heading “Directors, Executive Officers, Promoters and Control Persons”.

Our skilled senior staff include experts within their field of work who enable us to provide consulting services and advice to our clients in the following areas:

Business strategy

We have developed a number of strategic products that we provide exclusively to our clients,

Research and analysis methods and programmes.

We are qualified and experienced in working with all common analysis methods

We will conduct some research and analysis ourselves for the benefit of our clients

Human perception of commercial messages.

We are among the leading companies within our industry taking part in brain science projects.

Creative and traditional media counselling

Internal learning for our clients

We have personnel consulting our clients in how optimize learning within companies

We teach and train our clients’ employees in new products, services and marketing activities

Intellectual Property

Our intellectual property relates to the business techniques and processes and other trade secrets that we use in order to provide our professional services. As outlined above under “Employees”, this includes intellectual property relating to our expertise in the following areas:

Business strategy,

Research and analysis of methods and programmes,

Creative and traditional media counselling techniques, and

Research into human perception of commercial messages.

While this intellectual property is important to our business success, this intellectual property is not subject to any patents, nor do we anticipate that any patents would be granted for this intellectual property. However, we may consult with patent legal counsel in the future to assess whether any of the intellectual property that we create would be eligible for patent protection. We rely on confidentiality agreements with our professional staff and non-competition agreements with our key employees in order to maintain the confidentiality of this information and to ensure that our competitors do not learn our business techniques and processes and trade secrets. However, there is no assurance that employees whose employment with us is terminated will not attempt to use this information in there new employment of businesses.

We do not own the copyright in the work that we create for our clients. Under our standard contractual arrangements, our clients will own the intellectual property that relates to the media that we generate in the course of providing our professional services.

We are in the process of preparing and submitting a trademark application for the “Bark” trade name that we use in connection with our business and professional services. This trademark application has not yet been submitted and there is no assurance that any trademark will be granted.

Government Regulation

Our industry is regulated by the local (i.e. Danish) laws for marketers as well as European Union regulations. It is our duty and responsibility towards our clients that our counselling at all times respect the law. Our account responsible employees are frequently trained in the word of the local law as well as changes that appears from time to time in order to ensure compliance with these laws.

We are required to qualify to do business in each jurisdiction in which we do business. We are further subject to laws of general application that apply to conducting business in each jurisdiction where we carry on business. There are no specific government laws or regulation, other than those of general application, that are conditions to us carrying on business and providing professional services in those jurisdictions in which we currently carry on business. As we expand our business into new jurisdictions, we will have to assess the local laws of each jurisdiction in order to ensure that we are able to carry on our business as planned.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro forma Unaudited Condensed Consolidated Statement of Operations

On May 14, 2007, Bark Advertising, a subsidiary of Bark Corporation, acquired 100% of the capital stock in Bark Copenhagen for a purchase price of DKK 12,000,000 ($2,191,300) in a transaction that included a cash payment of DKK 3,594,000 ($656,300) in addition to the issuance of 651 redeemable shares of common stock with a value of DKK 8,406,000 ($1,535,000) in Bark Advertising. The issuance of these shares in Bark Advertising reduced Bark Corporation's percentage ownership of Bark Advertising to 87.3% . At the date of acquisition, Bark Corporation solely included the operations of Bark Advertising.

Also, on May 14, 2007, Bark Advertising acquired 100% of the capital stock in Bark Media for a purchase price of DKK 6,000,000 ($1,095,600) all paid in cash.

The pro forma unaudited condensed consolidated statement of operations gives effect to the acquisitions of Bark Copenhagen and Bark Media as if they occurred on January 1, 2007. The pro forma unaudited condensed consolidated statement of operations use the:

1)	Bark Corporation consolidated statement of operations prepared in accordance with US GAAP as appearing elsewhere in this Registration Statement;

2)

Income statement of Bark Copenhagen prepared in accordance with US GAAP, included in the reconciliation from Danish GAAP to US GAAP in Note 14 to the Bark Copenhagen financial statements appearing elsewhere in this Registration Statement. For purposes of the pro forma unaudited condensed consolidated statement of operations, we have converted the Bark Copenhagen income statement from Danish Kroner to US Dollars at the average exchange rate for the period of DKK/$ 5.4456;

3)

Income statement of Bark Media prepared in accordance with US GAAP, included in the reconciliation from Danish GAAP to US GAAP in Note 13 to the Bark Media financial statements appearing elsewhere in this Registration Statement. For purposes of the pro forma unaudited condensed consolidated statement of operations, we have converted the Bark Media income statement from Danish Kroner to US Dollars at the average exchange rate for the period of DKK/$ 5.4456; and

4)	The purchase price adjustments resulting from the acquisitions of Bark Copenhagen and Bark Media.

We have not included a pro forma balance sheet for these acquisitions as both acquisitions were reflected in the December 31, 2007 balance sheet of Bark Corporation.

Pro forma Unaudited Condensed Consolidated Balance Sheet

On February 29, 2008, Bark Group Inc., a non-operating private shell company, completed the acquisition of Bark Corporation in an acquisition transaction that was completed as a share exchange with the former shareholders of Bark Corporation. This transaction involved the issuance of equity of Bark Group Inc. to the shareholders of Bark Corporation, resulting in the former shareholders of Bark Corporation controlling the majority of the shares of Bark Group Inc. This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by Bark Corporation, for the net monetary assets of Bark Group Inc., accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangible is recorded.

Accordingly, Bark Corporation is considered the acquirer for accounting purposes and Bark Group Inc. is treated as the acquiree for accounting purposes, notwithstanding the legal form of the acquisition. The relevant acquisition process utilizes the capital structure of Bark Group Inc. with the assets and liabilities of Bark Corporation and subsidiaries (collectively the “Predecessor”) recorded at historical cost. The Predecessor will be the operating entity for financial reporting purposes and the financial statements prior to February 29, 2008 will be those of the Predecessor.

A pro forma balance sheet giving effect to the recapitalization has been presented at December 31, 2007. The unaudited pro forma condensed consolidated balance sheet of Bark Group Inc. has been derived from the historical financial statements of Bark Group Inc., not presented herein. The unaudited pro forma condensed consolidated balance sheet of Bark Corporation has been derived from the historical financial statements of Bark Corporation prepared in accordance with US GAAP as appearing elsewhere in this registration statement. The equity section of the combined entity's balance sheet reflects the par value of Bark Group Inc.’s outstanding equity securities and the accumulated deficit of Bark Corporation. The remaining amount of equity after adjustments to the Bark Group Inc. acquirer's common stock has been recorded to additional paid-in capital.

General

Pro forma adjustments do not reflect any adjustments associated with potential operating efficiencies and cost savings associated with combining the companies. The pro forma adjustments do not include any adjustments to selling, general and administrative expenses for any future operating changes.

The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the acquisitions or recapitalization actually occurred on January 1, 2007 or on December 31, 2007 respectively.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed financial information should be read in conjunction with the information contained in ‘‘Summary of Financial Data,’’ ‘‘Management’s Discussion and Analysis’’ and the financial statements and notes thereto appearing elsewhere in this Registration Statement.

Pro Forma Unaudited Condensed Consolidated Statement of Operations for the Year Ended
December 31, 2007
(in thousands of USD, except per share data)

	Bark Corporation for the year ended December 31, 2007 (a)	Bark Copenhagen for the period, January 1 – May 14, 2007 (b)	Bark Media for the period, January 1 – May 14, 2007 (c)	Pro forma adjustments	Pro forma consolidated Statement of Operations for the year ended December 31, 2007
Net revenue	4,792	1,396	109	-	6,297
Cost of revenue	(2,835)	(913)	(3)	-	(3,751)
(exclusive of depreciation and amortization shown separately below)
Selling, general and administrative expenses	(1,725)	(343)	(20)	-	(2,088)
Depreciation and amortization	(118)	(8)	-	(41) (d)	(167)
Operating income	114	132	86	(41)	291
Financial income	32	-	-	-	32

	Bark Corporation for the year ended December 31, 2007 (a)	Bark Copenhagen for the period, January 1 – May 14, 2007 (b)	Bark Media for the period, January 1 – May 14, 2007 (c)	Pro forma adjustments	Pro forma consolidated Statement of Operations for the year ended December 31, 2007
Financial expenses	(514)	(3)	-	(29) (e)	(546)
(Loss)/income before income taxes	(368)	129	86	(70)	(223)
Benefit/ (provision) for income tax	(30)	(43)	(21)	18(f)	(76)
Net (loss)/ income	(398)	86	65	(52)	(299)

Earnings per share
Basic	(0.04)				(0.03)
Diluted	(0.04)				(0.03)

(a)	Extracted from the consolidated statement of operations for Bark Corporation prepared in accordance with US GAAP as appearing elsewhere in this Registration Statement.

(b)

Extracted from the income statement of Bark Copenhagen prepared in accordance with US GAAP, included in the reconciliation from Danish GAAP to US GAAP in Note 14 to the Bark Copenhagen financial statements appearing elsewhere in this Registration Statement. For purposes of the pro forma unaudited condensed consolidated statement of operations, we have converted the Bark Copenhagen consolidated income statement from Danish Kroner to US Dollars at the average exchange rate for the period of DKK 5.4456.

(c)

Extracted from the income statement of Bark Media prepared in accordance with US GAAP, included in the reconciliation from Danish GAAP to US GAAP in Note 13 to the Bark Media financial statements appearing elsewhere in this Registration Statement. For purposes of the pro forma unaudited condensed consolidated statement of operations, we have converted the Bark Media consolidated income statement from Danish Kroner to US Dollars at the average exchange rate for the period of DKK 5.4456.

(d)

Represents amortization of customer relationships arising from the acquisition of Bark Copenhagen and Bark Media. Customer relationships have a useful life of approximately 4 years and are amortized on an accelerated basis. The estimated future annual aggregate amortization expense for the next five years is as follows:.

Fiscal year ending December 31	USD 000’s
2008	67
2009	33
2010	14
2011	1
2012	-
Total	115

(e)

Gives effect to the addition of interest expense on borrowings of DKK 9,000,000. The borrowing bears annual interest at the "Danske Bor" plus 1.5%. The average rate for the year ended December 31, 2007 was 6.06% per annum assuming the acquisitions of Bark Copenhagen and Bark Media had occurred on January 1, 2007. A .75% variance in this rate would adjust annual interest expense by $5,000.

(f)	Adjusts the income tax expense for the adjustments (d) and (e) using a 25% statutory tax rate.

Unaudited Pro forma Condensed Consolidated
Balance Sheet
For the year ended 31 December 2007

	Bark Group	Bark Corporation	Pro forma
	Inc. (a)	(b)	adjustments	Pro Forma
Current assets:
Cash and cash equivalents	1	768	-	769
Accounts receivable, net	-	851	-	851
Related party receivables, current	-	133	-	133
Loan to related party, current	-	33	-	33
Other receivables	-	171	-	171
Prepaid tax	-	35	-	35
Deferred tax asset	-	-	-	-
Prepaid expenses and other current assets
	-	73	-	-
Total current assets	1	2,064	-	2,065
Property, plant and equipment, net	-	4,808	-	4,808
Loan to related party, non-current	-	37	-	37
Goodwill	-	3,363	-	3,363
Other intangible assets, net	-	156	-	156
Other non current assets	-	597	-	597
Total assets	1	11,025	-	11,026

Current liabilities:
Accounts payable	13	122	-	135
Accrued payroll and payroll related costs	-	266	-	266
Accrued liabilities	12	721	-	733
Deferred tax liabilities, net	-	5	-	5
Deferred revenue	-	444	-	444
Short-term debt and current portion of long-
term debt	-	2,982	-	2,982
Loan from Bark Holding Ltd. (related party)
	-	108	-	108
Total current liabilities	25	4,648	-	4,673
Long-term debt	-	3,152	-	3,152
Deferred tax liabilities, net	-	28	-	28
Total liabilities	25	7,828	-	7,853
Minority interest	-	1,847	-	1,847
Shareholders’ equity
Common stock	3 (d)	98	(98) (c)
			13 (e)	16
Additional paid-in capital	63 (d)	1,639	(90) (c)
			98 (c)
			(13) (e)	1,697

Accumulated deficit	(90)	(406)	90 (c)	(406)
Accumulated other comprehensive income
	-	19	-	19
Total Shareholders’ equity, net	(24)	1,350	-	1,326
Total liabilities and shareholders’ equity	1	11,025	-	11,026

(a)	Extracted from the balance sheet of Bark Group Inc. as at 30 September 2007 which is not presented herein.

(b)	Extracted from the consolidated balance sheet for Bark Corporation prepared in accordance with US GAAP, appearing elsewhere in this Registration Statement.

(c)

Represents adjustments to reflect the par value of Bark Group Inc.’s outstanding equity securities and the retained earnings of Bark Corporation. The remaining amount of equity after adjustments to Bark Group Inc’s common stock has been recorded to additional paid-in capital.

(d)

Adjusted for one for two and one half consolidation of the issued and outstanding shares of common stocks of Bark Group, Inc. on February 26, 2008. There were no other capital transactions which occurred between December 31, 2007 and February 29, 2008, the date of the recapitalization.

(e)	Reflects the issuance of 12,964,548 common shares of Bark Group, Inc. to the former shareholders of Bark Corporation to complete the acquisition of Bark Corporation.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction the section of this prospectus entitled “Description of Business” and with:

  the audited consolidated financial statements for Bark Corporation as at December 31, 2006 and 2007 and for the period from inception (October 9, 2006) to December 31, 2006 and for the year ended December 31, 2007, including the notes to those financial statements;

  the audited financial statements of Bark Copenhagen as at December 31, 2006 and May 14, 2007 and for the year ended December 31, 2006 and the period ending May 14, 2007, including the notes to those financial statements; and

  the audited financial statements of Bark Media as at December 31, 2006 and May 14, 2007 and for the year ended December 31, 2006 and the period ending May 14, 2007, including the notes to those financial statements appearing elsewhere in this prospectus.

This prospectus contains forward-looking statements that involve risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this prospectus. Our actual results may differ materially from those anticipated in these forward-looking statements.

The consolidated financial data in this discussion of our results of operations has been derived from the financial statements of Bark Corporation. Prior to the acquisition of Bark Corporation, we had no independent operations and had limited operating costs. We believe that providing this disclosure based on Bark Corporation provides the investor with the most useful information to understand our underlying results of operations.

Amounts presented below in Danish Crowns (DKK) have been converted into U.S. Dollars as at December 31, 2007, as reflected in the audited financial statements for Bark Corporation, unless otherwise specified.

Presentation of Financial Information

We were incorporated as “Exwal Inc.” on July 5, 2005. We acquired Bark Corporation on February 29, 2008 in a transaction whereby we issued 12,964,548 shares of our common stock to the shareholders of Bark Corporation for all of the outstanding share capital of Bark Corporation. We were a shell company with minimal assets and operations prior to the completion of this acquisition. We completed the change of our corporate name to “Bark Group Inc.” as a condition to the completion of closing of the acquisition. Our original sole executive officer and director was replaced by the management team of Bark Corporation concurrent with the closing of this acquisition.

Bark Corporation was incorporated on October 9, 2006. Bark Corporation acquired Bark Copenhagen and Bark Media on May 14, 2007. For financial statements purposes, Bark Corporation consolidated the assets and liabilities and results of operations of Bark Copenhagen and Bark Media effective May 14, 2007. Accordingly, the balance sheet data as at December 31, 2007 and the results of operations for the period from May 14, 2007 to December 31, 2007 include the assets, liabilities and results of operations of Bark Copenhagen and Bark Media.

Bark Group Inc. (formerly Exwal Inc.)

Prior to the completion of the acquisition by Bark Group Inc. of Bark Corporation, Bark Group Inc. was a “shell company”, as defined under SEC regulations, existing under the name “Exwal Inc.” with minimal assets and operations. The acquisition transaction that resulted in the acquisition of Bark Corporation by

Bark Group Inc. involved the issuance of equity of Bark Group Inc. to the shareholders of Bark Corporation, resulting in the former shareholders of Bark Corporation now controlling the substantial majority of the shares of Bark Group Inc. This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangible should be recorded. As such, Bark Corporation is treated as the acquirer for accounting purposes and Bark Group Inc. is treated as the acquiree for accounting purposes, each notwithstanding the legal form of the acquisition. Accordingly, the financial statements presented are those of Bark Corporation. As Bark Group Inc. was a shell company with minimal assets and operations prior to the completion of the business combination, no separate financial statements of Bark Group Inc. are presented.

Bark Corporation

The financial statements of Bark Corporation include the accounts of Bark Corporation and its direct and indirect owned subsidiaries. All inter-company transactions and balances have been eliminated. The consolidated financial statements include the accounts of Bark Corporation and its subsidiaries for the period from incorporation (October 9, 2006) through December 31, 2006 and for the fiscal year ended December 31, 2007. These financial statements include the assets, liabilities and results of operations of Bark Advertising from incorporation of Bark Advertising on October 12, 2006 to December 31, 2007. The financial statements of Bark Corporation consolidate the assets and liabilities of Bark Copenhagen and Bark Media as at May 14, 2007 and include the results of operations of Bark Copenhagen and Bark Media for the period from May 14, 2007 to December 31, 2007.

The consolidated financial statements include the accounts of Bark Corporation and its subsidiaries from the beginning of the month nearest to consummation of their respective acquisitions.

Bark Copenhagen

The audited financial statements of Bark Copenhagen as at and for the year ended December 31, 2006 and the period ending May 14, 2007 are included in this prospectus and the registration statement of which this prospectus forms a part on the basis that the acquisition of Bark Copenhagen constituted a significant acquisition by Bark Corporation under SEC Regulation S-X Rule 3-05.

Bark Corporation completed the acquisition of Bark Copenhagen on May 14, 2007 for a purchase price of DKK 12,000,000 (equivalent to $2,191,300) which was paid by (i) the cash payment of DKK 3,594,000 (equivalent to $656,300), and (ii) the issue of 651 Class B shares of Bark Advertising to the shareholders of Bark Copenhagen with a value of DKK 8,406,000 (equivalent to $1,535,000). These shares are included as a minority interest in our consolidated balance sheet as at December 31, 2007.

The acquisition of Bark Copenhagen has been accounted for under the purchase method of accounting which requires the purchase price to be allocated to the net assets and liabilities acquired based on their fair value at the date of acquisition. After identifying certain intangible assets, Bark Corporation allocated $2,074,000 of the purchase price to goodwill associated with the Bark Copenhagen acquisition, which is the difference between the price paid for Bark Copenhagen and the fair value of the assets and liabilities acquired.

Bark Media

The audited financial statements of Bark Media as at and for the year ended December 31, 2006 and the period ending May 14, 2007 are included in this prospectus and the registration statement of which this prospectus forms a part on the basis that the acquisition of Bark Media constituted a significant acquisition by Bark Corporation under SEC Regulation S-X Rule 3-05.

Bark Corporation completed the acquisition of Bark Media on May 15, 2007 for consideration comprised of the cash payment of DKK 6,000,000 (equivalent to $1,095,600).

The acquisition of Bark Copenhagen has been accounted for under the purchase method of accounting which requires the purchase price to be allocated to the net assets and liabilities acquired based on their fair value at the date of acquisition. As no intangible assets were identified, Bark Corporation allocated $1,043,000 to goodwill associated with the Bark Media acquisition, which is the difference between the price paid for Bark Media and the fair value of the net assets and liabilities acquired.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 to our consolidated financial statements included herein. Several accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. We base our estimates and judgments on historical experience, terms of existing contracts, observance of trends in the industry, information provided by customers and outside sources and various other assumptions that we believe to be reasonable under the circumstances. Significant accounting policies which we believe involve the application of significant judgment and discretion by management and are therefore “critical” accounting policies include:

Revenue recognition

Advertising and media services consist of various arrangements including commissions, fees, and incentive-based revenue. Commissions are generally earned on the date of the broadcast or publication.

We generally utilize the proportional performance method for recognizing revenue in fee arrangements. In applying the proportional performance method of revenue recognition, we are required to make significant judgments, estimates and assumptions. In assessing contract performance, both input and output measures are reviewed. Costs incurred are used as an objective input measure of performance. The primary input of all work performed under these arrangements is labor. As a result of the relationship between labor and cost, there is normally a direct relationship between costs incurred and the proportion of the contract performed to date. Costs incurred as a proportion of expected total costs is used as an initial proportional performance measure. The indicative proportional performance measure is always subsequently validated against other more subjective criteria (i.e. relevant output measures) such as the percentage of interviews completed, percentage of reports delivered to a client and the achievement of any project milestones stipulated in the contract.

Since project costs can vary from initial estimates, the reliance on total project cost estimate represents an uncertainty inherent in the revenue recognition process. Individual project budgets are reviewed regularly with project leaders to ensure that cost estimates are based upon up to date and as accurate information as possible, and take into account any relevant historic performance experience. Also, the majority of contracted services subject to proportional performance method revenue recognition are in relation to short term projects, averaging approximately one and one-half(1.5) months. Due to this close and frequent monitoring of budgeted costs and the preponderance of short term projects, the impact of variances between actual and budgeted project costs has historically been minimal.

Contractual arrangements with clients may also include performance incentive provisions designed to link a portion of the revenue to our performance relative to both qualitative and quantitative goals. Performance incentives are recognized as revenue for quantitative targets when the target has been achieved and for qualitative targets when confirmation of the incentive is received from the client.

Business Combinations

We account for our acquisitions utilizing the purchase method of accounting. Under the purchase method of accounting, the total consideration paid is allocated to the underlying assets and liabilities, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain acquired assets and liabilities, identifiable intangible assets in particular, is subjective in nature and often involves the use of significant estimates and assumptions. Finite-lived identifiable intangible assets are amortized on an accelerated basis, as this basis approximates the expected cash flows from the Company’s existing definite-lived identifiable intangible assets.

Goodwill is accounted for under the Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). Under the provisions of this statement, our goodwill is tested for impairment on an annual basis. We elected to conduct our impairment tests in March. Since inception, we have operated in one reporting unit. This unit is tested for impairment by comparing the implied fair value of the reporting unit with the carrying value of that unit. Implied fair value is determined based on a valuation study performed by us using the discounted cash flow method and the estimated market values of the reporting units. No impairment of goodwill was recognized during the year ended December 31, 2007.

We recorded goodwill in 2007 in connection with our acquisition of each of Bark Copenhagen and Bark Media, as discussed above.

Results of Operations

The results of operations for Bark Corporation are summarized below:

	Year Ended December 31, 2007 (in thousands USD)	Period from Inception (October 9, 2006) to December 31, 2006 (in thousands USD)
Net Revenue	4,792	70
Cost of Revenues	(2,835)	(14)
Selling, General and Administrative Expenses	(1,725)	(67)
Operating Income	114	(11)
Interest (expense)/income, net	(514)	-
(Provision) / benefit for income taxes	(30)	3
Net loss	(398)	(8)

Revenue

We derive revenues from fees charged by us in connection with the provision of advertising and media services. We earn revenues based on various different fee arrangements, including:

  fees for advertising services,

  commissions on media placements,

  incentive based revenue, or

  a combination of all of the above

The majority of our revenues are attributable to revenues earned on a fee for services basis for the advertising and marketing services that we provide. The next key component of our revenues are commissions that we earn from the placement of media through media outlets. We presently earn commissions from media placements from approximately five customers. See “Critical Accounting Policies – Revenue Recognition” above.

Bark Corporation achieved its initial revenues commencing in October 2006. Revenues for the period from October 9, 2006 to December 31, 2006 were $70,000. These initial revenues were comprised of fees generated from the initial advertising and marketing services that we provided. Our revenues increased significantly during 2007 to $4,792,000 as a result of our acquisition of Bark Copenhagen and Bark Media and the expansion of our business operations resulting from our increased professional employee base and our increased number of clients, as discussed below.

During 2007, we gained customers through the acquisition of Bark Copenhagen and Bark Media and through accretive growth in our business. We also added professional staff subsequent to our acquisition of Bark Copenhagen and Bark Media. We anticipate that our larger customer base and the increased number of revenue generating professionals will result in us earning greater revenue in fiscal 2008 than fiscal 2007.

We also anticipate higher revenues in fiscal 2008 as we are in the process of undertaking media placements directly, rather than using media placement agencies to provide these services. We are able to undertake these services due to our expanded business operations. In circumstances where we make media placements directly, we will invoice our clients with the full cost of the placement of the media with the media outlets. Under these arrangements, we will receive a higher commission of approximately 5%, rather than a commission of 3% to 4% that we would earn if we placed the media using a media agency. Further, our revenues will increase under this business model, although we will have corresponding increased costs of revenues. We anticipate that this increase in revenues with increased costs of revenues will decrease our gross profit as a percentage of our revenues.

Cost of Revenues

Our costs of revenues are attributable to direct costs that we incur to produce a final communication product incorporating the marketing and advertising concepts that we develop. The final communication product is then delivered to media outlets who then broadcast to the public. These direct costs include, for example, the following:

  consultancy fees,

  film production,

  photography,

  web site design,

  production of radio commercials,

  printed materials

  layout of advertisements for newspapers and magazines.

These expenses represent external costs that we pay to third parties as part of the creation and implementation of advertising and marketing campaigns for our clients. These expenses do not include the cost of placement of media through media outlets as these costs are incurred directly by our clients. See “Critical Accounting Policies – Revenue Recognition” above.

Our costs of revenues in fiscal 2007 were 59.2% of our total revenues. This compares to costs of revenues for Bark Copenhagen of 65.4.6% for the period from January 1, 2007 to May 14, 2007 and 67.9% for fiscal 2006. Bark Media’s costs of revenues were 2.9% for the period from January 1, 2007 to May 14, 2007 and 50.5% for fiscal 2006. Bark Media’s lower costs of revenues in 2007 was attributable to earnings from media placement commissions with minimal corresponding expenses during this period. Costs of revenues will increase proportionally with revenues, other than media placement costs that we anticipate will increase significantly due to the fact that we have previously been using media agencies to place ads in media advertisements. Accordingly, costs of revenues as a percentage of revenues are anticipated to increase. Our costs of revenues in fiscal 2006 were 20.0% of our total revenues and are not comparable to costs of revenues in fiscal 2007 as fiscal 2006 results reflect a limited period prior to our acquisition of Bark Copenhagen and Bark Media.

As discussed above, we anticipate that our costs of revenues will increase as we start to complete media placements directly with media outlets. Further, we anticipate that our costs of revenues will increase as a percentage of revenues as we complete this transition.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses include the following expenses:

  salaries for administrative staff and administrative functions, which equal approximately 29% of total selling, general and administrative expenses,

  fees to our chief executive officer and our chairman which are not included in salaries, which equal approximately 16% of total selling, general and administrative expenses,

  a portion of stock based compensation relating to stock issued to 2 employees on September 30, 2007 with a vesting period of 37 months,

  office rental and associated office costs,

  professional expenses, including lawyers, auditors and other consultancy costs,

  client marketing, travel and entertainment expenses, and

  information technology costs.

Our selling, general and administrative expenses in 2007 were $1,725,000, compared to $67,000 for the period from October 9, 2006 to December 31, 2006. These increased expenses reflected the consolidation of Bark Copenhagen and Bark Media on May 14, 2007 and expenses relating to stock based compensation.

We anticipate that our selling, general and administrative expenses will increase during fiscal 2008 due to the following factors:

  we anticipate that our salaries and related compensation expenses will be significantly higher in fiscal 2008 due to the growth in our employee base,

  we anticipate increased professional expenses resulting from accounting, auditing and legal expenses associated with our preparation and filing of a registration statement with the Securities and Exchange Commission, we anticipate increased travel and related expenses as we identify acquisition targets and attempt to concluded acquisitions, and we anticipate that we will be required to make milestone payments under our agreement with DeBondo Capital

Increased costs should be off-set by decreased rental expenses as we purchased our office premises in late 2007. The effect of the reduced rental expenses will be neutralized by increased depreciation expense related to the building and interest expense attributable to the loan that we arranged to enable us to acquire our office premises.

Depreciation and Amortization

Depreciation includes depreciation on office equipment and amortization of customer relationships.

Depreciation and amortization was $118,000 in fiscal 2007, compared to $0 in fiscal 2006. Depreciation and amortization in fiscal 2007 included $83,000 attributable to amortization of customer relationships. The remaining balance was attributable to depreciation of equipment.

Interest Expense

Interest expense includes interest that we pay on our loans from Danske Bank. These loans are described in detail below under “Liquidity and Capital Resources – Bank Indebtedness”.

In May 2007, Bark Corporation received a non-interest bearing loan for DKK 3,000,000 ($591,000). On the date of issuance, we agreed to convert the loan into common shares at a rate of DKK 8.00 per share. As the conversion rate was below than the value of the shares on the date of issuance, Bark Corporation applied EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" to compute the beneficial conversion feature. In September 2007, Bark Corporation converted this loan into common shares resulting in an additional interest expense in the period of $366,000.

We anticipate that our ordinary interest expense on bank loans will increase substantially in 2008 in comparison to 2007 as a result of the loans that were taken out to enable us to complete the acquisitions of Bark Copenhagen and Bark Media and the acquisition of our Copenhagen premises.

Net Income

Our net loss for fiscal 2007 was $398,000. Our net loss for the period from October 9, 2006 to December 31, 2006 was $8,000, which reflected our start-up operations during this period.

Liquidity and Capital Resources

Cash and Working Capital

As at December 31, 2007, we had cash of $768,000 and a working capital deficit of $2,584,000. We also had non-current restricted cash of $597,000, which amount is held by Danske Bank as security for loans payable to Danske Bank. Our working capital deficit is primarily attributable to short-term debt and the current portion of our long-term debt.

Based on our current and anticipated level of operations, we believe that our proceeds from operating cash flows, together with amounts we expect to be available under our new financing arrangements, will be sufficient to meet our anticipated liquidity needs over at least the next twelve months.

Bank Indebtedness

Bark Corporation borrowed DKK 9,000,000 (equivalent to $1,773,000) pursuant to a credit facility with Danske Bank in 2007 in order to enable Bark Corporation to complete the acquisition of Bark Copenhagen and Bark Media. As at December 31, 2007, the amount outstanding under this credit facility was $1,773,000. The rate of interest payable under the credit facility is presently 6.0% and the facility is repayable in full on May 18, 2009. Bark Advertising is liable as a guarantor under a suretyship executed in favour of Danske Bank. In addition, we have pledged restricted cash of $597,000 as security for this loan.

Bark Property obtained a DKK 21,900,0000 (equivalent to $4,315,000) mortgage loan from Danske Bank in October 2007 in order to enable us to acquire our head office property in Copenhagen. The credit facility contract for this loan stated that the credit facility would be discharged by the proceeds of a mortgage loan and a new foreign currency loan by no later than December 31, 2007. As contemplated in the credit facility contract, Bark Property has repaid a portion of this loan from the proceeds of two additional loans obtained from Danske Bank in March 2008, one loan in the amount 5,250,000 DKK (equivalent to $1,091,110 as at March 12, 2008), denominated in Swiss Francs, and one loan in the amount 1,750,000 DKK (equivalent to $363,700 as at March 12, 2008). These loans have been amortized over a term of fifteen years ending February 2023. We anticipate that the outstanding balance of the mortgage loan will in March 2008 be released and replaced with a loan expiring in 2038 from a credit institution, with interest and premiums only payable in the first 10 years followed by payments on account of repayment of principal to be amortized over a period of 20 years plus interest and premium. We received a 14,900,000 DKK ($2,935,800) loan offer from Realkredit, a financial institution related to Danske Bank, in September 2007, however to date the loan has not been concluded. The present mortgage loan is a floating interest rate loan facility. Danske Bank has not demanded repayment of the loan, notwithstanding that the December 31, 2007 date for re-financing of the loan.

Bark Copenhagen has a floating interest rate line of credit facility in the amount of DKK 2,000,000 ($394,000). As at December 31, 2007, the amount outstanding under this line of credit facility was $0. The line of credit facility is repayable in full on December 31, 2009. The rate of interest payable under the line of credit facility is presently 7.25% per annum

The following table summarizes our future principal payments under debt obligations as of December 31, 2007 (in 000’s):

Fiscal year ending December 31	$ 000’s
2008	2,995
2009	1,885
2010	137
2011	148
2012	166
Thereafter	1,112
Total	6,443

Bark Advertising Class B Shares

As part of the acquisition of Bark Copenhagen, Bark Advertising issued 651 Class B shares at a price of DKK 12,912 ($2,373) per share. Furthermore, three senior employees were issued 75 Class B shares at a price of DKK 12,000 ($2,206) per share. All Class B shares have the same rights and preferences. The shares in Bark Advertising have been included as a component of minority interest at a value of DKK 9,374,000 ($1,847,000). The Class B shareholders are entitled to receive 20% of Bark Advertising’s profits before tax and elimination of internal management fee and interest expenses for the years ended 2007 and 2008.

Cash Used In Operating Activities

We generated cash of $405,000 from operating activities during fiscal 2007. We generated cash of $31,000 during the period from October 9, 2006 to December 31, 2006, which reflected our start-up operations during this period.

Cash From/Used in Investing Activities

We used cash of $7,166,000 in investing activities during fiscal 2007. Cash used investing activities included purchases of property and equipment, including our Copenhagen premises, of $4,780,000. We also used cash of $1,721,000 to acquire Bark Copenhagen and Bark Media, which amount is net of cash acquired in these transactions.

Cash from Financing Activities

Bark Corporation realized cash from financing activities of $7,480,000 during 2007, compared to $88,000 during the period from October 9, 2006 to December 31, 2006. Cash from investing activities during 2007 was comprised of the following:

  cash of $602,000 realized from the sale of sales of shares by Bark Corporation, as described below, less issuance costs of $74,000,

  cash of $591,000 realized from the proceeds of a loan subsequently converted into shares of Bark Corporation,

  proceeds attributable to the issuance of the Class B redeemable shares of Bark Advertising upon the acquisition of Bark Copenhagen equal to $165,000,

  proceeds from a loan from Bark Holding, a shareholder, in the amount of $108,000,

  proceeds from short term loans equal to $2,935,000 and long term loans equal to $3,152,000, being the loans that were advanced by Danske Bank to enable us to acquire Bark Copenhagen and Bark Media, and the loan that was advanced by Danske Bank to enable us to acquire our Copenhagen premises, less associated costs.

Cash from financing activities during the period from October 9, 2006 to December 31, 2006 was attributable solely to sales of shares by Bark Corporation, as described below.

Bark Corporation completed the following issuances of its securities, prior to our acquisition of Bark Corporation:

  On October 9, 2006, Bark Corporation issued 9,090,909 shares of common stock to the founding shareholders of Bark for total proceeds of $88,700, which number of shares reflects a subsequent stock split completed by Bark Corporation prior to our acquisition of Bark Corporation.

  On September 30, 2007, Bark Corporation converted an outstanding loan of DKK 3,000,000 ($591,100) into 375,000 shares.

  On September 30, 2007, Bark Corporation issued 300,000 non-vested share awards to two executives for proceeds of DKK 16,500 ($3,255).

  On September 30, 2007, Bark Corporation issued 113,952 new shares to 15 purchasers for proceeds of $299,000. Costs of issuing these shares were $13,000.

  On December 28, 2007, Bark Corporation issued 120,139 shares to 2 purchasers for total proceeds of $311,000. Costs of issuing these shares were $61,000.

As a result of the above issuances, the total number of issued shares of Bark Corporation was 10,000,000 shares. These shares were exchanged for 12,964,548 shares of our common stock upon completion of our acquisition of Bark Corporation.

Plan of Operations

We will fund our current business operations from revenues from our current business operations. We plan to fund future acquisitions by arranging for future funding. The amount of this future funding will depend on the acquisitions that we propose to complete. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We presently have no arrangements in place for any additional equity financings. In the absence of such additional financing, we may not be able to implement our acquisition strategy of acquiring new advertising and media businesses. If we do not obtain the required additional financing, we will initially scale back our acquisition strategy to the extent required in order that we can complete acquisitions with our available capital.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our acquisition strategy. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our acquisition strategy.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Recent Accounting Pronouncements

In July 2006, the FASB issued Financial Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. This interpretation also provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. There was no cumulative effect adjustment to the opening balance of retained earnings arising as a result of the adoption of FIN 48.

In September 2006 the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). The Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. FAS 157 was to be effective in its entirety for fiscal years beginning after November 15,

2007, however in February 2008, the FASB issued FASB Staff Position No. FSP FAS 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”) which deferred the effective date of certain elements of FAS 157 to fiscal years beginning November 15, 2008. Under FSP FAS 157-2, application of FAS 157 may be deferred until fiscal years beginning after November 15, 2008 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company do not expect that the adoption of those parts of FAS 157 not deferred by FSP FAS 157-2 will result in a material impact on their financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. If the fair value option is elected, a business entity shall report unrealized gains and losses on elected items in earnings at each subsequent reporting date. Upon initial adoption of this Statement an entity is permitted to elect the fair value option for available-for-sale and held-to-maturity securities previously accounted for under FASB Statement 115. The effect of reclassifying those securities into the trading category should be included in a cumulative-effect adjustment of retained earnings and not in current-period earnings and should be separately disclosed. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe the adoption of SFAS No. 159 will have a material impact on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This revised statement requires assets and liabilities, including contingent liabilities, acquired in a business combination in addition to contingent consideration to be measured at their fair values as of the date of the acquisition. SFAS No. 141(R) requires that any adjustments to an acquired entity’s deferred tax asset and liability balances that occur after the measurement period be recorded as a component of income tax expense. Under the transition provisions of SFAS No. 141(R), the new requirement applies to all business combinations, regardless of the consummation date. This statement also changes the treatment of restructuring charges, in-process research and development costs, and acquisition related costs. SFAS No. 141(R) is effective for all companies with fiscal periods beginning on or after December 15, 2008 and will be effective for the Company for acquisitions consummated after January 1, 2009. The Company is in the process of evaluating the effects of the adoption of SFAS No. 141(R).

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”). This statement clarifies the accounting and reporting for non-controlling interests, currently referred to as minority interests. Under SFAS No. 160, non-controlling interests will be classified as a component of equity. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is in the process of evaluating this standard and therefore has not yet determined the impact that the adoption of SFAS No. 160 will have on their financial statements.

DESCRIPTION OF PROPERTIES

We own the premises in which our principal executive offices are located at Ostergade 17-19, 3rd Floor, 1100 Copenhagen K, Denmark. We acquired these premises in October 2007. These premises are comprised of 833 square meters (equal to approximately 8,966 square feet). These premises are professional offices in which all of our professional staff are presently located, other than Mr. Anders Hageskov, our chief executive officer, who provides his services from our Lugano, Switzerland office. These premises are presently adequate for our current needs for the operations.

We presently have a representative office in Lugano, Switzerland from which Mr. Anders Hageskov, our chief executive officer, provides his services. Our office in Lugano is comprised of 116 square meters (equal to approximately 1,250 square feet). This office is a professional office and is presently adequate for our current needs. These premises are leased by Lugano Communications Ltd. We reimburse Lugano

Communications for the expenses attributable to these premises pursuant to our management services agreement with Lugano Communications, as described below under “Certain Relationships and Related Transactions”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since the beginning of our last fiscal year or during the preceding fiscal year, had any material interest, direct or indirect, in any transaction in which the amount involved exceeded the lesser of $120,000 or one percent of our average total assets at year end for the last two completed fiscal years:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings, step-parents, step-children and in-laws) of any of the above persons or any person (other than a tenant or employee) sharing the household of any of the above persons.

Acquisition of Bark Corporation

We issued the following shares to the following shareholders who are directors, officers or greater than 5% shareholders in connection with our acquisition of Bark Corporation on February 29, 2008:

Name and Shareholder	Number of Shares Issued (1)	Number of Shares and Percentage of Bark Corporation Held (2)
Directors and Officers:
Bent Helvang Director and Chairman	2,262,902 Shares (3)	1,745,454 (17.5%)
Anders Hageskov President and Chief Executive Officer	2,262,902 Shares (4)	1,745,454 (17.5%)
Peter Brockdorff Chief Executive Officer of Bark Copenhagen	194,468 Shares	150,000 (1.5%)
Klaus Aamann Director	2,263,067 Shares	1,745,454 (17.5%)
Jesper Svane Director	2,262,902 Shares (5)	1,745,454 (17.5%)
Major Shareholders:
Sapiens Alliance Ltd.	2,262,902 Shares (6)	1,745,454 (17.5%)

Name and Shareholder	Number of Shares Issued (1)	Number of Shares and Percentage of Bark Corporation Held (2)
Directors and Officers:
Bark Holding Ltd.	166,524 Shares (7)	128,446 (1.3%)

(1)	We issued an aggregate of 12,964,548 shares of our common stock to acquire 10,000,000 shares of Bark Corporation.

(2)	The percentage of class is based on 10,000,000 shares of Bark Corporation issued and outstanding immediately prior to the acquisition.

(3)	These shares are held indirectly by Mr. Helvang through Bent Helvang Media ApS, a private company controlled by Mr. Helvang.

(4)	These shares are held indirectly by Mr. Hageskov through Bristol Worldwide Limited (BVI), a private company controlled by Mr. Hageskov.

(5)	These shares are held indirectly by Mr. Svane through Svaneco Ltd., a private company controlled by Mr. Svane.

(6)	Sapiens Alliance Ltd. is a private company that is controlled by Mr. Rene Lauritsen.

(7)	Bark Holding Ltd. is a private company controlled by Mr. Svane and Mr. Lauritsen.

Acquisition of Bark Copenhagen

We acquired Bark Copenhagen on May 14, 2007 pursuant to a share transfer agreement between Bark Advertising and the shareholders of Bark Copenhagen, namely Peter Brockdorff, Daniel Soren, David Asmussen, Finn Balleby and Ole Parnam. This acquisition is described in detail in the section entitled “Organization Since Incorporation”. Under this agreement, Bark Advertising paid a cash purchase price and issued Class B shares of Bark Advertising to the selling shareholders of Bark Copenhagen. Of the share consideration paid, Mr. Brockdorff was issued Class B shares of Bark Advertising that are equal to 3.74% of the outstanding share capital of Bark Advertising as consideration for the payment of DKK 2,824,500 (equivalent to $587,020 as at March 12, 2008). A shareholders agreement was executed between Bark Advertising and the holders of the Class B shares. This shareholders agreement is described in detail in the section entitled “Organization Since Incorporation”. Mr. Brockdorff is expected to receive a dividend on his Class B shares of Bark Advertising in the amount of $19,500 in 2008.

Acquisition of Bark Media

Bark Advertising acquired all the shares of Bark Media on May 14, 2007. This acquisition was completed pursuant to a share transfer agreement between Bark Advertising and the shareholders of Bark Media, namely BrockSo Holding ApS, Maren Holding ApS and FFF Holding ApS. This acquisition is described in detail in the section entitled “Organization Since Incorporation”. Bark Advertising paid a purchase price of DKK 6,000,000 ($1,095,600) for this acquisition. Of this purchase price, an initial payment of DKK 5,406,000 was paid on May 1, 2007 and DKK 594,000 is payable quarterly in arrears over the four quarters following May 1, 2007. Of the purchase price paid, a total of 90% of the purchase price was paid to BrockSo Holding ApS, a private company controlled by Peter Brockdorff and Daniel Soren.

Bent Helvang

Bent Helvang Media ApS, a private company 100% owned by Bent Helvang, received a fee of $55,147 in 2007 and $8,333 in 2006 in consideration for services related to acquiring new companies, strategy work for the Bark group and management services.

Mr. Helvang entered into a chairman’s agreement with Bark Corporation dated June 1, 2007 pursuant to which Mr. Helvang provides his services as chairman of Bark Corporation and its subsidiary companies. The details of this chairman’s agreement are provided below under the section entitled “Executive Compensation”.

Anders Hageskov

We entered into a management services agreement with Lugano Communication & Entertainment SA (“Lugano Communications”) pursuant to which the services of Mr. Anders Hageskov, our chief executive officer, are provided. The details of this management services agreement are provided below under the section entitled “Executive Compensation”.

Bark Holding Ltd., Switzerland, a shareholder in Bark Corporation has received a fee of $61,853 in respect of the period from January 1, 2007 to May 31, 2007 and $33,000 during 2006 for services rendered by Anders Hageskov to Bark Advertising.

Lugano Communication & Entertainment SA received a fee of $162,684 for the period from June 1, 2007 to December 31, 2007 for services rendered by Anders Hageskov to Bark Copenhagen. This fee includes reimbursement of costs for operating our office in Lugano, Switzerland, which costs were paid for by Lugano Communication & Entertainment SA.

Klaus Aamann

Washburn Assets Ltd., a private company 100% owned by Klaus Aamann, received a total commission of $72,620 in 2007 relating to share subscriptions for Bark Corporation. Under the funding agreement between Bark Corporation and the founding shareholders of Bark Corporation, Washburn Assets Ltd. receives 20% of the capital it raises from new share holders. This arrangement terminated on January 31, 2008.

Bark Holding Ltd.

Bark Corporation entered into option agreements dated December 12, 2007 with Bark Holding Ltd., a private company controlled by Mr. Svane and Mr. Lauritsen. Under the terms of these option agreement, Bark Corporation has the right but not the obligation to purchase up to an aggregate 51% ownership interest in anaconda.tv GmbH from Bark Holding Ltd. Anaconda.tv is presently 51% owned by Bark Holding Ltd. Under the terms of the first option, Bark Corporation may acquire a 19% interest for an option price equal to 1,800,000 DKK (equivalent to $374,100 as at March 12, 2008) at any time up to March 31, 2008. Under the terms of the second option, Bark Corporation may acquire a 32% interest for an option price equal to 3,000,000 DKK (equivalent to $623,500 as at March 12, 2008) at any time up to September 30, 2008. This option has not been exercised to date. A proportionate share of any dividends distributed during the exercise period of the option will be applied to reduce the consideration payable in the event the option is exercised. Bark Corporation loaned $68,000 to Anaconda.tv in July 2007. The loan accrues interest at the rate of 7% per annum. Interest accrued as at December 31, 2007 was $2,136. The loan will be repaid in twelve monthly instalments starting August 1, 2008, with the last instalment in July 2009.

Bark Holding Ltd. loaned DKK 506,000 ($87,847) to Bark Corporation in November 2006. This loan was repaid in full in December 2007, including accrued interest at the rate of 7% per annum equal to $6,519 in 2007 and $607 in 2006.

Bark Holding Ltd. loaned $108,263 to Bark Corporation in December 2007. We anticipate this loan will be repaid in full during 2008.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the Financial Industry Regulatory Authority Inc.’s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Exchange Act. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As at March 12, 2008, we had sixty-seven (67) registered holders of our common stock.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The declaration of dividends is at the discretion of our board. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. Our board of directors will evaluate the payment of dividends from time to time based upon our financial condition, our operating plans, our capital requirements and the amount of funds legally available for the payment of dividends. Our loan agreements with Danske Bank presently prohibit the payment of dividends without the prior consent of Danske Bank.

Rule 144 Shares

There are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, provided that a company is subject to the reporting requirements of the Exchange Act, a person who has beneficially owned shares of such company’s common stock for at least six months is entitled to sell those shares under Rule 144 provided that such person is not an affiliate of the company and has not been an affiliate of the company during the prior three months and provided that current public information about the company is available. After a one-year holding period, non-affiliates can resell without satisfying any of the conditions under Rule 144. However, affiliates of such a company continue to be subject to the requirements of Rule 144, including volume limitations on the number of shares that may be sold in any three month period.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other person.

Options, Warrants and Other Convertible Securities

We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock. Our board of directors plans to evaluate and adopt a stock option or other form of equity compensation plan during the current fiscal year that will provide for stock options or other forms of equity compensation for our directors, officers, employees and eligible consultants. No stock option plan or other form of equity compensation plan has been adopted to date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for the years ended December 31, 2007 and 2006 for:

  Mr. Bent Helvang, our chairman,

  Mr. Anders Hageskov, our chief executive officer,

  Mr. Ole Bjerre, our chief financial officer, and

  Mr. Peter Brockdorff, the chief executive officer of Bark Copenhagen.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (1)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($) (1)	Non- qualified Deferred Compen- sation Earnings ($) (1)	All Other Compen- sation ($)	Total ($)
Bent Helvang, Chairman(2)	2007 2006	$137,900 $8,333	0 0	0 0	0 0	0 0	0 0	$10,500 0	$148,400 $8,333
Anders Hageskov, Chief Executive Officer (3)	2007 2006	$224,537 $33,000	0 0	0 0	0 0	0 0	0 0	0 0	$224,537 $33,000
Ole Bjerre, Chief Financial Officer (4)	2007 2006	$30,900 N/A	0 N/A	0 N/A	0 N/A	0 N/A	0 N/A	0 N/A	$30,900 N/A
Peter Brockdorff, Chief Executive Officer of Bark Copenhagen(5)	2007 2006	$146,600 N/A	0 N/A	0 N/A	0 N/A	$7,300 N/A	0 N/A	$4,000 N/A	$157,900 N/A

(1) All amounts paid in Danish Crowns (DKK) and converted into U.S. dollars based on a conversion rate of 5.0753 DKK per $1.00 as at December 31, 2007.

(2) Mr. Helvang is chairman of Bark Group Inc., Bark Corporation, Bark Advertising, Bark Copenhagen, and director of Bark Property. Bent Helvang Media ApS, a private company 100% owned by Bent Helvang, received a fee of $55,147 in 2007 for the period from January 1, 2007 to May 31, 2007 and $8,333 in 2006 in consideration for services related to acquiring new companies, strategy work for the Bark group and management services. In addition, Mr. Helvang was paid a chairman’s fee equal to DKK 60,000 (equivalent to approximately $12,470 as at March 12, 2008) per month, plus expenses, from June 1, 2007 through to December 31, 2007.

(3) Mr. Hageskov was the chief executive officer of Bark Group Inc., Bark Corporation, Bark Advertising, Bark Copenhagen and Bark Media during 2007. He ceased to be the chief executive of Bark Copenhagen and Bark Media during 2008. Bark Holdings Ltd., a shareholder, received a fee of $61,853 for the period from January 1, 2007 to May 31, 2007 through Bark Holding Ltd. and a fee of $33,000 during 2006 in respect of the services provided by Mr. Hageskov to Bark Advertising. Lugano Communication & Entertainment SA was paid a fee of $162,684 in respect of the services provided by Mr. Hageskov to Bark Advertising. The amounts paid to Lugano Communication & Entertainment SA were inclusive of certain expenses incurred by in providing the services of Mr. Hageskov under our management contract with Lugano Communication & Entertainment SA, which expenses includes office rent expenses for the Lugano office and related office expenses and travel, marketing and entertainment expenses.

(4) Mr. Bjerre was appointed as our chief financial officer in November 2007 and was paid during 2007 on a consultant fee basis.

(5) Mr. Brockdorff was the chief operating officer of Bark Copenhagen and Bark Media during 2007. Mr. Brockdorff was appointed as the chief executive officer of Bark Copenhagen and Bark Media during 2008. In addition, Mr. Brockdorff is expected to receive a dividend on his Class B shares of Bark Advertising in the amount of $19,500 during 2008.

Employment and Management Services Agreements

Bent Helvang

Bark Denmark entered into a Chairman’s Agreement with Bent Helvang dated June 1, 2007 pursuant to which Mr. Helvang provides his services as chairman of Bark Corporation and its subsidiary companies. Mr. Helvang is required to discharge his obligations as chairman under Danish law for each company for which he is chairman. In addition, he responsible for the following matters:

  targeting and coordinating acquisition of subsidiaries within the advertising and media industry in Europe,

  cooperation with external advisors and, together with the chief executive officer, acting as the person in charge of the planned listing on the OTC Bulletin Board and later on the American Stock Exchange, and implementation of a joint strategy and business plan for the Bark group of companies.

Bark Denmark agreed to pay to Mr. Helvang a chairman’s fee equal to DKK 60,000 (equivalent to approximately $12,470 as at March 12, 2008) per month, plus expenses, through to December 31, 2007. From January 1, 2008, the fee shall increase to DKK 100,000 (equivalent to 19,700) per month, plus expenses. Expenses include petrol bills, telephone, including mobile phone, Internet and newspaper bills and will be paid according to bills submitted. The agreement is to be renewed annually at each annual meeting of Bark Corporation, commencing in April 2008. If Mr. Helvang is not re-elected as chairman, his fee will be paid to July 1 of the relevant year, and any further claims for supplementary fees will lapse.

Anders Hageskov

Bark Corporation entered into a management services agreement with Lugano Communication & Entertainment SA pursuant to which the services of Mr. Anders Hageskov, our chief executive officer, are provided. Under the terms of this agreement, Lugano Communication & Entertainment SA agreed to make the services of Mr. Hageskov available as managing director of Bark Corporation, Bark Advertising and, at the request of Bark Denmark, any other subsidiary or portfolio company of Bark Corporation. These services and professional responsibilities are stipulated to be those of a chief executive officer under the Danish Companies Act. Bark Corporation agreed to pay an annual fee equal to DKK 1,680,000 (equivalent to $331,000) for these management services The yearly fee is subject to annual renegotiation once every year when the annual report of Bark Corporation is approved by the board of directors, provided that there shall be no renegotiation until March 2008 at the earliest. The agreement is for an initial term expiring December 31, 2008. The agreement will be automatically renewed for a further period of twelve months unless the agreement is terminated by written notice of either party to the other not later than six months before the expiry of the then current term. The parties stated their intention that the agreement remain in effect for a period of at least three years. In the event of termination that is not caused by a material breach on the part of Lugano Communication & Entertainment SA, Bark Corporation will be required to pay to Lugano Communication & Entertainment SA a termination fee equal to six month’s fee. Lugano Communication & Entertainment SA is obligated to pay for all expenses associated with our Lugano office under this arrangement, including rent and associated expenses and telecommunications expenses.

Ole Bjerre

We have entered into an employment agreement dated October 24, 2007 with Mr. Ole Bjerre whereby we pay to Mr. Bjerre a fixed salary of 600,000 DKK (equivalent to approximately $124,700 as at March 12, 2008) per annum. The employment agreement is effective as of January 1, 2008. Amounts paid in 2007 were consulting fees paid pursuant to a previous consulting arrangement with Mr. Bjerre. We may terminate this employment agreement by giving three months’ written notice of termination if we terminate prior to July 31, 2008, or six months’ written notice of termination if we terminate after July 31, 2008. Mr. Bjerre may terminate the employment agreement by giving three months’ written notice.

Peter Brockdorff

Bark Copenhagen entered into services agreement with Peter Brockdorff effective January 1, 2008 pursuant to which Mr. Brockdoff is engaged as manager of Bark Copenhagen. Mr. Brockdorff’s salary under this agreement was 104,000 DKK (equivalent to approximately $21,614 as at March 12, 2008) per month as of January 1, 2008, but will increase to 114,000 DKK (equivalent to approximately $23,690 as at March 12, 2008) per month starting in April 1, 2008 reflecting his new office as chief executive officer of Bark Copenhagen. Mr. Brockdorff is entitled to reimbursement of mobile phone expenses and to a home computer and related Internet expenses. In addition to his salary, Mr. Brockdorff participates in the profit of Bark Advertising through his ownership of Class B shares of Bark Advertising. The Class B shareholders are entitled to receive 20% of Bark Advertising’s profits before tax and elimination of internal management fee and interest expenses for the years ended 2007 and 2008. Mr. Brockdorff is entitled to receive his pro rata share of this amount in accordance with his ownership of Class B shares of Bark Advertising. Neither Bark Copenhagen nor Mr. Brockdorff is entitled to terminate the agreement prior to May 31, 2010.

Outstanding Equity Awards as of December 31, 2007

In September 2007, Bark Corporation issued 300,000 non-vested share awards to Peter Brockdorff, now the chief executive officer of Bark Copenhagen, and Daniel Soren, now the chief operating officer of Bark Copenhagen. The fair value of the non-vested share awards on the date of issuance was DKK 3,939,000 ($777,000). The non-vested awards will become fully vested on May 31, 2010. During fiscal

2007, we recorded $159,806 of compensation expenses to these non-vested stock awards. As of December 31, 2007, there was $605,756 of total unrecognized compensation costs related to these non-vested stock awards. The cost is expected to be recognized over a period of 37 months.

The following equity awards were outstanding as at December 31, 2007:

Name and Principal Position	Number of Shares of Stock That Have Not Yet Vested (#)	Market Value of Shares That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, That Have Not Vested ($)
Bent Helvang, Chairman	Not applicable.	Not applicable.	Not applicable.	Not applicable.
Anders Hageskov, Chief Executive Officer	Not applicable.	Not applicable.	Not applicable.	Not applicable.
Ole Bjerre, Chief Financial Officer	Not applicable.	Not applicable.	Not applicable.	Not applicable.
Peter Brockdorff, Chief Executive Officer of Bark Copenhagen	150,000	386,506	0	0

There were no incentive stock options granted or issued to our named executive officers as of December 31, 2007.

Compensation of Directors

Other than amounts that we pay to Mr. Helvang for acting as our chairman, as disclosed above in the Summary Compensation Table, we do not currently pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Long-term Incentive Plans

We do not have any long-term incentive plans in place.

FINANCIAL STATEMENTS

The following financial statements are included with this prospectus. These financial statements have, as for Bark Corporation A/S, been prepared on the basis of accounting principles generally accepted in the Unites States and are expressed in U.S. dollars, and have, as for Bark Copenhagen A/S and Bark Media ApS, been prepared on the basis of accounting principles generally accepted in Denmark and are expressed in Danish Kroner (DKK) and include reconciliations to US GAAP.

Bark Corporation A/S

Bark Copenhagen A/S

Independent Auditors' Report	F-27
Income Statements for the period from January 1 to May 14, 2007 and the year ended December 31, 2006	F-28
Balance Sheets as at May 14, 2007 and December 31, 2006	F-29
Statements of Cash Flows for the period from January 1 to May 14, 2007 and the year ended December 31, 2006	F-31
Statements of Shareholders' Equity	F-32
Notes to the Financial Statements	F-33

Bark Media ApS

Independent Auditors' Report	F-42
Income Statements for the period from January 1 to May 14, 2007 and the year ended December 31, 2006	F-43
Balance Sheets as at May 14, 2007 and December 31, 2006	F-44
Statements of Cash Flows for the period from January 1 to May 14, 2007 and the year ended December 31, 2006	F-45
Statements of Shareholders' Equity	F-46
Notes to the Financial Statements	F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bark Corporation A/S
Copenhagen, Denmark

We have audited the accompanying consolidated balance sheets of Bark Corporation A/S and subsidiaries (the "Company") as at December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2007 and the period from October 9, 2006 (Inception date) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Bark Corporation A/S and subsidiaries as at December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and the period from October 9, 2006 (Inception date) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended December 31, 2007 have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements the Company currently has negative working capital and limited financial resources available to pay ongoing financial obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in note 1 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Copenhagen, March 12, 2008

Deloitte
Statsautoriseret Revisionsaktieselskab

/s/ Jørgen Holm Andersen	/s/ Thomas Elsborg Jensen
Jørgen Holm Andersen	Thomas Elsborg Jensen
State Authorised Public	State Authorised Public
Accountant (Denmark)	Accountant (Denmark)

Bark Corporation A/S
Consolidated balance sheets
Assets
(in thousands of USD)

	December 31,
	2007	2006
Current assets:
Cash and cash equivalents	768	120
Accounts receivable, net of allowance for doubtful accounts of USD 0 and
USD 0 at December 31, 2007 and 2006	851	-
Related party receivables, current	133	90
Loan to related party, current	33	-
Other receivables	171	-
Prepaid tax	35	-
Deferred tax asset	-	3
Prepaid expenses and other current assets	73	89
Total current assets	2,064	302
Property, plant and equipment, net	4,808	-
Loan to related party, non-current	37	-
Goodwill	3,363	-
Other intangible assets, net	156	-
Other non current assets (restricted cash)	597	-
Total assets	11,025	302

See notes to the consolidated financial statements

Bark Corporation A/S
Consolidated balance sheets (continued)
Liabilities and shareholders' equity
(in thousands of USD)

	December 31,
	2007	2006
Current liabilities:
Accounts payable	122	-
Accrued payroll and payroll related costs	266	41
Accrued liabilities	721	41
Deferred tax liabilities, net	5	-
Deferred revenue	444	139
Short-term debt and current portion of long-term debt	2,982	-
Loan from Bark Holding Ltd. (related party)	108	-
Total current liabilities	4,648	221
Long-term debt	3,152	-
Deferred tax liabilities, net	28	-
Total liabilities	7,828	221
Minority interest	1,847	-
Commitments and contingencies (Note 19)
Shareholders' equity
Common stock of DKK 0.055 per share par value; 10,000,000 shares	98	88
authorized; 10,000,000 and 9,090,909 shares issued and outstanding at
December 31, 2007 and 2006, respectively.
Additional paid-in capital	1,639	-
Accumulated deficit	(406)	(8)
Accumulated other comprehensive income	19	1
Total Shareholders' equity	1,350	81
Total liabilities and shareholder's equity	11,025	302

See notes to the consolidated financial statements

Bark Corporation A/S
Consolidated statements of operations
(in thousands of USD except for per share amounts)

	Year ended	Period from
		October 9,
		(Inception
		date) to
	December 31,	December 31,
	2007	2006
Net revenue (including sales to related parties of USD 197 for the year	4,792	70
ended December 31, 2007 and USD 0 for the period ended December 31,
2006)
Cost of revenues (exclusive of depreciation shown separately below)	(2,835)	(14)
Selling, general and administrative expenses (including fee to related party	(1,725)	(67)
of USD 55 for the year ended December 31, 2007 and USD 8 for the year ended December 31, 2006)
Depreciation and amortization	(118)	-
Operating income / (loss)	114	(11)
Interest income (including interest income from related parties of USD 9	32	-
for the year ended December 31, 2007 and USD 0 for the year ended
December 31, 2006)
Interest expense	(514)	-
Loss before income taxes and minority interest	(368)	(11)
(Provision) / benefit for income taxes	(30)	3
Income allocated to minority interest holders	-	-
Net loss	(398)	(8)

Loss per share
Basic	(0.04)	(0.00)
Diluted	(0.04)	(0.00)

Weighted-average shares used to calculate net income per common share:
Basic	9,138,817	9,090,909
Diluted	9,138,817	9,090,909

See notes to the consolidated financial statements

Bark Corporation A/S
Consolidated statements of cash flows
(in thousands of USD)

	Year ended	Period form
		October 9,
		(Inception
		date) to
	December 31,	December 31,
	2007	2006
Cash flows from operating activities:
Net loss	(398)	(8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	118	-
Stock based compensation expense	174	-
Interest expense related to beneficial conversion feature	366	-
Deferred income tax benefit/provision	(33)	(3)
Changes in working capital, net of acquisitions:
Accounts receivable	(803)	-
Deferred revenue	444	139
Other receivables	7	(90)
Prepaid expenses and other current assets	16	(89)
Accounts payable	101	-
Accrued expenses and other liabilities	382	82
Prepaid tax	(35)	-
Net cash provided by operating activities	405	31
Cash flows from investing activities:
Purchase of property and equipment	(4,780)	-
Acquisitions, net of cash acquired	(1,721)	-
Loan to related party	(68)	-
Restricted cash	(597)	-
Net cash used in investing activities	(7,166)	-
Cash flows from financing activities:
Proceeds from issuance of common stock	602	88
Costs from issuance of stock	(74)	-
Proceeds from issuance of shares to minority interest shareholders	165	-
Proceeds from loan payable	591	-
Proceeds from borrowings from Bark Holding (related party)	108	-
Proceeds from long term loans	3,152	-
Proceeds from short term loans	2,935	-
Net cash provided by financing activities	7,480	88
Effect of exchange rates on cash and cash equivalents	(71)	1
Net increase in cash and cash equivalents	648	120
Cash and cash equivalents at beginning of period/year	120	-
Cash and cash equivalents at end of period/year	768	120

Supplemental information:
Cash paid for interest	148	-
Cash paid for income taxes, net	21	-
Non-cash investing and financing activities:
Issuance of redeemable shares for acquisitions of businesses (See note 3)	1,535	-
Conversion of loan payable into common shares (See note 14)	591	-

See notes to the consolidated financial statements

Bark Corporation A/S
Consolidated statements of shareholders’ equity and comprehensive income
(in thousands of USD except for number of shares)

				Accumu-
				lated
	Common	Common	Additional	compre-	Accumu-
	Stock	Stock	paid-in	hensive	lated
	Shares	Amount	capital	income	deficit	Total
Issuance of stock at
inception October 9,	9,090,909	88	-	-	-	88
2006
Comprehensive loss:	-	-	-	-	-	-
Net loss for the period	-	-	-	-	(8)	(8)
Currency translation
adjustment	-	-	-	1	-	1
Comprehensive loss						(7)
Balance at December
31, 2006	9,090,909	88	-	1	(8)	81
Beneficial conversion
feature	-	-	366	-	-	366
Conversion of note
payable into stock
September 30, 2007	375,000	4	587	-	-	591
Issuance of stock
September 30, 2007,
net of issuance costs
of USD 13	113,952	1	277	-	-	278
Issuance of stock
December 28, 2007,
net of issuance costs
of $61	120,139	1	249	-	-	250
Stock based
compensation	300,000	4	160	-	-	164
Comprehensive loss:
Net loss for the year	-	-	-	-	(398)	(398)
Currency translation
adjustment	-	-	-	18	-	18
Comprehensive loss	-	-	-	-	-	(380)
Balance at December
31, 2007	10,000,000	98	1,639	19	(406)	1,350

See notes to the consolidated financial statements

Bark Corporation A/S
Notes to the consolidated financial statements

Note 1 – Description of Business and Basis of Presentation
     Bark Corporation A/S (“Bark Corporation” or the "Company"), incorporated on October 9, 2006, is a holding company that conducts its operations through its 87.3% owned subsidiary Bark Advertising A/S ("Bark Advertising"), that was incorporated on October 12, 2006 and the wholly owned subsidiary Bark Property ApS ("Bark Property"), that was incorporated on September 28, 2007. On May 14, 2007 Bark Advertising purchased 100% of the capital stock LivingBrands A/S ("Bark Copenhagen") and 100% of the capital stock in Radar 360 ApS ("Bark Media").

     Bark Corporation and its subsidiaries offer its customers a network of advertising and media services. Bark Corporation’s strategy is to acquire mid-size well established businesses throughout Europe in order to form a European network of advertising and media agencies.

     On February 29, 2008, Exwal Inc. completed the acquisition of Bark Corporation in an acquisition transaction that was completed as a share exchange with the former shareholders of Bark Corporation. This transaction involved the issuance of equity of Exwal Inc. to the shareholders of Bark Corporation, resulting in the former shareholders of Bark Corporation controlling the majority of the shares of Exwal Inc. This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company, namely Bark Corporation, for the net monetary assets of the shell corporation, namely Exwal Inc., accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangible should be recorded. As such, Bark Corporation is considered the acquirer for accounting purposes and Exwal Inc. is treated as the acquiree for accounting purposes, each notwithstanding the legal form of the acquisition.

     At the same date Exwal Inc. changed its name to Bark Group Inc. and the management team of Exwal Inc. was replaced with the management team of Bark Corporation.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has negative working capital and limited financial resources available to pay ongoing financial obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

     To mitigate these negative outcomes, Management is endeavoring to make arrangements to refinance its short term bridge loan with long term financing. Based on the Company's current business this will ensure that the Company will be able to continue as a going concern. (See note 13).

     If the Company does not obtain financing, the Company will be forced to reduce its cash requirements, which would impact its expansion strategy, and to find alternative means of raising cash. These consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Note 2 – Summary of Significant Accounting Policies
Principles of consolidation
     The consolidated financial statements include the accounts of Bark Corporation and its direct and indirect owned subsidiaries. All intercompany transactions and balances have been eliminated. The consolidated

Bark Corporation A/S
Notes to the consolidated financial statements

financial statements include the accounts of Bark Corporation and its subsidiaries for the period from incorporation (October 9, 2006) through December 31, 2006 and for the fiscal year ended December 31, 2007.

Use of Estimates
     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     The most significant areas that require management judgment are the Company’s revenue recognition, income taxes and impairment of goodwill and other intangible assets.

Revenue recognition
     Revenue comprises commission and fees earned in respect of amounts billed. Most of the Company’s client contracts are individually negotiated and accordingly, the terms of client engagements and the bases on which it earns commissions and fees vary significantly. Direct costs include fees paid to external suppliers where they are retained to perform part or all of a specific project for a client and the resulting expenditure is directly attributable to the revenue earned. Revenue is stated exclusive of VAT, sales taxes and trade discounts.

     Revenue is typically derived from commissions on media placements and fees for advertising services. Revenue may consist of various arrangements involving fixed fees, commissions, or incentive-based revenue, as agreed upon with each client.

     The company earns commissions from referrals of services to other vendors, marketing agencies, who ultimately provide the end service to the customer. Commissions are generally earned on the date of broadcast or publication.

     Revenue for our fixed-fee contracts is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) services have been performed. Depending on the terms of a client contract, fees for services performed can be recognized in two principal ways: proportional performance or completed contract.

• Fixed-fee contracts are generally recognized as earned based on the proportional performance method of revenue recognition. In assessing contract performance, both input and output criteria are reviewed. Costs incurred are used as an objective input measure of performance. The primary input of all work performed under these arrangements is labor. As a result of the relationship between labor and cost, there is normally a direct relationship between costs incurred and the proportion of the contract performed to date. Costs incurred as a proportion of expected total costs is used as an initial proportional performance measure. This indicative proportional performance measure is always subsequently validated against other more subjective criteria (i.e. relevant output measures) such as the percentage of interviews completed, percentage of reports delivered to a client and the achievement of any project milestones stipulated in the contract. In the event of divergence between the objective and more subjective measures, the more subjective measures take precedence since these are output measures.

• Certain fees (such as for marketing services related to rebates offered by clients to their external customers) are deferred until contract completion as the final act is so significant in relation to the service

Bark Corporation A/S
Notes to the consolidated financial statements

transaction taken as a whole. Fees are also recognized on a completed contract basis if any of the criteria of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, were not satisfied prior to job completion or if the terms of the contract do not otherwise qualify for proportional performance.

     Incentive-based revenue typically comprises quantitative criteria. Revenue is recognized when the quantitative targets have been achieved.

     In compliance with Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent , the Company assesses whether our agency or the third-party supplier is the primary obligor. We evaluate the terms of our client agreements as part of this assessment. In addition, we give appropriate consideration to other key indicators such as latitude in establishing price, discretion in supplier selection and credit risk to the vendor. For a substantial portion of our client contracts we act as principal as we are the primary obligor and bear credit risk related to the services we provide. In these contracts we record revenues and costs of revenues gross. In certain contracts we record a net amount principally on those contracts where we earn a commission.

Cash and cash equivalents
     For purposes of reporting cash and cash equivalents, the Company considers all short-term highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, plant and equipment
     Property, plant and equipment is stated at historical cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Additions, improvements and replacements that extend the assets life are capitalized. Property, plant and equipment, less applicable residual value, is depreciated using the straight-line method over the estimated useful lives of such assets.

The useful lives for computing depreciation are as follows:
Buildings	50	years
Furniture, fixtures and IT equipment	3 - 5	years

     In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), the Company evaluates the impairment of long-lived assets, based on the projection of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values.

Business Combinations
     The Company accounts for its acquisitions utilizing the purchase method of accounting. Under the purchase method of accounting, the total consideration paid is allocated to the underlying assets and liabilities, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of certain acquired assets and liabilities, identifiable intangible assets in particular, is subjective in nature and often involves the use of significant estimates and assumptions. Finite-lived identifiable intangible assets are amortized on a straight-line basis, as this basis approximates the expected cash flows from the Company’s existing finite-lived identifiable intangible assets.

Bark Corporation A/S
Notes to the consolidated financial statements

    Goodwill is accounted for under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). Under the provisions of this statement, the Company’s goodwill is tested for impairment on an annual basis or whenever facts or circumstances indicate that the carrying amounts may not be recoverable. The Company elected to conduct its impairment tests in May. Since inception the Company has operated in one reporting unit. This reporting unit is tested for impairment by comparing the fair value of the reporting unit with the carrying value of that unit. Fair value is determined based on a valuation study performed by the Company using the discounted cash flow method and the estimated market values of the reporting units. No impairment of goodwill was recognized during the year ended December 31, 2007.

Income Taxes
     The Company account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

     The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In the event the Company were to determine that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

     Uncertain tax positions are recognized in the financial statements for positions which are considered more likely than not of being sustained based on the technical merits of the position on audit by the tax authorities. The measurement of the tax benefit recognized in the financial statements is based upon the largest amount of tax benefit that, in management’s judgement, is greater than 50% likely of being realized based on a cumulative probability assessment of the possible outcomes.

Foreign Currency
     The Company has determined Danish Kroner is the functional currency of its foreign operations. Accordingly, these foreign subsidiaries income and expenses are translated into U.S. dollars, the reporting currency of the Company, at the average rates of exchange prevailing during the year. The assets and liabilities are translated into U.S. dollars at the rates of exchange on the balance sheet date and the related translation adjustments are included in accumulated other comprehensive income/(loss).

     The Company realized foreign exchange gains of USD 16,000 and USD 1,000 for the year ended December 31, 2007 and period from October 9, 2006 (inception) through December 31, 2006, respectively.

Stock Based Compensation
     The Company accounts for stock based awards under SFAS No. 123 (revised) “Share-Based Payments” (“SFAS 123R”), which requires all share-based payments, including grants of employee stock options and restricted stock, to be recognized in the Company's financial statements based on their grant date fair values and recognized over the requisite service period.

Bark Corporation A/S
Notes to the consolidated financial statements

Loss per Share
     SFAS No. 128, “Earnings per Share” (“SFAS 128”) requires entities to present both basic and diluted earnings per share. Basic earnings per common share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during each period. (See note 21)

Recent Accounting Pronouncements
     In July 2006, the FASB issued Financial Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

     Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. This interpretation also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

     The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. There was no cumulative effect adjustment to the opening balance of retained earnings arising as a result of the adoption of FIN 48.

     In September 2006 the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). The Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. FAS 157 was to be effective in its entirety for fiscal years beginning after November 15, 2007, however in February 2008, the FASB issued FASB Staff Position No. FSP FAS 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”) which deferred the effective date of certain elements of FAS 157 to fiscal years beginning November 15, 2008. Under FSP FAS 157-2, application of FAS 157 may be deferred until fiscal years beginning after November 15, 2008 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company does not expect that the adoption of those parts of FAS 157 not deferred by FSP FAS 157-2 will result in a material impact on their financial statements.

     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. If the fair value option is elected, a business entity shall report unrealized gains and losses on elected items in earnings at each subsequent reporting date. Upon initial adoption of this Statement an entity is permitted to elect the fair value option for available-for-sale and held-to-maturity securities previously accounted for under FASB Statement 115. The effect of reclassifying those securities into the trading category should be included in a cumulative-effect adjustment of retained earnings and not in current-period earnings and should be separately disclosed. This Statement is effective for fiscal years beginning after November 15, 2007.

Bark Corporation A/S
Notes to the consolidated financial statements

The Company does not believe the adoption of SFAS No. 159 will have a material impact on the Company's financial statements.

     In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This revised statement requires assets and liabilities, including contingent liabilities, acquired in a business combination in addition to contingent consideration to be measured at their fair values as of the date of the acquisition. SFAS No. 141(R) requires that any adjustments to an acquired entity’s deferred tax asset and liability balances that occur after the measurement period be recorded as a component of income tax expense. Under the transition provisions of SFAS No. 141(R), the new requirement applies to all business combinations, regardless of the consummation date. This statement also changes the treatment of restructuring charges, in-process research and development costs, and acquisition related costs. SFAS No. 141(R) is effective for all companies with fiscal periods beginning on or after December 15, 2008 and will be effective for the Company for acquisitions consummated after January 1, 2009. The Company is in the process of evaluating the effects of the adoption of SFAS No. 141(R).

     In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”). This statement clarifies the accounting and reporting for noncontrolling interests, currently referred to as minority interests. Under SFAS No. 160, noncontrolling interests will be classified as a component of equity. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is in the process of evaluating this standard and therefore has not yet determined the impact that the adoption of SFAS No. 160 will have on their financial statements.

Note 3 – Acquisitions
Bark Copenhagen:

     On May 14, 2007 the Company acquired 100% of the capital stock in Bark Copenhagen A/S (“Bark Copenhagen”), a privately held Danish advertising agency for a purchase price of DKK 12,000,000 (USD 2,191,300) in a transaction that include cash payment of DKK 3,594,000 (USD 656,300) in addition to the issuance of 651 shares of Series B redeemable stock in Bark Advertising A/S, a subsidiary of the Company, with a value of DKK 8,406,000 (USD 1,535,000) to the shareholder's of Bark Copenhagen based on the cash proceeds from the acquisition of Bark Copenhagen which was paid to a selling shareholder. The shares in Bark Advertising have been accounted for as a minority interest (See note 12).

     The acquisition of Bark Copenhagen has been accounted for under the purchase method of accounting. Under the purchase method, the purchase price of the acquisition was allocated to the net assets acquired based on estimates of the fair value at the date of acquisition. The company allocated fair value of DKK 1,245,000 (USD 227,300) to customer relationships with a weighted-average useful life of approximately 4 years and to be amortized based on an accelerated method.

Bark Corporation A/S
Notes to the consolidated financial statements

   A summary of the estimated fair value of the assets acquired and liabilities assumed in the Bark Copenhagen acquisition and net cash paid are as follows:

As at May 14,
2007
USD (000s)
Assets
Current assets	221
Property, plant and equipment, net	60
Goodwill	2,074
Intangible assets	227
Total assets acquired	2,582

Liabilities
Current Liabilities	323
Total Liabilities acquired	323

Net Assets acquired	2,259

Purchase price – acquisition costs	68
Purchase price – cash	656
Purchase price –shares issued	1,535
2,259
Less cash acquired	0
Purchase price net of cash acquired	2,259

Bark Media:

     On May 14, 2007 the Company acquired 100% of the capital stock in Bark Media ApS (“Bark Media”), a privately held Danish media agency for a cash payment of DKK 6,000,000 (USD 1,095,600).

     The acquisition of Bark Media has been accounted for under the purchase method of accounting. Under the purchase method, the purchase price of the acquisition was allocated to the net assets acquired based on estimates of the fair value at the date of acquisition.

Bark Corporation A/S
Notes to the consolidated financial statements

     A summary of the estimated fair value of the assets acquired and liabilities assumed in the Bark Media acquisition and net cash paid are as follows:

As at May 14,
2007
USD (000s)
Assets
Current assets	168
Property, plant and equipment, net	2
Goodwill	1,043
Total assets acquired	1,213

Liabilities
Current Liabilities	84
Total Liabilities acquired	84

Net Assets acquired	1,129

Purchase price – acquisition costs	34
Purchase price – cash	1,095
Purchase price	1,129
Less cash acquired	121
Purchase price net of cash acquired	1,008

     Bark Copenhagen and Bark Media were acquired as the first part of Bark Corp’s strategy to build up a strong European network of advertisement and media companies. Goodwill recognized on acquisitions is due to the anticipated profitability of the two entities. Of the goodwill recorded, USD 103,000 will be deductible as operating expenses for tax purposes. The results of Bark Corporation and Bark Media have been included in our consolidated results since their acquisition.

Pro forma Financial Data

     The following selected unaudited pro forma consolidated results of operations are presented as if the Bark Copenhagen and Bark Media acquisitions had occurred as of the beginning of the period immediately preceding the period of acquisition. The unaudited pro forma financial data is not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as a representative of the future consolidated results of operations or financial condition of the Company:

Bark Corporation A/S
Notes to the consolidated financial statements

Year ended
December 31,
2007
USD
000's
Net revenue	6,297
Operating income	291
Net loss	(294)
Loss per share (basic and diluted)	(0.03)

Note 4 – Goodwill
The change in carrying amount of goodwill is as follows:
USD 000’s
Balance as of December 31, 2006	-
Acquisition of Bark Copenhagen	2,074
Acquisition of Bark Media	1,043
Currency adjustment	246
Balance as of December 31, 2007	3,363

     As all acquisitions took place during the year ended December 31, 2007 and were subject to purchase accounting the Company will complete its annual goodwill impairment test during March 2008. None of the recorded goodwill is expected to be deductible for tax purposes.

Note 5 – Other intangible assets
     Gross carrying amounts, accumulated depreciation and useful lives for other intangible assets are as follows:

	Gross Carrying Amount			Accumulated Amortization
	As of December 31,			As of December 31,
			USD
			000’s
	2007	2006		2007	2006
Customer relationships	227	-		83	-
Currency adjustment	12			-	-
	239	-		83	-

     As of December 31, 2007, the weighted-average remaining useful lives the Company’s customer relationships was approximately 3.3 years.

     Total intangible amortization expense was USD 83,000 and USD 0 for the year ended December 31, 2007 and period from October 9, 2006 (Inception) through December 31, 2006, respectively.

The estimated future annual aggregate amortization expense for the next 5 years is as follows:

Bark Corporation A/S
Notes to the consolidated financial statements

Fiscal year ending December 31	USD 000’s
2008	89
2009	44
2010	19
2011	4
2012	-
Total	156

Note 6 – Non currents assets (restricted cash)
     Restricted cash USD 597,000 is given as security for our bank loan of USD 1,773,000 (See note 13).

Note 7 – Concentration of credit risk
     Credit risk represents the loss that would be recognized if counterparties failed to completely perform as contracted.

     During the year ended December 31, 2007 customers A and B accounted for approximately 24%, and 12% of the Company’s revenue, respectively. During the period ended December 31, 2006 customer, A accounted for 98% of the Company's revenue. No other customers individually represented more than 10% of revenue for any period presented.

     As at December 31, 2007 customers C, D and E accounted for approximately 36%, 14% and 11% of the Company’s accounts receivables, respectively. As at December 31, 2006, the Company did not have any outstanding accounts receivables. No other customers individually represented more than 10% of accounts receivables at the end of any period presented.

     The Company's loss of these or other customers may account for a significant portion of the Company's sales, or any decrease in sales to any of these customers, could have a material adverse effect on the Company's business, financial condition or results of operations.

     The Company has not experienced significant losses in the past from the customers. The Company monitors its exposure to customers to minimize potential credit losses.

Note 8 – Deferred revenue
Deferred revenue consists of the following:
	As of December 31,
	2007	2006
	USD 000’s
Gross value work in process	650	-
Invoiced on account	(1,094)	(139)
	(444)	(139)

Bark Corporation A/S
Notes to the consolidated financial statements

Note 9 – Property, plant and equipment, net
     Property, plant and equipment, net consists of the following:

	As of December 31,
	2007	2006
	USD 000’s
Buildings	4,795	-
Furniture, fixtures and IT equipment	48	-
Property, plant and equipment, at cost	4,843	-
Accumulated depreciation and amortization	(35)	-
Property, plant and equipment, net	4,808	-

     Depreciation and amortization expense was USD 35,000 and USD 0 for the year ended December 31, 2007 and period from October 9, 2006 (Inception) through December 31, 2006, respectively.

Note 10 – Income Taxes

All income and related tax expense are attributable to Denmark.

Information pertaining to the Company's benefit for income taxes is as follows:

		Period from
		October 9
		(inception
	Year ended	date) to
	December 31,	December 31,
	2007	2006
	USD 000’s

(Provision) / benefit for income taxes
Current	-	-
Deferred	(30)	3
Total (provision) / benefit for income taxes	(30)	3

Bark Corporation A/S
Notes to the consolidated financial statements

     Significant components of the Company's deferred tax assets and liabilities are as follows:

	December 31,
	2007	2006
	USD 000’s
Current:
Tax loss carried forward	45	3
Work in process	(50)	-
Net current deferred tax asset (liability)	(5)	3
Long-term:
Intangible assets	(40)	-
Stock based compensation	4	-
Machinery and equipment	8	-
Net long-term deferred tax asset (liability)	(28)	-
Net deferred tax asset (liability)	(33)	3

     The Company recorded a net deferred tax liability of USD 3,000 in the purchase accounting for Bark Copenhagen and Bark Media. Tax losses (USD 180,000) can be carried forward indefinitely.

The effective tax rate before income taxes varies from the statutory income tax rate as follows:

		Period from
		October 9
		(Inception
	Year ended	date) to
	December 31,	December 31,
	2007	2006

Statutory rate	25.0%	(28.0)%
Non-deductible expenses building acquisition fees	(5.3)%	1.3%
Non-deductible debt conversion costs	(10.9)%	0.0%
Non-deductible shared based compensation costs	(25.0)%	0.0%
Reduction of deferred taxed due to decrease in statutory rate	1.0%	0.0%
Tax deductible acquisition costs	7.0%	0.0%
Effective tax rate	(8.2)%	(26.7)%

     The statutory tax rate for the period ended December 31, 2006 was 28%. Effective 1 June 2007, the statutory Danish tax rate was reduced to 25%.

     The Company is jointly taxed with all of its Danish subsidiaries. The current Danish income tax is allocated among the jointly taxed companies proportionally to their taxable income (full allocation with a refund concerning tax losses).

     As described in Note 2, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes (“FIN 48”) on January 1, 2007. The company had no unrecognized tax benefits upon adoption. There has been no change to the amount of unrecognized tax benefits during the year

Bark Corporation A/S
Notes to the consolidated financial statements

ended 12/31/2007. The Company does not expect to record any material liabilities related to uncertain tax positions during the next 12 months.

     The Company is only subject to tax in Denmark. The tax years 2004-07 are still open for examination by the Danish Tax Authorities.

Note 11 – Accrued liabilities
Accrued liabilities consists of the following:
	As of December 31,
	2007	2006
	USD 000’s
VAT	282	-
Audit fee	89	12
Legal fees	117	-
Other liabilities	233	29
Total Accrued liabilities	721	41

Note 12 – Minority interest
     For consolidated majority-owned subsidiaries in which the Company owns less than 100% of the total outstanding shares, the Company recognizes a minority interest for the ownership interest of the minority holders.

     As discussed in note 3, the Company issued 651 Class B shares in Bark Advertising to the selling shareholders of Bark Copenhagen at a price of DKK 12,912 (USD 2,373).

     Additionally, on the date of the acquisition of Bark Copenhagen, the Bark Advertising issued 75 shares of Class B shares to three senior employees of the Company at a price of DKK 12,000 (USD 2,206).

The terms of the Class B shares include the following redemption preferences:

a)

the shares can be redeemed by the Class B shareholders on June 1, 2010 at the purchase price or at the proportional right of ownership of Bark Advertising times average profit before tax in Bark Advertising for the last three financial years times a multiple of five. Based on budgets for Bark Advertising, the latter calculation would give a much lower price than the purchase price. One of the shareholders can call his 92 Class B shares on December 31, 2008 if he chooses to retire from his job in Bark Copenhagen,

b)	in order to be redeemed, the Class B shareholders must inform Bark Advertising of the election to redeem on January 1, 2010 at the latest,

c)

if the Class B shareholders choose not to be redeemed, Bark Advertising starting from June 1, 2010 and on will have the right to redeem the Class B shares at the same terms as mentioned above. However, if a Class B shareholder renounces his rights to be redeemed on June 1, 2009 at the latest, Bark Advertising will lose the right to redeem the shareholder, and

Bark Corporation A/S
Notes to the consolidated financial statements

d)

if the Class B shares are redeemed, Bark Advertising has the right to pay back the shares over a period of 24 months with an interest rate of the discount rate of the Danish National Bank (currently 4.25% per annum) plus 3% per annum.

     The class B shareholders are entitled to receive 20% of Bark Advertising's profit after tax and elimination of internal management fee and interest expenses for the years 2007 and 2008. This bonus is allocated between the class B shareholders on a pro rata basis.

     As of December 31, 2007, minority interest amounted to USD 1,847,000.

Note 13 – Long and short-term debt
     In May 2007, the Company received a non-interest bearing loan from Venpar A/S of DKK 3,000,000 (USD 591,000). On the date of issuance, the Company agreed to convert the loan into 375,000 common shares at a rate of DKK 8 per share and a portion of the proceeds was allocated to the beneficial conversion feature valued at USD 366,000 based on the Company’s assessment of the fair value of our shares at the date of issuance compared to the exercise price. The loan was converted into common shares on September 30, 2007 (See note 14). The Company recorded a charge of USD 366,000 for the value of the beneficial conversion feature noted as a component of interest expense in the income statement for the year ended December 31, 2007.

     In May 2007, Bark Corp received a loan of DKK 9,000,000 (USD 1,773,000) which is due in May 2009. Bark Corp expects the loan to be renewed at that time. As security for this loan the Company has made a deposit of USD 597,000 (See note 6). Interest rate terms are "Danske Bor" plus a margin of 1.5% . Interest is payable on the last working day of each quarter. Weighted average interest rate on this loan was 6.06% in 2007.

     In September 2007 Bark Corp obtained a bridge loan of DKK 21,900,000 (USD 4,315,000) to finance the acquisition of a part of an office building to serve as headquarters of Bark Copenhagen. Weighted average interest rate on this loan was 6.06% in 2007. The bridge loan expired December 31, 2007, however a waiver was obtained from the lender, which allows the company to retain the same terms of the loan until the Company refinances the loan in early 2008. On March 7, 2008, two new bank loans totaling DKK 7,000,000 (USD 1,379,200) was entered into bearing a variable interest of 6.06% and to be repaid in quarterly installments over 15 years. The interest rate is fixed quarterly as "Danske Bor" plus a margin of 1.45% . The remaining balance of the initial bridge loan DKK 14,900,000 (USD 2,935,800) will in March, 2008 be refinanced with a loan bearing interest rate of 5.24% expiring in 2038 (no installments in the first 10 years and to be repaid over the last 20 years) from Realkredit Danmark (a credit institution). Interest is payable on the last working day of each quarter.

     During 2006 and 2007 the Company has a credit line in Danske Bank of USD 394,000. At December 31, 2007, the Company did not have a balance outstanding on this credit line. Weighted average interest rate on this credit facility was 7.25% in 2007.

Bark Corporation A/S
Notes to the consolidated financial statements

     The following table summarizes our future principal payments under debt obligations as of December 31, 2007 (in 000’s):

Fiscal year ending December 31	USD 000’s
2008	2,995
2009	1,885
2010	137
2011	148
2012	166
Thereafter	1,112
Total	6,443

Note 14 – Capital Stock
The share capital is divided into shares of DKK 0.055 each. Each share entitles the holders to one vote; no shares shall enjoy special rights.

a)

At inception on October 9, 2006 the Company issued 500 shares of common stock with par value per share of DKK 1,000 at a price of DKK 1,004.5 per share. The total proceeds from this issuance was USD 88,700.

b)

On September 30, 2007, a stock split, wherein each outstanding share was converted into 18,100 shares, was approved. At this time, the par value per share was updated from DKK 1,000 to DKK 0.055. As a result of this stock split, the outstanding shares were 9,090,909. All share and per share data presented in the consolidated financial statements and the notes to the consolidated financial statements reflect this stock split.

c)	On September 30, 2007, the Company converted an outstanding loan of DKK 3,000,000 (USD 591,100) into 375,000 new common shares at a price of DKK 8 (USD 1.58) per share. (See note 13).

d)

On September 30, 2007, the Company issued 300,000 nonvested shares awards at DKK 0.055 (USD 0.011) for proceeds of DKK 16,500 (USD 3,255). The shares awards were issued to two executives of the Company and vest full on May 31, 2010. (See note 15).

e)	On September 30, 2007, the Company issued 113,952 new common shares at DKK 13.13 (USD 2.59) per share for proceeds of USD 299,000. The stock issuance costs were USD 13,000.

f)	On December 28, 2007, 120,139 common shares were issued at DKK 13.13 (USD 2.59) per share for total proceeds of USD 311,000. Total stock issuance costs were USD 61,000.

     Limitations on dividend

     The company is restricted from paying dividend to shareholders in accordance with debt agreements with Danske Bank. Dividends to shareholders are thus subject to prior approval from Danske Bank. There have been no dividends paid to date to the shareholders of the Company.

Bark Corporation A/S
Notes to the consolidated financial statements

Note 15 – Nonvested shares
     A summary of the status of the Company's nonvested shares as of December 31, 2007, and changes during the year ended December 31, 2007 is presented below:

Weighted-
Average
Grant-Date
Fair Value
	Number of	USD per
	Shares	share
Nonvested Shares at January 1, 2007	-	-
Granted	300,000	2.59
Vested	-	-
Forfeited	-	-
Nonvested Shares at December 31, 2007	300,000	2.59

     In September 2007, the Company issued 300,000 nonvested share awards to two executives of the Company at DKK 16,500 (USD 3,255). The fair value of the nonvested shares awards on the date of issuance was DKK 3,939,000 (USD 777,000). The nonvested award become fully vested on May 31, 2010. During fiscal year 2007, the Company recorded USD 159,806 of compensation expense related to nonvested awards. As at December 31, 2007, no compensation cost was capitalized as part of the cost of an asset.

     As of December 3, 2007 there was USD 605,756 of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted. The cost is expected to be recognized over a period of 37 months. No shares were vested during the year ended December 31, 2007.

Note 16 – Selling, general and administration expenses

		Period from
		October 9
		(inception
	Year ended	date) to
	December 31,	December 31,
	2007	2006
	USD 000’s

Salaries	507	10
Stock based compensation (See note 15)	128	-
Fees to CEO and chairman (not included in salaries) (See note 18)	280	41
IT and communication costs	143	2
Travel, entertainment and sales costs	266	4
Office costs	194	-
Lawyers, auditors and other professional services costs	207	10
Total SG&A expenses	1,725	67

Bark Corporation A/S
Notes to the consolidated financial statements

Note 17 – Agreements
     On November 1, 2007, the Company entered into an agreement with DeBondo Capital Inc. ("DeBondo"), an unrelated party, to assist in listing the company on the NASD Over-the-Counter Bulletin Board ("OTCBB") and subsequent listing on the American Stock Exchange ("AMEX") in the United States. Under this agreement, the Company was required to pay the following fees to DeBondo:

  A non-refundable cash engagement fee of USD 25,000 upon execution of the agreement.
  A payment of USD 200,000 due on final receipt and acceptance of Bark's Form 211 with NASD.
  A payment of USD 25,000 due upon Bark's shares being registered on the AMEX exchange.

     On August 17, 2007, the Company entered into an engagement agreement with PacificWave Partners Limited ("PacificWave") wherein the Company engaged PacificWave to act as financial advisor to the Company in connection with the potential financing of the Company. The term of this agreement is for a period of three years, during which time PacificWave is to be the exclusive financial advisor to the Company. The agreement can be terminated by the Company with six months notice during this term. Further if the financial target of raising USD 10 million for the Company is not met by June 1, 2008, the agreement is to be considered to be null and void. The Company agreed to pay to PacificWave a cash fee of 10% of the amount of all funds raised through investments resulting from the engagement and introductions made by PacificWave. In addition, the Company agreed to pay to PacificWave a fee equal to 5% of the value of any transaction where the investment is made for non-cash consideration. In addition, PacificWave would be issued warrants entitling it to purchase the number of shares of common stock equal to 10% of the gross value of any transaction resulting from the engagement, divided by the closing bid price of the common stock on the day of closing of the transaction. The warrants would be exercisable for a period of five years at an exercise price equal to (i) the lowest warrant exercise price of any warrants issued in connection with the transaction, and (ii) in the event no warrants are issued in the transaction, the closing bid price of the common stock on the day of closing of the transaction. The Company paid PacificWave a non-refundable cash engagement fee of USD 25,000 upon execution of the agreement. Further to this engagement agreement, we plan to work with PacificWave in order to raise a minimum of USD 10 million in financing. We anticipate that this financing would be an equity financing completed through the issuance of shares of our common stock and share purchase warrants. There is no assurance that we will be able to achieve this financing or any other financing through our engagement agreement with PacificWave.

Note 18 – Related Party Transactions

Commission to Board Member Claus Aamann
Washburn Assets Ltd. (a company 100% owned by Klaus Aamann) has in 2007 received a total commission of USD 72,620. Washburn Assets Ltd. receives 20% of the capital it raises from new share holders. This arrangement was terminated on January 31, 2008.

Fee to Chairman of the Board Bent Helvang
BH Media Ltd. (a company 100% owned by Bent Helvang) has received a fee of USD 55,147 in 2007 and USD 8,333 in 2006. BH Media receives this fee for services related to acquiring new companies, strategy work for the Group and management services.

Bark Corporation A/S
Notes to the consolidated financial statements

Fee to CEO Anders Hageskov
Bark Holding LTD, Switzerland, a shareholder in Bark Corporation has received a fee of USD 61,853 in the period January 1 - May 31, 2007 and USD 33,000 in 2006 for services rendered by Anders Hageskov to Bark Advertising.

Lugano Communication (a company 100% owned by Anders Hageskov) has received a fee of USD 162,684 in the period June 1 – December 31, 2007 for services rendered by Anders Hageskov to Bark Copenhagen. This fee includes reimbursement of costs for operating an office in Lugano, Switzerland paid by Lugano Communication.

Loan to Bark Holding, Switzerland
Bark Corp has issued a loan to share holder Bark Holding of DKK 506,000 (USD 87,847) in November, 2006. This loan was paid back in full in December 2007, including 7% p.a. interest of USD 6,519 in 2007 and USD 607 in 2006.

Loan from Bark Holding, Switzerland
Bark Corp has in December 2007 received a loan from Bark Holding of USD 108,263.This loan will be paid back in full during 2008.

Loan to Anaconda.tv Ltd., Germany
Bark Corp issued a loan to Anaconda.tv LTD in July 2007 (owned 51% by a share holder in the Company) of USD 68,000. Interest is 7% p.a. Interest accrued at December 31, 2007 was USD 2,136. The loan will be repaid in 12 monthly installments starting August 1, 2008 and last installment will take place in July, 2009.

Option to buy shares in Anaconda.tv Ltd., Germany
On December 12, 2007, the Company acquired a two call options from Bark Holding over 19% and 32% respectively of the share ownership in Anaconda.tv Ltd., Germany.

Invoices to share holders
Bark Copenhagen has in 2007 invoiced USD 197,316 for advertisement services to 3 companies owned by share holders in Bark Corporation All trade has taken place at market terms (standard prices).

Bark Corporation A/S
Notes to the consolidated financial statements

Note 19 – Commitments and Contingencies
     The Company leases certain of facilities and equipment under non-cancelable operating leases. These operating leases expire in various years through 2010 and require the following minimum lease payments:

Fiscal year ending December 31,	USD 000’s
2008	36
2009	36
2010	35
2011	-
2012	-
Thereafter	-
Total	107

     Total rent expense amounted to USD 56,000 and 0 in the year ended December 31, 2007 and period from October 9, 2006 (Inception) to December 31, 2006, respectively.

Note 20 – Segments and Geographic Information
    The Company has one reportable segment and primarily conduct its business in Denmark.

Note 21 – Net Income (Loss) per Share
The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income (loss) per share (in 000's USD except share and per share data):
	Year Ended	Period from
	December 31,	October 9
	2007	(inception
		date) to
		December 31,
		2006
Numerator:
Net Loss	(398)	(8)

Denominator:
Shares used in computation – basic:
Weighted average shares outstanding	9,213,815	9,090,909
Weighted average common shares outstanding subject to repurchase	(74,998)	0
Shares used in computing basic net loss per share	9,138,817	9,090,909
Shares used in computation – diluted:
Weighted average shares outstanding	9,138,817	9,090,909
Dilutive effect of common shares outstanding subject to repurchase	0	0
Shares used in computing diluted net loss per share	9,138,817	9,090,909

Net loss per share – basic	$(0.04)	(0.00)
Net loss per share – diluted	$(0.04)	(0.00)

Bark Corporation A/S
Notes to the consolidated financial statements

The Company had securities outstanding which could potentially dilute basic earnings per share in the future, but the incremental shares from the assumed exercise of these securities were excluded in the computation of diluted net income (loss) per share, as their effect would have been anti-dilutive. Such outstanding securities consist of the nonvested shares issued to two executives (See note 15).

Note 22 – Subsequent Events
     On February 29 2008 Bark Group, Inc. (formerly known as “Exwal Inc.”) completed the acquisition of Bark Corporation in an acquisition transaction that was completed as a share exchange with the former shareholders of Bark Corporation. This transaction involved the issuance of equity of Bark Group Inc. to the shareholders of Bark Corporation, resulting in the former shareholders of Bark Corporation controlling the majority of the shares of Bark Group Inc. This transaction is considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company, namely Bark Corporation, for the net monetary assets of the shell corporation, namely Bark Group Inc., accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangible should be recorded. As such, Bark Corporation. will be considered the acquirer for accounting purposes and Bark Group Inc. will be treated as the acquiree for accounting purposes, each notwithstanding the legal form of the acquisition.

     The Company’s shareholders approved the sale of the outstanding shares of the Bark Corporation. to Bark Group, Inc. pursuant to the share exchange agreements. In consideration for this transaction, the Bark Group, Inc. issued 12,964,548 shares of its common stock to the shareholders of Bark Corporation. Upon the completion of this transaction, the following events occurred:

  Bent Helvang, Anders Hageskov and JesperSvane were appointed as directors of Bark Group Inc.,
  Bent Helvang was appointed as the chairman of the board of directors of Bark Group Inc.,
  Anders Hageskov was appointed as the president and chief executive officer of Bark Group Inc., and
  Ole Bjerre was appointed as the chief financial officer of Bark Group Inc.

In addition, each shareholder of Bark Corporation agreed to a lock-up agreement pursuant to which the number of shares that the shareholder will be entitled to sell in any one month period for a period of one year following the date on which the shares of Bark Group Inc.’s common stock become eligible for trading on the OTC Bulletin Board has been restricted to the greater of:

  10% of the shares held by the shareholder, and
  12,500 shares of Bark Group, Inc. common stock.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Bark Copenhagen A/S
Copenhagen, Denmark

We have audited the accompanying balance sheets of Bark Copenhagen A/S (the "Company") as at 14 May, 2007 and 31 December, 2006, and the related income statements, statements of cash flows, and statements of shareholders' equity for the period from 1 January 2007 to 14 May 2007 and the year ended 31 December 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as at 14 May 2007 and 31 December 2006, and the results of its operations and its cash flows for the period from 1 January 2007 to 14 May 2007 and the year ended 31 December 2006 in conformity with accounting principles generally accepted in Denmark.

Accounting principles generally accepted in Denmark vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 14 to the financial statements.

Copenhagen, March 12, 2008

Deloitte
Statsautoriseret Revisionsaktieselskab

/s/ Jørgen Holm Andersen	/s/ Thomas Elsborg Jensen

Jørgen Holm Andersen	Thomas Elsborg Jensen
State Authorised Public	State Authorised Public
Accountant (Denmark)	Accountant (Denmark)

Bark Copenhagen A/S
Income statements

		Period from	Year
		1 January 2007	ended
		to 14 May	31 December
		2007	2006
	Note	DKK'000	DKK ’000

Revenue		7,053	14.878
Cost of revenue		(3,008)	(5,461)
Selling, general and administrative costs		(1,031)	(3,090)
Salaries	3	(2,807)	(6,842)
Depreciation and amortization	4	(46)	(219)

OPERATING PROFIT/LOSS		161	(734)

Financial expense, net	5	(15)	(56)

PROFIT/LOSS BEFORE TAX		146	(790)

Tax on profit / (loss) for the period /year	6	(24)	204

NET PROFIT / (LOSS) FOR THE PERIOD / YEAR		122	(586)

PROPOSAL FOR THE DISTRIBUTION OF NET PROFIT/LOSS

Dividend for the financial period / year		-	-
Retained earnings / deficit		122	(586)

TOTAL DISTRIBUTION		122	(586)

See notes to the financial statements

Bark Copenhagen A/S
Balance sheets

		As at	As at
		14 May	31 December
		2007	2006
ASSETS	Note	DKK'000	DKK ’000

Leasehold improvements, net		100	105
Other plant, fixtures and fittings, tools and equipment, net		228	261
Property, plant and equipment, net	7	328	366

Deposits		1	1
Fixed asset investments	8	1	1

NON-CURRENT ASSETS		329	367

Trade receivables		2,077	1,810
Contract work in progress	9	509	1,416
Other receivables		97	11
Prepaid taxes		230	169
Prepayments		210	94
Other current assets		3,123	3,500

Cash		-	1

CURRENT ASSETS		3,123	3,501

ASSETS		3,452	3,868

See notes to the financial statements

Bark Copenhagen A/S
Balance sheets (continued)

		As at	As at
		14 May	31 December
		2007	2006
EQUITY AND LIABILITIES	Note	DKK'000	DKK ’000

Share capital	10	583	583
Retained earnings		940	818
Proposed dividend for the financial period / year		-	-

EQUITY		1,523	1,401

Provision for deferred tax		158	189

PROVISIONS		158	189

Bank overdraft		1,010	1,257
Trade payables		211	499
Income tax payable		-	-
Other payables		550	522
Current liabilities other than provisions		1,771	2,278

LIABILITIES OTHER THAN PROVISIONS		1,771	2,278

EQUITY AND LIABILITIES		3,452	3,868

Contingent liabilities	11

Ownership	12

Subsequent events	13

Reconciliation to United States Generally Accepted Accounting Principles	14

See notes to the financial statements

Bark Copenhagen A/S
Statements of cash flows

	Period from 1	Year ended
	January 2007	31
	to 14 May	December
	2007	2006
	DKK ’000	DKK ’000
Cash flows from operating activities:
Net profit/(loss) for the period / year	122	(586)
Adjustments to reconcile net profit / (loss) to net cash provided by / (used in)
operating activities:
Depreciation and amortization	46	219
Deferred income tax benefit	(31)	(210)
Changes in assets and liabilities:
Contract work in progress	907	(86)
Trade receivables	(267)	707
Other receivables and prepayments	(202)	31
Trade payables	(288)	453
Other payables	28	(459)
Prepaid taxes	(61)	(501)
Net cash provided by / (used in) operating activities	254	(432)

Cash flows from investing activities:
Additions to property and equipment	(8)	(203)
Proceeds from sale of assets	-	69
Net cash used in investing activities	(8)	(134)

Cash flows from financing activities:
Dividends paid to shareholders	-	(975)
Borrowing under bank overdraft	-	1,154
Repayments under bank overdraft	(247)	-
Net cash (used in) / provided by financing activities	(247)	179

Net decrease in cash	(1)	(387)
Cash at beginning of period / year	1	388
Cash at end of period / year	-	1

Supplemental information:
Cash paid for interest	15	57
Cah paid for taxes	61	501

See notes to the financial statements

Bark Copenhagen A/S
Statements of shareholders’ equity

	Share	Retained	Proposed
	capital	earnings	dividend	Total
	DKK'000	DKK'000	DKK'000	DKK'000

1 January, 2006	583	1,404	975	2,962
Net loss for the year	-	(586)	-	(586)
Dividend paid to shareholders	-	-	(975)	(975)

31 December, 2006	583	818	-	1,401

Net profit for the period	-	122	-	122

14 May, 2007	583	940	-	1,523

See notes to the financial statements

Bark Copenhagen A/S
Notes to the financial statements

1. The Company
Bark Copenhagen A/S, formerly Living Brands A/S (herein after referred to as the “Company”) was incorporated in Denmark on 8 January 2002.

The Company’s activities include providing advertising and marketing services. The revenues of the Company extend beyond the traditional advertising agency model to incorporate new media and advertising skills and consulting services. The service offerings of the Company incorporate a digital department, developing and implementing internet design and programming, also adding creative as well as traditional media counselling.

2. Accounting policies
This annual report has been presented in accordance with the provisions of the Danish Financial Statements Act ("Danish GAAP") for class B companies

The accounting principles have been applied consistently for all periods presented herein.

Basis of recognition and measurement
Assets are recognized in the balance sheet when, as a result of a previous event, it is probable that future economic benefits will flow to the Company and the value of such assets can be measured reliably.

Liabilities are recognized in the balance sheet when the Company, as a result of an earlier event, has incurred a legal or actual liability, and it is probable that future economic benefits will flow from the Company and the value of such liability can be measured reliably.

On initial recognition, assets and liabilities are measured at cost. Subsequently, assets and liabilities are measured as described for each item below.

On recognition and measurement, account is taken of foreseeable risks and losses arising before the time at which the annual report is presented and proving or disproving matters arising on or before the balance sheet date.

Income is recognized in the income statement as earned, while costs are recognized in the form of the amounts which pertain to the financial period / year.

Revenue
Revenue of the Company is recognized using the percentage-of-completion method. Revenue is recognized excluding VAT and less any discounts in relation to the sale.

Cost of revenue
Cost of revenue consists of external costs directly related to a revenue-generating event.

Tax on profit / loss for the period / year
Tax for the period / year, which consists of current tax and changes in deferred tax, is recognised in the income statement with the portion attributable to the profit or loss for the period / year, and directly in equity with the portion attributable to amounts recognised directly in equity.

Foreign currency translation
Transactions in foreign currencies are translated using the exchange rate applicable at the transaction date. Exchange rate differences between the exchange rate applicable at the transaction date and the exchange rate at the date of payment are recognised in the income statement as a component of financial income / expense.

Receivables, payables and other monetary items in foreign currencies which have not been settled at the balance sheet date are translated using the exchange rates applicable at the balance sheet date. The difference between the exchange rate at the balance sheet date and at the date at which the receivable or payable arose is recognised in the income statement under financial income or expenses.

Bark Copenhagen A/S
Notes to the financial statements

Property, plant and equipment
Other plant, fixtures and fittings, tools and equipment are measured at cost less accumulated depreciation.

Depreciation is recognized on a straight-line basis over the expected useful lives of the assets as follows:

Leasehold improvements	up to 5 years
Other plant, fixtures and fittings, tools and equipment	3-5 years

Gains and losses from the disposal of property, plant and equipment are determined as the difference between the sales price less disposal costs and the carrying amount at the date of disposal. Gains and losses are recognized in the income statement under depreciation and amortization.

Fixed asset investments
Deposits are measured at cost.

Lease agreements
The lease agreements entered into by the Company are related to operating leases. Payments in connection with operating leases are recognized in the income statement over the period of the lease agreement. The Company’s total commitment concerning operating leases and lease agreements are further discussed in Note 12.

Contract work in progress
Work in progress comprises external expenses and the use of the Company’s internal resources (“own time’). External expenses are recognized at cost, while own time is valued at the estimated sales price. An individual review on the recoverability of these amounts has been carried out, and the necessary write-downs have been included in the amounts at each period end.

Receivables
Receivables are measured at cost, which usually corresponds to nominal value. The value is reduced by write-downs for expected losses.

Prepayments
Prepayments consists of advance payments to secure the use of assets or the receipt of services at a future date.

Dividend
Dividends are recognized as a liability at the time of approval at the annual general meeting. Expected dividends payable are shown as a separate item under equity.

Tax payable and deferred tax
Current tax payables and receivables are recognized in the balance sheet as tax computed on the taxable income for the period / year, adjusted for tax on the taxable income of previous years and for tax paid on account.

Interest on tax payables is included in financial expenses.

Deferred tax is measured using the balance sheet liability method on the basis of all temporary differences between the carrying amounts and tax bases of assets and liabilities.

Deferred tax is measured according to the tax rules and at the tax rates applicable at the balance sheet date when the deferred tax is expected to crystallize as current tax. Any change in deferred tax as a result of changes in tax rates is recognized in the income statement. A tax rate of 25 per cent is applied for the current year.

Other financial liabilities
Other financial liabilities are recognized at amortized cost.

Bark Copenhagen A/S
Notes to the financial statements

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK'000	DKK ’000
3. Salaries
Average number of employees	13	13

Total staff costs comprise:
Wages and salaries	2,677	6,655
Pensions	103	229
Wage refunds	-	-100
Other social security expenses	27	58

	2,807	6,842

No remuneration has been paid to the Board of Directors.

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK'000	DKK ’000
4. Depreciation and amortization
Leasehold improvements	13	36
Other plant, fixtures and fittings, tools and equipment	33	126
Loss on disposal of property, plant and equipment	-	57

	46	219

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK'000	DKK ’000
5. Financial expense, net
Other financial income	-	1
Interest expense, net	(15)	(37)
Interest on tax payables	-	(20)

	(15)	(56)

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK'000	DKK ’000
6. Tax on profit/(loss) for the period / year
Calculated tax on income for the period / year	55	5
Adjustment of deferred tax	(11)	(209)
Adjustment of deferred tax, change in tax rate	(20)	-

	24	(204)

Bark Copenhagen A/S
Notes to the financial statements

7. Property, plant and equipment, net

		Other
		plant,
		fixtures
		and
		fittings,
	Leasehold	tools and
	improvements	equipment	Total
	DKK'000	DKK'000	DKK'000

Cost as at 1 January 2007	193	644	837
Additions	8	-	8
Disposal	-	-	-
Cost as at 14 May 2007	201	644	845

Depreciation and amortization as at 1 January 2007	(88)	(383)	(471)
Depreciation and amortization in the period / year	(13)	(33)	(46)
Disposal	-	-	-
Depreciation and amortization as at 14 May 2007	(101)	(416)	(517)

Carrying amount as at 14 May 2007	100	228	328

8. Fixed asset investments	Deposits
DKK'000

Cost as at 1 January 2007	1
Carrying amount as at 14 May 2007	1

9. Contract work in progress	As at	As at
	14 May	31 December
	2007	2006
	DKK'000	DKK ’000

Own time	1,012	1,074
External expenses	388	484
	1,400	1,558
Invoicing on account	(891)	(142)

	509	1,416

Bark Copenhagen A/S
Notes to the financial statements

10. Share capital
The share capital totals DKK 583,000 divided into shares of DKK 100 each or multiples thereof. Each nominal amount of DKK 100 class A-shares holds 10 votes. Each nominal amount of DKK 100 class B-shares holds 1 vote. Class A and B shares shall not enjoy any other special rights.

DKK'000
Share capital
Appropriation of share capital:
Class A shares, 2 with a nominal value of DKK 40,000	80
Class B shares, 2 with a nominal value of DKK 95,796	192
Class B shares, 1 with a nominal value of DKK 174,560	174
Class B shares, 1 with a nominal value of DKK 53,640	54
Class B shares, 1 with a nominal value of DKK 48,208	48
Class B shares, 1 with a nominal value of DKK 35,000	35

583

Changes in the share capital in the period 8 January 2002 - 14 May 2007
Share capital as at 8 January 2002, foundation	125
Capital increase 19 September 2002	408
Conversion to A/S 23 September 2002	0
Capital increase 13 January 2003	50

Share capital as at 31 December 2006 and 14 May 2007	583

11. Contingent liabilities
The Company has entered into operating leases for equipment and lease agreements for facilities totalling DKK 748,000, which are specified as follows:

Operating leases, DKK 404,000
Lease commitments, tools and equipment:
Time to maturity, 31 months with an average payment of approximately DKK 7,260 per month, total DKK 225,000.

Lease commitments concerning cars have been calculated at DKK 179,000. Upon expiry of the lease agreement, the Company must find a buyer for the equipment worth DKK 230,000.

Rent, DKK 344,000
The Company entered into an agreement on the lease of a property situated at Sølvgade 10, 5., 1307 Copenhagen K, Denmark. The lease expired on 31 December 2007.

As at 14 May 2007, the total rent obligation was DKK 344,000.
A bank guarantee of DKK 240,000 corresponding to a non-paid deposit has been furnished.

12. Ownership
The following shareholders have been noted in the Company’s register of shareholders as holding at least 5 per cent of the votes or at least 5 per cent of the share capital:

Bark Advertising A/S, Østergade 17-19, DK-1100 Copenhagen K, Registration number 29 93 79 66

13. Subsequent events
On May 14, 2007 Bark Advertising A/S acquired 100% of the capital stock in the Company for a purchase price of DKK 12,000,000. The purchase included a cash payment of DKK 3,594,000 in addition to the issuance of 651 redeemable shares of common stock in Bark Advertising A/S with a value of DKK 8,406,000.

Bark Copenhagen A/S
Notes to the financial statements

14. Reconciliation to United States Generally Accepted Accounting Principles

               The financial statements have been prepared in accordance with Danish GAAP, which differs in certain respects from accounting principles generally accepted in the United States (‘US GAAP’). The differences between Danish GAAP and US GAAP include differences arising in the recognition and measurement principles as well as those arising from presentation and disclosure requirements.

               The following is a summary of the adjustments to net profit and shareholders' equity necessary to reconcile Danish GAAP net profit and shareholders' equity to net profit and shareholders' equity determined in accordance with US GAAP.

Net profit / (loss) for the period / year
The application of US GAAP would have had the following effect on consolidated net profit / (loss):

		Period
		from 1	Year ended
		January	31
		2007 to 14	December
		May 2007	2006
		DKK '000	DKK '000

	Notes
Net profit / (loss) under Danish GAAP		122	(586)
US GAAP adjustments:
Revenue recognition	a	(193)	519
Work in progress	b	740	(293)
Income tax effects on above US GAAP adjustment including
change in tax rate from 28% to 25% in 2007	c	(210)	(64)

Net profit / (loss) under US GAAP		459	(424)

Shareholders’ equity
The application of US GAAP would have had the following effect on consolidated shareholders’ equity:

			As at 31
		As at 14	December
		May 2007	2007
		DKK '000	DKK '000

	Notes
Shareholders' equity / (deficit) under Danish GAAP		1,523	1,401
US GAAP adjustments:
Revenue recognition	a	(1,701)	(1,508)
Work in progress	b	(200)	(940)
Deferred income tax effects on above US GAAP adjustment	c	476	686

Stockholders’ equity / (deficit) under US GAAP		98	(361)

Bark Copenhagen A/S
Notes to the financial statements

Change in US GAAP shareholders’ equity

	2007	2006
	DKK '000	DKK '000

Shareholders’ equity / (deficit), 1 January according to US
GAAP	(361)	1,038

Dividends	0	(975)
Net profit / (loss) for the period / year, according to US GAAP	459	(424)

Shareholders' equity / (deficit), 14 May / 31 December,
under US GAAP	98	(361)

SIGNIFICANT DIFFERENCES BETWEEN US GAAP AND DANISH GAAP

a) Revenue recognition

               As stated in note 2 "Accounting policies" under Danish GAAP, revenue is recognized using the percentage-of-completion method. The revenue recognition principles under Danish GAAP relating to percentage-of-completion accounting do not contradict the equivalent revenue recognition rules under US GAAP; however, Danish GAAP general revenue recognition principles do not require a company to obtain persuasive evidence of an arrangement, which are required under US GAAP in order to support revenue recognition. Under US GAAP this is a requirement.

               Under US GAAP, revenue should not be recognized until persuasive evidence of an arrangement is obtained. In instances where persuasive evidence of an arrangement does not exist, revenue should only be recognized after the remaining three criterion of revenue recognition have been satisfied including cash collection from the customer. For the year ended 31 December 2006 and period from 1 January 2007 to 14 May 2007, the Company did not fulfill the requirements under US GAAP to recognize income prior to cash collection as no persuasive evidence of an arrangement existed. Consequently, for US GAAP accounting, revenue has been recognized at the point of cash collection for the year ended 31 December 2006 and period from 1 January 2007 to 14 May 2007.

b) Work in progress

As stated in note 2 “Accounting policies” under Danish GAAP, work in progress is recognised using the percentage of completion method.

As the Company did not maintain persuasive evidence of an arrangement as discussed in (a) above, any costs incurred by the Company have been expensed as incurred under US GAAP.

c) Tax on profits (losses)

               Tax on profits / (losses) includes the tax effects of adjustments (a) and (b) as described above.

               On 1 June 2007, the Danish Parliament enacted a corporate tax rate of 25% which was a reduction from the prior tax rate of 28%. The tax effect of the GAAP differences during the period from 1 January to 14 May 2007 were calculated using the enacted rate.

d) Income statement classification differences between Danish GAAP and US GAAP

Allocation of Salaries
               Under Danish GAAP, a Company may disclose total salaries as a separate line item on the income statement.

               Under US GAAP, a Company must present salaries as a component of the cost of revenue and selling, general, and administrative expenses line items on the income statement. As a result of this classification difference, salaries expense has been reclassified to be included as a component of cost of revenue and selling, general, and administrative expenses. Cost of revenue for the period ended 14 May 2007 and for the year ended 31 December 2006 was DKK 4,973,000 and 10,250,000, respectively. Selling, general, and administrative expenses for the period ended 14 May 2007 and for the year ended 31 December 2006 was DKK 1,873,000 and 5,143,000, respectively.

Bark Copenhagen A/S
Notes to the financial statements

Gains and losses on sales of fixed assets
               Under Danish GAAP, a Company may disclose the gains and losses on sales of fixed assets as a component of depreciation and amortisation expense on the income statement. A separate disclosure is required to provide the components of depreciation and amortisation expense.

               Under US GAAP, it is inappropriate to include gains and losses on sales of fixed assets as part of depreciation and amortization expense. As a result of this classification difference, gains and losses have been reclassified to be included as a separate line item on the income statement. Gains and losses on sales of fixed assets for the period ended 14 May 2007 and the year ended 31 December 2006 was DKK 0 and DKK 57,000, respectively. Depreciation and amortization expense for the period ended 14 May 2007 and the year ended 31 December 2006 was DKK 46,000 and DKK 162,000, respectively.

               The income statements using US GAAP presentation and measurement principles for the period ended 14May 2007 and the year ended December 31, 2006 under US GAAP are as follows:

	Period from	Year ended
	1 January
	2007 to
	14 May,	December 31,
	2007	2006
	DKK ' 000	DKK '000
Revenue	7,600	15,104
Cost of revenue (exclusive of depreciation shown separately below)	(4,973)	(10,250)
Selling, general, and administrative costs	(1,873)	(5,143)
Depreciation and amortization	(46)	(162)
Loss on sale of fixed assets	-	(57)
Operating profit / loss	708	(508)
Financial income / (expenses), net	(15)	(56)
Profit / loss before tax	693	(564)
Tax on profit / loss for the year	(234)	140
Net profit / (loss) for the period / year	459	(424)

e) Presentation differences

Statement of cash flows

               Under Danish GAAP, companies who qualifiy as class B under the Danish Financial Statements Act are not required to present a separate statements of cash flows. Under US GAAP, a statement of cash flows is requiredfor each year in which an income statement is presented. The statement of cash flows included in the financial statements has been prepared in accordance with US GAAP.

Proposed dividends www

               Under Danish GAAP, a Company records a dividend on the balance sheet within equity as “proposed dividends” at the point when the Company expects to pay such an amount. The amount is further included as a liability at the time of the approval of the dividend at the general meeting. Under US GAAP, a Company records a dividend on the balance sheet as a reduction of retained earnings at the point when the dividend is declared. As no dividends were proposed nor declared as at 14 May 2007 or 31 December 2006, respectively, there is no effect on the balance sheet as at the reporting dates.

Bark Copenhagen A/S
Notes to the financial statements

f) Recently Issued Accounting Pronouncements

Adopted in the period

               In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (‘FIN 48’). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have an impact on the Company’s financial statements.

Yet to be adopted

               In September 2006 the FASB issued SFAS No. 157, Fair Value Measurements (‘SFAS No. 157’). The Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. FAS 157 was to be effective in its entirety for fiscal years beginning after November 15, 2007, however in February 2008, the FASB issued FASB Staff Position No. FSP FAS 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”) which deferred the effective date of certain elements of FAS 157 to fiscal years beginning November 15, 2008. Under FSP FAS 157-2, application of FAS 157 may be deferred until fiscal years beginning after November 15, 2008 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. At this time, the Company does not believe that the adoption of those parts of SFAS No. 157 not deferred by FSP FAS 157-2 will result in a material impact on the Company's statements.

               In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. (“SFAS No. 159”) This Statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. If the fair value option is elected, a business entity shall report unrealized gains and losses on elected items in earnings at each subsequent reporting date. Upon initial adoption of this Statement an entity is permitted to elect the fair value option for available-for-sale and held-to-maturity securities previously accounted for under SFAS No. 115. The effect of reclassifying those securities into the trading category should be included in a cumulative-effect adjustment of retained earnings and not in current-period earnings and should be separately disclosed. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe the adoption of SFAS No. 159 will have a material impact on the Company's financial statements.

               In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”). This revised statement requires assets and liabilities, including contingent liabilities, acquired in a business combination in addition to contingent consideration to be measured at their fair values as of the date of the acquisition. . SFAS No. 141(R) requires that any adjustments to an acquired entity’s deferred tax asset and liability balances that occur after the measurement period be recorded as a component of income tax expense. Under the transition provisions of SFAS No. 141(R), the new requirement applies to all business combinations, regardless of the consummation date. This statement also changes the treatment of restructuring charges, in-process research and development costs, and acquisition related costs. SFAS No. 141(R) is effective for all companies with fiscal periods beginning on or after December 15, 2008 and will be effective for the Company for acquisitions consummated after January 1, 2009. The Company is in the process of evaluating the effects of the adoption of SFAS No. 141(R).

               In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS No. 160”). This statement clarifies the accounting and reporting for noncontrolling interests, currently referred to as minority interests. Under SFAS No. 160, noncontrolling interests will be classified as a component of equity. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is in the process of evaluating this standard and therefore has not yet determined the impact that the adoption of SFAS No. 160 will have on their financial statements.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Bark Media ApS
Copenhagen, Denmark

We have audited the accompanying balance sheets of Bark Media ApS (the "Company") as at 14 May 2007 and 31 December 2006, and the related income statements, statements of cash flows, and statements of shareholders' equity for the period from 1 January 2007 to 14 May 2007 and the year ended 31 December 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as at 14 May 2007 and 31 December 2006, and the results of its operations and its cash flows for the period from 1 January 2007 to 14 May 2007 and the year ended 31 December 2006 in conformity with accounting principles generally accepted in Denmark.

Accounting principles generally accepted in Denmark vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 13 to the financial statements.

Copenhagen, March 12, 2008

Deloitte
Statsautoriseret Revisionsaktieselskab

/s/ Jørgen Holm Andersen	/s/ Thomas Elsborg Jensen

Jørgen Holm Andersen	Thomas Elsborg Jensen
State Authorised Public	State Authorised Public
Accountant (Denmark)	Accountant (Denmark)

Bark Media ApS
Income statements

		Period from	Year ended
		1 January 2007	31 December
		to 14 May 2007	2006
	Note	DKK ’000	DKK ’000

Revenue		596	3,041
Cost of revenue		(17)	(1,536)
Selling, general and administrative costs		(31)	(162)
Salaries	3	(79)	(308)
Depreciation and amortization	4	(2)	(7)

OPERATING PROFIT		467	1,028

Financial income	5	-	25
Financial expense	6	(1)	(19)

PROFIT BEFORE TAX		466	1,034

Tax on profit for the period / year	7	(117)	(289)

NET PROFIT FOR THE PERIOD / YEAR		349	745

PROPOSAL FOR THE DISTRIBUTION OF NET PROFIT

Dividend for the financial period / year		-	745
Retained earnings		349	-

TOTAL DISTRIBUTION		349	745

See notes to the financial statements

Bark Media ApS
Balance sheets

		As at	As at
		14 May	31 December
		2007	2006
	Note	DKK ’000	DKK ’000
ASSETS

Other plant, fixtures and fittings, tools and equipment, net		11	14
Property, plant and equipment, net	8	11	14

NON-CURRENT ASSETS		11	14

Trade receivables		-	44
Other receivables		356	55
Other current assets		356	99

Cash		660	1,263

CURRENT ASSETS		1,016	1,362

ASSETS		1,027	1,376

EQUITY AND LIABILITIES

Share capital	9	125	125
Retained earnings		349	-
Proposed dividend for the financial period / year		-	745

EQUITY		474	870

Provision for deferred tax		-	-

PROVISIONS		-	-

Income tax payable		408	290
Other payables		145	216
Current liabilities other than provisions		553	506

LIABILITIES OTHER THAN PROVISIONS		553	506

EQUITY AND LIABILITIES		1,027	1,376

Contingent liabilities	10

Ownership	11

Subsequent events	12

Reconciliation to United States Generally Accepted
Accounting Principles	13

See notes to the financial statements

Bark Media ApS
Statements of cash flows

	Period from 1	Year ended
	January 2007	31
	to 14 May	December
	2007	2006
	DKK ’000	DKK ’000
Cash flows from operating activities:
Net profit for the period / year	349	745
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation and amortization	2	7
Deferred income tax benefit	-	(1)
Changes in assets and liabilities:
Trade receivables	44	259
Other receivables	(301)	(52)
Other payables	(70)	101
Income tax payable	118	(78)
Net cash provided by operating activities	142	981

Cash flows from financing activities:
Dividends paid to shareholders	(745)	(947)
Net cash used in by financing activities	(745)	(947)

Net (decrease) / increase in cash	(603)	34
Cash at beginning of period / year	1,263	1,229
Cash at end of period / year	660	1,263

Supplemental information:
Cash paid for interest	1	19
Cash paid for income taxes	-	369

See notes to the financial statements

Bark Media ApS
Statements of shareholders’ equity

	Share	Retained	Proposed
	capital	earnings	dividend	Total
	DKK '000	DKK '000	DKK '000	DKK '000

1 January 2006	125	-	947	1,072
Net profit for the year	-	-	745	745
Dividend paid to shareholders	-	-	(947)	(947)

31 December, 2006	125	-	745	870

Net profit for the period	-	349	-	349
Dividend paid to shareholders	-	-	(745)	(745)

14 May, 2007	125	349	-	474

See notes to the financial statements

Bark Media ApS
Notes to the financial statements

1. The Company
Bark Media ApS, formerly Radar 360 ApS (hereinafter referred to as the “Company”) was incorporated in Denmark on 15 August 2004 as a private company.

The Company’s activities include media consulting services. The revenues of the Company were generated solely from media placement commissions earned.

2. Accounting policies
This annual report has been presented in accordance with the provisions of the Danish Financial Statements Act ("Danish GAAP") for class B companies

The accounting principles have been applied consistently for all periods presented herein.

Basis of recognition and measurement
Assets are recognized in the balance sheet when, as a result of a previous event, it is probable that future economic benefits will flow to the Company and the value of such assets can be measured reliably.

Liabilities are recognized in the balance sheet when the Company, as a result of an earlier event, has incurred a legal or actual liability, and it is probable that future economic benefits will flow from the Company and the value of such liability can be measured reliably.

On initial recognition, assets and liabilities are measured at cost. Subsequently, assets and liabilities are measured as described for each item below.

On recognition and measurement, account is taken of foreseeable risks and losses arising before the time at which the annual report is presented and proving or disproving matters arising on or before the balance sheet date.

Income is recognized in the income statement as earned, while costs are recognized in the form of the amounts which pertain to the financial period / year.

Revenue
Revenue is recognized using the percentage-of-completion method. Revenue is recognized excluding VAT and less any discounts in relation to the sale.

Cost of revenue
Cost of revenue consists of external costs directly related to a revenue-generating event.

Tax on profit / (loss) for the period / year
Tax for the period / year, which consists of current tax and changes in deferred tax, is recognised in the income statement with the portion attributable to the profit or loss for the period / year, and directly in equity with the portion attributable to amounts recognised directly in equity.

Foreign currency translation
Transactions in foreign currencies are translated using the exchange rate applicable at the transaction date. Exchange rate differences between the exchange rate applicable at the transaction date and the exchange rate at the date of payment are recognised in the income statement as a component of financial income / expense.

Receivables, payables and other monetary items in foreign currencies which have not been settled at the balance sheet date are translated using the exchange rates applicable at the balance sheet date. The difference between the exchange rate at the balance sheet date and at the date at which the receivable or payable arose is recognised in the income statement under financial income or expenses.

Property, plant and equipment
Other plant, fixtures and fittings, tools and equipment are measured at cost less accumulated depreciation.

Depreciation is recognized on a straight-line basis over the expected useful lives of the assets as follows:

Bark Media ApS
Notes to the financial statements

Other plant, fixtures and fittings, tools and equipment	3-5 years

Gains and losses from the disposal of property, plant and equipment are determined as the difference between the sales price less disposal costs and the carrying amount at the date of disposal.

Receivables
Receivables are measured at cost, which usually corresponds to nominal value. The value is reduced by write-downs for expected losses.

Dividend
Dividends are recognized as a liability at the time of approval at the annual general meeting. Expected dividends payable are shown as a separate item under equity.

Tax payable and deferred tax
Current tax payables and receivables are recognised in the balance sheet as tax computed on the taxable income for the period / year, adjusted for tax on the taxable income of previous years and for tax paid on account.

Interest on tax payables is included in financial expenses.

Deferred tax is measured using the balance sheet liability method on the basis of all temporary differences between the carrying amounts and tax bases of assets and liabilities.

Deferred tax is measured according to the tax rules and at the tax rates applicable at the balance sheet date when the deferred tax is expected to crystallise as current tax. Any change in deferred tax as a result of changes in tax rates is recognised in the income statement. A tax rate of 25 per cent is applied for the current year.

Other financial liabilities
Other financial liabilities are recognised at amortized cost.

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK ’000	DKK ’000
3. Salaries
Average number of employees	1	1

Total staff costs comprise:
Wages and salaries	78	306
Other social security expenses	1	2

	79	308

No remuneration has been paid to the Board of Directors

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK ’000	DKK ’000
4. Depreciation and amortization
Other plant, fixtures and fittings, tools and equipment	2	7

Bark Media ApS
Notes to the financial statements

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK ’000	DKK ’000
5. Financial income
Interest income	-	25

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK ’000	DKK ’000
6. Financial expense
Interest expense	1	19

	Period from 1	Year ended
	January 2007 to	31 December
	14 May 2007	2006
	DKK ’000	DKK ’000
7. Tax on profit for the period / year
Calculated tax on income for the period / year	117	290
Adjustment of deferred tax	-	(1)

	117	289

8. Property, plant and equipment, net

Other plant,
fixtures and fittings
tools and equipment
DKK'000

Cost as at 1 January 2007	22
Additions	0
Cost as at 14 May 2007	22

Depreciation and amortization as at 1 January 2007	(9)
Depreciation and amortization in the period / year	(2)
Depreciation and amortization as at 14 May 2007	(11)

Carrying amount as at 14 May 2007	11

9. Share capital
The share capital totals DKK 125,000, divided into shares of DKK 100 each or multiples thereof. No shares shall enjoy special rights.

Changes in share capital comprise:

Share capital as at 15 August 2004	125,000
Share capital as at 14 May 2007	125,000

10. Contingent liabilities
The Company has no contingent liabilities as at 14 May 2007 and 31 December 2006.

Bark Media ApS
Notes to the financial statements

11. Ownership
The following shareholders have been registered in the Company’s register of shareholders as holding a minimum of 5 per cent of the votes or a minimum of 5 per cent of the share capital:

Bark Advertising A/S, Østergade 17-19, DK-1100 Copenhagen K, Registration number 29 93 79 66.

12. Subsequent events
On May 14, 2007 Bark Advertising A/S acquired 100% of the capital stock in the Company for a purchase price of DKK 6,000,000, all paid in cash.

13. Reconciliation to United States Generally Accepted Accounting Principles
               The financial statements have been prepared in accordance with Danish GAAP, which differs in certain respects from accounting principles generally accepted in the United States (‘US GAAP’). No adjustments were required to reconcile the Company's Danish net profit and shareholders’ equity to US GAAP net profit and shareholders’ equity.

a) IncomesStatement classification differences between Danish GAAP and US GAAP

Allocation of salaries

               Under Danish GAAP, a Company may disclose total salaries as a separate line item on the income statement.

               Under US GAAP, a Company must present salaries as a component of the cost of revenue and selling, general, and administrative expenses line items on the income statement. As a result of this classification difference, a portion of the salaries expense should be reclassified as a component of cost of revenue and a portion as selling, general, and administrative expenses; however, in this case, the sole employee of the Company was the chief executive officer, who did not support revenue generating activities. As such, salaries have been included solely as a component of selling, general, and administrative expenses."

               The income statements using US GAAP presentation and measurement principles for the period ended 14 May 2007 and the year ended December 31, 2006 under US GAAP are as follows:

	Period from	Year ended
	1 January
	2007 to
	14 May,	December 31,
	2007	2006
	DKK '000	DKK '000
Revenue	596	3,041
Cost of revenue (exclusive of depreciation shown separately below)	(17)	(1.536)
Selling, general, and administrative costs	(110)	(470)
Depreciation and amortization	(2)	(7)
Operating profit	467	1,028
Financial income	-	25
Financial expenses	(1)	(19)
Profit before tax	466	1,034
Tax on profit for the period / year	(17)	(289)
Net profit for the period / year	349	745

Bark Media ApS
Notes to the financial statements

b) Balance sheet classification differences

Dividends

               Under Danish GAAP, a Company records a dividend on the balance sheet within equity as “proposed dividends” at the point when the Company expects to pay such an amount. The amount is further included as a liability at the time of approval of the dividend at the general meeting.

               Under US GAAP, a Company records a dividend on the balance sheet as a reduction of retained earnings at the point when the dividend is declared. As a result of the classification difference, proposed dividends as at 31 December, 2006 would have been reclassified into retained earnings at 31 December 2006.

c) Presentation differences Statement of cash flows

               Under Danish GAAP, companies who qualify as class B under the Danish Financial Statements Act are not required to present separate statements of cash flows. Under US GAAP, a statement of cash flows is required for each year in which an income statement is presented. The statement of cash flows included in these financial statements has been prepared in accordance with US GAAP.

d) Recently issued accounting pronouncements

Adopted in the period

               In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (‘FIN 48’). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have an impact on the Company’s financial statements.

Yet to be adopted

               In September 2006 the FASB issued SFAS No. 157, Fair Value Measurements (‘SFAS No. 157’). The Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. FAS 157 was to be effective in its entirety for fiscal years beginning after November 15, 2007, however in February 2008, the FASB issued FASB Staff Position No. FSP FAS 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”) which deferred the effective date of certain elements of FAS 157 to fiscal years beginning November 15, 2008. Under FSP FAS 157-2, application of FAS 157 may be deferred until fiscal years beginning after November 15, 2008 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. At this time, the Company does not believe that the adoption of those parts of SFAS No. 157 not deferred by FSP FAS 157-2 will result in a material impact on the Company's financial statements.

               In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. (“SFAS No. 159”) This Statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. If the fair value option is elected, a business entity shall report unrealized gains and losses on elected items in earnings at each subsequent reporting date. Upon initial adoption of this Statement an entity is permitted to elect the fair value option for available-for-sale and held-to-maturity securities previously accounted for under SFAS No. 115. The effect of reclassifying those securities into the trading category should be included in a cumulative-effect adjustment of retained earnings and not in current-period earnings and should be separately disclosed. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe the adoption of SFAS No. 159 will have a material impact on the Company's financial statements.

               In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”). This revised statement requires assets and liabilities, including contingent liabilities, acquired in a business combination in addition to contingent consideration to be measured at their fair values as of the date of the acquisition. . SFAS No. 141(R) requires that any adjustments to an acquired entity’s deferred tax asset and liability balances that occur

Bark Media ApS
Notes to the financial statements

after the measurement period be recorded as a component of income tax expense. Under the transition provisions of SFAS No. 141(R), the new requirement applies to all business combinations, regardless of the consummation date. This statement also changes the treatment of restructuring charges, in-process research and development costs, and acquisition related costs. SFAS No. 141(R) is effective for all companies with fiscal periods beginning on or after December 15, 2008 and will be effective for the Company for acquisitions consummated after January 1, 2009. The Company is in the process of evaluating the effects of the adoption of SFAS No. 141(R).

               In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS No. 160”). This statement clarifies the accounting and reporting for noncontrolling interests, currently referred to as minority interests. Under SFAS No. 160, noncontrolling interests will be classified as a component of equity. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company is in the process of evaluating this standard and therefore has not yet determined the impact that the adoption of SFAS No. 160 will have on their financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not Applicable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our Registration Statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITYHOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the expenses to be incurred by Bark in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$433.82
Accounting fees and expenses	$200,000
Legal fees and expenses	$125,000
Transfer agent and registrar fees	$1,500
Fees and expenses for qualification under state securities laws	$1,500
Miscellaneous	$5,000
Total	$333,433.82

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

Item 14. Indemnification of Officers and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws. The following provides a summary of the indemnification provisions relating to our officers and directors set forth in the NRS, our articles of incorporation and our bylaws:

Nevada Revised Statutes

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

  acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

  the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

  we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding; and

  we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our Bylaws

Our bylaws provide as follows:

     (a) we may indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses that he or she incurs in connection with such proceeding; provided that such indemnification may only be made if the Indemnitee is not liable under Section 78.138 of Chapter 78 of the Nevada Revised Statutes or is determined to have acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful);

     (b) to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defence of any proceeding referred to in subsection (a), or in defence of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses actually incurred in connection with the defence;

     (c) we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses; and

     (d) any discretionary indemnification pursuant to subsection (a), unless ordered by a court or advanced pursuant to subsection (c), may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the proceeding cannot be obtained, by independent legal counsel in a written opinion.

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We completed an offering of 200,000 post-split shares of our common stock at a price of $0.0025 per share to Maria Peceli, our initial director and officer, on July 8, 2005, for total proceeds of $500. We completed this offering pursuant to Section 4(2) of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Ms. Peceli. The shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 2,800,000 post-split shares of our common stock at a price of $0.0125 per share to a total of seven purchasers on March 31, 2006. The total proceeds from this offering were $35,000. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 233,744 post-split shares of our common stock at a price of $0.125 per share to a total of 30 purchasers on November 1, 2006 for total proceeds of $30,142. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 12,964,548 post-split shares of our common stock February 29, 2008 to acquire Bark Corporation pursuant to a share purchase agreement between us and the former principal shareholders of Bark Corporation dated February 29, 2008 and pursuant to action of the board of directors of Bark Corporation. These shares were issued in consideration for the transfer to us by the former shareholders of Bark Corporation of all of the outstanding share capital of Bark Corporation. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the former shareholders of Bark Corporation. These shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the former shareholders of Bark Corporation was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each former shareholders of Bark Corporation represented to us that it is not a U.S. person, as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. Person and did not execute the share purchase agreement in the United States.

Item 16. Exhibits.

The following exhibits are included to this Registration Statement on Form S-1:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation (1)
3.3	By-Laws (1)
5.1	Opinion of Lang Michener LLP(1)
10.1	Credit Facility Contract between Danske Bank A/S and Living Brands A/S dated October 25, 2004 (now Bark Copenhagen) for DKK 500,000 floating interest – business credit line(1)
10.2	Addendum to Credit Facility Contract between Danske Bank A/S and Living Brands A/S (now Bark Copenhagen A/S) dated April 28, 2006 increasing credit line from DKK 500,000 to DKK 1,000,000(1)
10.3

Shareholder Agreement dated March 2007 between Peter Brockdorff, Daniel Soren, David Asmussen, Finn Balleby, Ole Parnam, Henrik Sorensen, Trine Jakobsen and K2 Media Group A/S (now Bark Corporation A/S) regarding shares of K2 Advertising A/S (now Bark Advertising A/S) entered into in connection with acquisition of Bark Copenhagen A/S (formerly Living Brands A/S) (1)

10.4

Share Transfer Agreement dated March 30, 2007 between K2 Advertising A/S (now Bark Advertising A/S) and Peter Brockdorff, Daniel Soren, David Asmussen, Finn Balleby and Ole Parnam relating to acquisition of Bark Copenhagen A/S (formerly Living Brands A/S) (1)

10.5

Share Transfer Agreement dated March 30, 2007 between K2 Advertising A/S (now Bark Advertising A/S) and BrockSo Holding ApS, Maren Holding ApS and FFF Holding ApS relating to acquisition of Radar 360 ApS (now Bark Media A/S) (1)

10.6	Credit Facility Contract dated May 23, 2007 between Danske Bank A/S and K2mediagroup A/S (now Bark Corporation) for DKK 9,000,000 floating interest – business credit line(1)
10.7	Suretyship dated May 23, 2007 granted by Danske Bank A/S and K2advertising A/S (now Bark Advertising) in favour of Danske Bank A/S relating to DKK 9,000,000 credit line (1)
10.8	Chairman’s Agreement dated June 1, 2007 between Bark Corporation A/S and Bent Helvang (1)
10.9	Management Services Agreement dated August 1, 2007 between Bark Corporation A/S and Lugano Communication & Entertainment SA (1)
10.10	Engagement Letter dated August 17, 2007 between Bark Corporation A/S and PacificWave relating to capital raising and financial advisory services(1)

Exhibit Number	Description of Exhibit
10.11	Realkredit Loan Offer dated September 11, 2007 to K2mediagroup A/S (now Bark Corporation A/S) for DKK 14,900,000(1)
10.12	Credit Facility Contract between Danske Bank A/S and Bark Property ApS for DKK 21,900,000 floating interest – business(1)
10.13	Letter Agreement dated October 2, 2007 between DeBondo and Bark Corporation A/S regarding listing on OTCBB and Amex and advisory and consulting services(1)
10.14	Option Agreement dated December 12, 2007 between Bark Corporation A/S and Bark Holding Ltd. regarding acquisition of a 32% interest of the shareholding in anaconda.tv GmbH(1)
10.15	Option Agreement dated December 12, 2007 between Bark Corporation A/S and Bark Holding Ltd. regarding acquisition of a 19% interest of the shareholding in anaconda.tv GmbH(1)
10.16	Service Agreement between Livingbrands Bark Copenhagen A/S and Peter Brockdorff effective January 1, 2008(1)
10.17	Contract of Employment between Bark Corporation A/S and Ole Bjerre dated January 1, 2008(1)
10.18

Funding Agreement dated December 6, 2007 relating to initial contribution to Bark Corporation A/S by funding partners - Svaneco Ltd. (BVI), Sapiens Alliance (BVI), Washburn Asset Ltd. (BVI), Bent Helvang Media ApS, and Bristol Worldwide Limited (BVI) (1)

10.19	Credit Facility Contract dated February 4, 2008 between Danske Bank and Bark Copenhagen A/S for DKK 2,000,000 floating interest – business(1)
10.20	Form of Repurchase and Lock-Up Agreement entered into by all shareholders of Exwal Inc. in connection with the acquisition of Bark Corporation A/S by Exwal, Inc. (1)
10.21	Annuity Loan Agreements dated February 18, 2008 between Danske Bank A/S and Bark Property A/S for DKK 5,250,000 and DKK 1,750,000 floating interest – business credit lines(1)
10.22	Indemnification Agreement dated February 29, 2008 between Debondo Capital Limited and Bark Corporation A/S (1)
10.23	Share Purchase Agreement dated February 29, 2008 between Exwal Inc. and the Principal Shareholders of Bark Corporation A/S providing for the purchase of shares of Bark Corporation A/S(1)
10.24	Form of Share Purchase Agreement dated February 29, 2008 between Exwal Inc. and the Minority Shareholders of Bark Corporation A/S providing for the purchase of shares of Bark Corporation A/S (1)
21.1	List of Subsidiaries(1)

Exhibit Number	Description of Exhibit
23.1

Consent of Deloitte Statsautoriseret Revisionsaktieselskab, an Independent Registered Public Accounting Firm with respect to their report dated March 12, 2008 to the financial statements of Bark Corporation A/S(1)

23.2	Consent of Deloitte Statsautoriseret Revisionsaktieselskab, independent auditors with respect to their report dated March 12, 2008 to the financial statements of Bark Copenhagen A/S(1)
23.3	Consent of Deloitte Statsautoriseret Revisionsaktieselskab, independent auditors with respect to their audit report dated March 12, 2008 to the audited financial statements of Bark Media ApS(1)
23.4	Consent of Counsel (Included in Exhibit 5.1)(1)
24.1	Power of Attorney (Included on the signature page of this registration statement)

(1) Filed as an exhibit to this Registration Statement on Form S-1.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Copenhagen, Denmark, on March 12, 2008.

BARK GROUP INC.

By:	/s/ Anders Hageskov
Anders Hageskov
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bent Helvang, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

	President and Chief Executive Officer;	March 12, 2008
/s/ Anders Hageskov	Principal Executive Officer
Anders Hageskov

/s/ Ole Bjerre	Chief Financial Officer and Principal	March 12, 2008
Ole Bjerre	Accounting Officer

/s/ Bent Helvang	Director and Chairman	March 12, 2008
Bent Helvang

/s/ Klaus Aamann	Director	March 12, 2008
Klaus Aamann

/s/ Jesper Svane	Director	March 12, 2008
Jesper Svane